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EXHIBIT 10.2

        AGREEMENT FOR OUTSOURCING SERVICES

By and among

NORTH AMERICAN VAN LINES, INC.

and

COVANSYS CORPORATION

and

AFFILIATED COMPUTER SERVICES, INC.

July 1, 2002

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

	10.1 General	19
	10.2 Maintenance	20
	10.3 Efficiency and Cost Effectiveness	20
	10.4 Technology	20
	10.5 Performance Credits	20
	10.6 Periodic Reviews	21
	10.7 Measurement and Monitoring Tools	21
11.	PROJECT AND CONTRACT MANAGEMENT	21
	11.1 Organization	21
	11.2 Governance	22
	11.3 Procedures Manual	22
	11.4 Change Control	22
	11.5 Use of Subcontractors	23
	11.6 System Change	24
	11.7 Technology Plan	24
	11.8 Quality Assurance and Improvement Programs: [**]	25
	11.9 Productivity and Management Tools	25
	11.10 Benchmarks for Cost of Services and Service Levels	25
	11.11 Inventory Listing	25
12.	AUDITS	26
	12.1 Audit Rights	26
	12.2 Audit Follow-up	27
	12.3 Records Retention	27
13.	SIRVA RESPONSIBILITIES	27
	13.1 Responsibilities	27
	13.2 Savings Clause	28
14.	CHARGES	28
	14.1 General	28
	14.2 Pass-Through Expenses	28
	14.3 Incidental Expenses	29
	14.4 Taxes	29
	14.5 New Services	30
	14.6 Significant Increase or Reduction of SIRVA Work.	30
	14.7 Gainsharing	31
15.	INVOICING AND PAYMENT	31
	15.1 Invoicing	31
	15.2 Payment Due	31
	15.3 Late Fees	31
	15.4 Accountability	32
	15.5 Proration	32
	15.6 Refundable Items	32

	15.7 Set-Off	32
	15.8 Disputed Charges	32
16.	SIRVA INFORMATION AND DATA; CONFIDENTIALITY	32
	16.1 SIRVA Information	32
	16.2 Safeguarding SIRVA Data	33
	16.3 Confidentiality	34
17.	REPRESENTATIONS AND WARRANTIES	35
	17.1 Non-Infringement	35
	17.2 Software Ownership or Use	35
	17.3 Authorization	35
	17.4 Viruses	35
	17.5 Disabling Code	35
	17.6 Deliverables	36
	17.7 Ownership of SIRVA Machines	36
	17.8 Environmental	36
	17.9 Disclaimer	36
18.	INSURANCE	36
19.	INDEMNITIES	36
	19.1 Indemnity by VENDOR CONSORTIUM	36
	19.2 Indemnity by SIRVA	37
	19.3 Additional Indemnities	38
	19.4 Infringement	39
	19.5 Indemnification Procedures	39
	19.6 Subrogation	40
	19.7 No Double Recovery	40
20.	LIABILITY	40
	20.1 General Intent	40
	20.2 Liability Restrictions	40
	20.3 Force Majeure	41
21.	DISPUTE RESOLUTION	41
	21.1 Informal Dispute Resolution	42
	21.2 Formal Dispute Resolution	43
	21.3 Continued Performance	44
	21.4 Governing Law	44
22.	TERMINATION	44
	22.1 Termination for Cause	44
	22.2 Termination for Convenience	45
	22.3 Termination upon Change of Control	46
	22.4 Extension of Termination Effective Date	46

	22.5 Termination/Expiration Assistance	46
23.	GENERAL	48
	23.1 Binding Nature and Assignment	48
	23.2 Entire Agreement; Amendment	48
	23.3 Compliance with Laws and Regulations	48
	23.4 Notices	48
	23.5 Counterparts	49
	23.6 Headings	49
	23.7 Relationship of Parties	49
	23.8 Severability	50
	23.9 Consents and Approval	50
	23.10 Waiver of Default: Cumulative Remedies	50
	23.11 Survival	50
	23.12 Public Disclosures	50
	23.13 Service Marks	50
	23.14 Limitations Period	51
	23.15 Remarketing	51
	23.16 Third Party Beneficiaries	51
	23.17 [**]	51
	23.18 [**]	51
	23.19 Export	51
	23.20 Non-Solicitation	51
	23.21 Document Production	52
	23.22 Date Computation	52

AGREEMENT FOR OUTSOURCING SERVICES

        This Agreement for Outsourcing Services ("Agreement"), effective as of Monday, July 1, 2002 (the "Effective Date"), is entered into by and among NORTH AMERICAN VAN LINES, INC., with a principal place of business at 215 W. Diehl Road, Naperville, Illinois 60563 ("SIRVA"), and COVANSYS CORPORATION, with a principal place of business at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334 ("COVANSYS") and AFFILIATED COMPUTER SERVICES, INC., with a principal place of business at 2828 N. Haskell, Building 1, Dallas, Texas 75204 ("ACS"). As used in this Agreement, "VENDOR CONSORTIUM" means each of COVANSYS and ACS, alone and together, except where the context requires reference to one or the other, "Party" means either SIRVA or COVANSYS or ACS, as appropriate, and "Parties" means SIRVA, COVANSYS and ACS. The following terms and conditions apply to the services to be provided by VENDOR CONSORTIUM under this Agreement, in consideration of the payments to be made by SIRVA.

1.    BACKGROUND AND OBJECTIVES

  1.1    Background.

        This Agreement is being made and entered into with reference to the following:

          (a)  SIRVA is a private holding company and a Forbes Private 500 corporation. SIRVA is the largest relocation and van line logistics company in the world. SIRVA has operations in 36 countries, with more than 7,000 associates and over 700 independent agents. SIRVA has been successful at implementing change and is committed to additional change and creative thinking. In particular, SIRVA intends to broaden its range of moving, storage and relocation services ("M&S"), logistics solutions ("LS"), and related insurance and financial services (collectively, "M&S + LS"). SIRVA's alignment of associates, agents, and preferred partners will be focused to deliver customized solutions to satisfy the productivity, quality, and speed requirements of customers worldwide, including corporations, consumers, and government entities.

          (b)  SIRVA currently operates through a number of operating entities and their subsidiaries, including: North American Van Lines, Inc. in the United States and Canada, Allied Van Lines in the United States and Canada; Global Van Lines in the United States and Canada; Pickfords in the U.K.; and Allied Pickfords in Europe, Australia, New Zealand and Asia, all leaders in M&S; North American Logistics, one of the world's largest providers of specialty transportation and logistics solutions; and TransGuard, a multi-line insurance agency in the United States. Each of these entities and their subsidiaries is an "Affiliate" within the meaning of this Agreement. SIRVA is considering a wide range of initiatives, including acquisitions, to expand its services offering, generate higher growth, and create more opportunities for associates, agents and preferred partners worldwide.

          (c)  As part of a strategy for assessing change potentially beneficial to SIRVA, SIRVA has determined to evaluate outsourcing alternatives for the Information Technologies ("IT") operations of SIRVA and its Affiliates.

          (d)  SIRVA's IT operations offer a wide variety of services in a variety of combinations to SIRVA and the SIRVA Affiliates, including infrastructure (e.g., data center and telecommunications), applications development and maintenance ("AD/M") and distributed systems management ("DSM"). Following SIRVA's decision to evaluate IT outsourcing alternatives, SIRVA sought proposals from qualified vendors to operate and support SIRVA's IT infrastructure and AD/M and DSM activities.

          (e)  SIRVA is in strategic transition from being a niche transportation provider to being an infomediary in the household relocation and third party logistics industries. SIRVA would like to channel its management energies to focus on strategic initiatives to grow and develop the business while leaving the more tactical IT services to a best-in-class outsourced services partner who specializes in such services.

          (f)    COVANSYS and ACS are large and well-known global providers of the types of outsourced information technology services covered under this Agreement, and desire to perform the requested services (which includes continued provision of the IT services that SIRVA provides to SIRVA Affiliates). COVANSYS and ACS have the skills, qualifications and experience necessary to perform and manage such services in an efficient, cost effective and controlled manner, with a high degree of quality and responsiveness.

          (g)  SIRVA has selected VENDOR CONSORTIUM to provide the services described in this Agreement during the Term. This Agreement states the terms and conditions under which SIRVA agrees to purchase, and VENDOR CONSORTIUM agrees to provide, such services.

  1.2    Objectives.

        SIRVA and VENDOR CONSORTIUM have agreed, as specific goals and objectives for this Agreement, to the following:

        [**]

  1.3    Construction.

        The Parties recognize that the relationship created by this Agreement will forge ground not contemplated here. The provisions of this Article 1 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' obligations or alter the plain meaning of this Agreement's terms and conditions, as set forth hereinafter. However, to the extent the terms and conditions of this Agreement are unclear or ambiguous, or elements useful to the parties' relationship are undefined, such terms and conditions are to be interpreted and construed and such elements defined so as to give effect to the provisions in this Article 1.

        Notwithstanding any provision in this Agreement to the contrary, with respect to the Services, ACS is obligated to perform solely the ACS Services and the various functions and tasks associated with ACS Services. ACS shall not be responsible for any obligation to perform Services to the extent it does not fall within the scope of the ACS Services and the use of the term "VENDOR CONSORTIUM" is not intended to imply otherwise.

2.    DEFINITIONS

  2.1    Certain Definitions.

        References in this Agreement to a Schedule will be deemed to also refer to some or all of its parts. As used in this Agreement:

          (a)  "ACS Services" shall mean those services described in Schedule A for which ACS is identified as the responsible party, along with any corresponding Implied Services within the meaning of Section 4.1(b).

          (b)  "Affected Employees" shall have the meaning given in Section 7.2.

          (c)  "Affiliate" shall mean, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity.

          (d)  "Applications Software" or "Applications" shall mean those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform,

  in the conduct of the Services, specific user related data processing and telecommunications tasks. Applications Software in use as of the Effective Date is as substantially set forth in Schedule I.

          (e)  "Confidential Information" shall have the meaning given in Section 16.3.

          (f)    "Control" and its derivatives shall mean with regard to any entity the legal, beneficial, or equitable ownership, directly or indirectly, of more than [**]% of a class of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights.

          (g)  "Data Center" shall mean each of the data centers located within the Chicago metropolitan area, Illinois and Ft. Wayne, Indiana, as further described in Schedule J.

          (h)  "End User Machinery" shall mean computers and telecommunications equipment and related software applications (other than Applications Software) typically used by ultimate users in finished, marketable form, e.g., telephones, wireless communication devices, PDAs, personal computers (e.g., desktops and laptops) and related equipment and software, bar code scanners, printers and related peripherals).

          (i)    "Equipment" shall mean the computer and telecommunications equipment owned or leased by SIRVA or VENDOR CONSORTIUM and used by VENDOR CONSORTIUM to provide the Services. Equipment existing on the Effective Date ("Existing Equipment") is as substantially set forth in Schedule H. Equipment includes End User Machinery.

          (j)    "Full Time Equivalent" shall have the meaning given in Schedule B.

          (k)  "Key VENDOR CONSORTIUM Positions" shall have the meaning given in Section 7.1(a).

          (l)    "Listed Employees" shall have the meaning given in Section 7.2(c).

          (m)  "Losses" shall mean all losses, liabilities, damages and claims by or to a third party, and all related costs and expenses (including reasonable legal fees and disbursements and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

          (n)  "Pass-Through Expenses" shall mean expenses described in this Agreement or listed in Schedule C which SIRVA has agreed to pay directly or reimburse VENDOR CONSORTIUM for (but not including VENDOR CONSORTIUM's overhead costs or allocations, administrative expenses or other mark-ups) but net of any rebates, credits or commissions allocable to such expenses.

          (o)  "Performance Standards" shall mean, individually and collectively, the quantitative and qualitative performance standards and commitments for the Services contained in this Agreement, including Service Levels.

          (p)  "Procedures Manual" shall mean the standards and procedures manual described in Section 11.3.

          (q)  "Required Consents" shall mean such consents or approvals as may be required for the assignment to VENDOR CONSORTIUM of, or the grant to VENDOR CONSORTIUM of the same right of access and use and, if necessary, modification that SIRVA or SIRVA Radius Affiliates have with respect to, as applicable, Equipment leases, Third Party Service Contracts and Software licenses/leases.

          (r)  "Services" shall have the meaning given in Section 4.1(a).

          (s)  "Service Levels" shall have the meaning given in Section 10.1.

          (t)    "Service Locations" shall mean SIRVA Facilities remote from the major campuses in the Chicago metropolitan area, Illinois and Fort Wayne, Indiana and facilities primarily used by associates, agents, preferred partners and customers.

          (u)  "Service Level Credits" shall have the meaning given in Section 10.5.

          (v)  "SIRVA Confidential Information" shall have the meaning given in Section 16.3(a).

          (w)  "SIRVA Contract Executive" shall have the meaning given in Section 13.1(a).

          (x)  "SIRVA Data" shall mean all information (excluding VENDOR CONSORTIUM Data), whether or not Confidential Information, entered in Software or Equipment by or on behalf of SIRVA and information derived from such information, including as stored in or processed through the Equipment or Software.

          (y)  "SIRVA Equipment" shall mean Equipment owned or leased by SIRVA or SIRVA Radius Affiliates. "SIRVA Leased Existing Equipment" shall mean Equipment leased by SIRVA or SIRVA Radius Affiliates as of the Effective Date. "SIRVA Owned Existing Equipment" shall mean Existing Equipment owned by SIRVA or SIRVA Radius Affiliates as of the Effective Date.

          (z)  "SIRVA Facilities" shall have the meaning given in Section 8.7.

          (aa) "SIRVA Information" shall mean SIRVA Data and all information, in any form, furnished or made available to VENDOR CONSORTIUM by, or otherwise obtained by VENDOR CONSORTIUM from, SIRVA or SIRVA authorized users of the Services.

          (bb) "SIRVA Software" shall mean Software owned by SIRVA and SIRVA Radius Affiliates (including Software in which the copyright is owned by such entities) and modifications to that Software during the Term, which is used in providing the Services, covered in this Agreement. As of the Effective Date, SIRVA Software is as substantially set forth in Schedule I.

          (cc) "Software" shall mean Applications Software and Systems Software unless a more specific reference to either is intended.

          (dd) "Systems Software" shall mean those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform tasks basic to the functioning of the Equipment and which are required to operate the Applications Software or otherwise support the provision of Services by VENDOR CONSORTIUM. Systems Software includes operating systems for mainframe and midrange computers, applications servers, infrastructure servers, desktops and network, as well as, systems utilities, data security software, database managers and telecommunications monitors. Systems Software in use as of the Effective Date is as substantially set forth in Schedule I.

          (ee) "Term" shall have the meaning given in Section 3.1.

          (ff) "Third Party Service Contracts" shall mean those agreements pursuant to which a third party is, as of the Effective Date, furnishing or providing services to SIRVA or SIRVA Affiliates. Third Party Service Contracts are as set forth in Schedule F.

          (gg) "Third Party Software" shall mean the Applications Software and Systems Software used to provide the Services that are provided under license to VENDOR CONSORTIUM, SIRVA or SIRVA Radius Affiliates by a third party, and shall include any ongoing services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties (e.g., vendor, manufacturer, lessor) in the same license covering such Software. Third Party Software includes code libraries maintained by VENDOR CONSORTIUM to the extent such code is licensed to VENDOR CONSORTIUM from third parties.

          (hh) "VENDOR CONSORTIUM Data" shall mean all information owned by or proprietary to VENDOR CONSORTIUM or those acting on VENDOR CONSORTIUM's behalf under this Agreement (which shall include third party data provided by such third party under a license to VENDOR CONSORTIUM), excluding SIRVA Data.

          (ii) "VENDOR CONSORTIUM Personnel" shall mean employees of VENDOR CONSORTIUM and its subcontractors assigned to perform the Services pursuant to this Agreement.

          (jj) "VENDOR CONSORTIUM Account Executive" shall have the meaning given in Section 7.1(a).

          (kk) "VENDOR CONSORTIUM Software" shall mean the Software that is owned by VENDOR CONSORTIUM or its Affiliates and used by VENDOR CONSORTIUM in providing the Services. VENDOR CONSORTIUM will list and timely update the VENDOR CONSORTIUM Software in Schedule I.

          (ll) "Virus" shall mean any computer code, programming instruction or set of instructions (i) designed and/or constructed with the ability to disrupt, disable, harm or otherwise impede in any manner, including disruptions or distortions, the operation of the Equipment or Software, or (ii) that could disable the Equipment or Software or impair in any way its operation based on the elapsing of a period of time, advancement to a particular date, or other similar occurrence.

  2.2    Other Terms.

        Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

3.    TERM

  3.1    Term.

        The term of this Agreement shall begin on the Effective Date and shall expire on 12:01 a.m. on July 1, 2012, the tenth (10th) anniversary of the Effective Date, unless terminated earlier or extended in accordance with this Agreement (the "Term").

  3.2    Extension.

        Subject to the adjustments in charges described in section 14.1 and Schedule C and provided that SIRVA is then current in all of its obligations under this Agreement, SIRVA shall have the right to extend the Term of this Agreement subject to and in accordance with this Section 3.2. SIRVA shall have the right to extend the Term of this Agreement for up to three years from the then-existing expiration date of this Agreement on the terms and conditions then in effect. SIRVA shall have two such extension options of up to three years each. With respect to the exercise of each such extension option, SIRVA will give VENDOR CONSORTIUM written notice of its intent to exercise an extension option no less than eighteen months prior to the then-existing expiration date of this Agreement and will give VENDOR CONSORTIUM written notice of its binding commitment to exercise an extension option no less than twelve months prior to the then-existing expiration date of this Agreement.

4.    SERVICES.

  4.1    Provision of Services.

          (a)  In General. Commencing on the Effective Date, VENDOR CONSORTIUM shall provide the following services, functions and responsibilities (the "Services"), as they may evolve during the Term and as they may be supplemented, enhanced, modified or replaced:

          (i)    the services, functions and responsibilities described in this Agreement, including the Schedules; and

          (ii)  the IT services, functions and responsibilities to the extent performed during the twelve months preceding the Effective Date by SIRVA personnel (employees and contractors) who were transitioned to VENDOR CONSORTIUM or displaced or whose functions were displaced as a result of this Agreement, even if the service, function, or responsibility is not specifically described in this Agreement. These services also include periodic tasks that had been performed within the thirty-six months preceding the Effective Date and were not slated to be undertaken during those particular twelve months. The IT services described in this subsection are not limited by tower. These services do not include otherwise includable services that are expressly replaced or eliminated in Schedule A.

          (b)  Implied Services. If any IT services, functions or responsibilities not specifically described in this Agreement are reasonably required for the proper performance and provision of and are inherent in the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. Except as otherwise expressly provided in this Agreement, VENDOR CONSORTIUM shall be responsible for providing the facilities, personnel and other resources as necessary to provide the Services.

          (c)  SIRVA Radius Affiliates. As of the Effective Date and during the Term, VENDOR CONSORTIUM shall provide the Services to SIRVA and, as identified by SIRVA, SIRVA Radius Affiliates. For purposes of this Agreement, "SIRVA Radius Affiliates" shall mean SIRVA Affiliates other than the North American M&S + LS Entities. The North American M&S + LS Entities are those operating units within SIRVA or SIRVA Affiliates based in Naperville, Illinois or Fort Wayne, Indiana providing M&S + LS. SIRVA will identify and describe the North American M&S + LS Entities as of the Effective Date on Schedule A. SIRVA will identify and describe the SIRVA Radius Affiliates on Schedule A and may add or delete SIRVA Radius Affiliates upon notice to the VENDOR CONSORTIUM, provided that SIRVA will reimburse VENDOR CONSORTIUM for its reasonable expenses incurred in stopping Services in response to such deletion. "Services" within the meaning of this Agreement include those Services provided to the referenced SIRVA Radius Affiliates. Any additional third-party charges associated with the provision of Services to such Affiliates shall be treated under Article 8 below. SIRVA Radius Affiliates need not participate under this Agreement or receive services from the VENDOR CONSORTIUM.

        In addition, SIRVA may extend the benefits of the Agreement to members of SIRVA's purchasing network (i.e. agents, owner/operators, customers and suppliers), with the prior approval of ACS with respect to the ACS Services and COVANSYS with respect to all other Services. Subject to such approval from COVANSYS or ACS, as the case may be, VENDOR CONSORTIUM agrees to hold constant contract pricing (e.g., ARCs and RRCs) for purchasing network members for the first thirty (30) months after the Effective Date for services within the Services in reasonably comparable locations.

  4.2    Overview of Services.

        On and after the Effective Date, VENDOR CONSORTIUM will perform, as part of the Services, the services, functions and responsibilities described in Schedule A, including data processing, data center management, telecommunications, distributed systems management, Service Location support, technology business continuity, equipment and software management, applications software maintenance and development, problem management and help desk, security and service request management; provided, however, that ACS shall be responsible only for ACS Services.

  4.3    Disaster Recovery Services.

        "Disaster" shall mean any unplanned interruption of the Services that materially affects the ability of VENDOR CONSORTIUM to meet the Performance Standards or may cause a significant loss of SIRVA's business functions. In accordance with the Transition Plan described in Section 4.5, VENDOR CONSORTIUM shall develop or deliver to SIRVA, at no additional cost, and update throughout the Term, a Disaster Recovery Plan reasonably acceptable to SIRVA, which Disaster Recovery Plan shall cover all the Services. Any Disaster Recovery Plan must specify procedures for the determination or declaration of a Disaster, which determination or declaration may not be unreasonably withheld or delayed by either party, and for testing of the Disaster Recovery Plan at least annually. [**] Until VENDOR CONSORTIUM develops the Disaster Recovery Plan, the parties shall use SIRVA's existing disaster recovery plans, copies of which are attached to Schedule A.

        4.4    In Process Projects.

        As part of the Services and except as otherwise directed by SIRVA, VENDOR CONSORTIUM shall perform projects of SIRVA in process as of the Effective Date, as set forth in Schedule K.

        4.5    Transition Commitments.

        The Parties recognize that VENDOR CONSORTIUM's performance in the first year of the Agreement is critical to the long-term success of the Parties' relationship, and that there is particular risk of performance problems in the first year of the Term ("Transition Period"). The Parties also intend that VENDOR CONSORTIUM will significantly enhance delivery of Services during the first year by introducing tools, procedures, and other improvements into the SIRVA IT environment, with the encouragement of and participation by SIRVA's IT management. VENDOR CONSORTIUM's first year plan identifying the approaches, activities, milestones and quality metrics, including a template checklist for the transition of each application, to be performed in the first year following the Effective Date ("Transition Plan") is attached as Schedule L. To the extent that there is a conflict during the Transition Period between the Transition Plan and other schedules, the provisions of the Transition Plan will control.

        If VENDOR CONSORTIUM has not materially satisfied its obligations and deliverables under the Transition Plan, including the milestones, quality metrics, and the completed checklist for the transition of each application, SIRVA may extend the time for VENDOR CONSORTIUM to satisfy its obligations and deliverables under the Transition Plan, in which case SIRVA may extend the beginning of the next dependent phases of VENDOR CONSORTIUM activities correspondingly. If the extension is due solely to the activities of VENDOR CONSORTIUM, any reasonable incremental out-of-pocket costs incurred by SIRVA (including allocable salaries and travel expenses)—beyond those otherwise provided under the Transition Plan—will be reimbursed by VENDOR CONSORTIUM. If the extension is due solely to the failure of SIRVA to fulfill its responsibilities under the Transition Plan, any reasonable incremental out-of-pocket costs incurred by VENDOR CONSORTIUM (including allocable salaries and travel expenses) will be reimbursed by SIRVA. If the extension is due to the activities of both VENDOR CONSORTIUM and SIRVA's failure to fulfill its responsibilities under the Transition Plan, the parties will share the collective reasonable incremental out-of-pocket costs (including allocable salaries and travel expenses) in proportion to their responsibility for the delay. This paragraph is without prejudice to the termination and other remedies available to the parties under this Agreement.

5.    SERVICES LOCATION

        Except as expressly provided under this Agreement or Schedule J or consented to by SIRVA in writing, the Services shall be performed from, and the project staff performing the Services shall be located in SIRVA facilities in the Chicago metropolitan area, Illinois and Fort Wayne, Indiana; provided that if VENDOR CONSORTIUM requires temporary additional staff or resources, it may with prior notice to SIRVA perform portions of such work on a temporary basis at other sites. The Parties will be developing a mutually acceptable plan for the transition of Services from onsite to offshore and from SIRVA's Fort Wayne Data Center to ACS' Dallas data center.

6.    STATEMENTS OF WORK

        Services to be performed by VENDOR CONSORTIUM may be set forth in statements of work to be entered into between the Parties in accordance with the procedures set forth in Schedule A. Each statement of work will describe additional Services and deliverables to be provided by VENDOR CONSORTIUM under this Agreement. The Services plus the corresponding deliverables will be called a "Project." The purpose of a statement of work is to facilitate timely completion of the Project at least cost. Each statement of work will contain a description of the deliverables' functional capability and a performance plan showing critical performance milestones. For purposes of illustration, where and when Services are measured in terms of Full Time Equivalents (FTEs) provided, projects exceeding the available FTEs otherwise available to SIRVA without additional charges will be subject to a statement of work. For projects invoking significant resources, SIRVA may elect in its discretion to solicit and receive bids from third parties to assess the competitiveness of the resources proposed to be used by VENDOR CONSORTIUM and may enter into an agreement with such third party for the relevant Services subject to the limitations and any rights of first refusal described in Schedule C. The parties deem Schedules A and B, in combination, to be the initial statement of work.

7.    VENDOR CONSORTIUM PERSONNEL

        7.1    Key VENDOR CONSORTIUM Positions.

          (a)  "Key VENDOR CONSORTIUM Positions" shall be the positions set forth as such in Schedule D. VENDOR CONSORTIUM shall cause each of the personnel filling the Key VENDOR CONSORTIUM Positions to devote substantially their full time and effort to the provision of the Services; provided that in any event, such personnel shall devote no less than such time and effort as necessary to support the Services. VENDOR CONSORTIUM agrees that measured SIRVA customer satisfaction (e.g., by dashboards, see Schedule A-11.19) shall be an important performance incentive for the VENDOR CONSORTIUM Account Executive assigned to SIRVA.

        VENDOR CONSORTIUM shall advise SIRVA of the specifics of the planned compensation performance incentives for the Key VENDOR CONSORTIUM Positions—that are Account Management Structure positions in Schedule D—allocable to customer satisfaction. [**] The "VENDOR CONSORTIUM Account Executive" shall be one of the Key VENDOR CONSORTIUM Positions. The VENDOR CONSORTIUM Account Executive shall (i) serve as the single point of accountability for the Services, and (ii) have day-to-day authority for undertaking to provide for customer satisfaction. The VENDOR CONSORTIUM Account Executive shall be located primarily in the Chicago metropolitan area during the Term.

          (b)  [**]

          (c)  The personnel approved as of the Effective Date to fill the Key VENDOR CONSORTIUM Positions are listed in Schedule D.

          (d)  [**]

        7.2    Affected Employees.

          (a)  Prior to the Effective Date, VENDOR CONSORTIUM shall have offered positions of comparable regular employment—with a comparable total compensation package (wages or salary plus benefits)—with VENDOR CONSORTIUM to all those employees and contractors, except those retained by SIRVA and those covered by Section 7.2(c), who were identified by SIRVA to VENDOR CONSORTIUM and listed in Schedule E. [**]

          (b)  "Affected Employees" shall mean those SIRVA employees listed in Schedule E who become employed by VENDOR CONSORTIUM effective as of the start of business on the Effective Date. Terms for employment (e.g., compensation and benefits) of Affected Employees shall include those set forth in Schedule E. The treatment of contractor personnel shall be set forth in Schedule E.

          (c)  At SIRVA's option with respect to each of the SIRVA employees listed specially on Schedule E ("Listed Employee(s)"), as amended by the Parties from time to time, and as of the date to be designated for a particular Listed Employee by SIRVA ("Designated Date"), which

  Designated Dates may extend over the first three years of the Agreement, VENDOR CONSORTIUM shall offer such Listed Employee a position of comparable regular employment, with a comparable total compensation package, with VENDOR CONSORTIUM, effective on the Designated Date. Each such offer shall include the terms for employment set forth in Schedule E; provided that, (i) the compensation for such individual, to the extent established in accordance with standard SIRVA employment policies prior to such offer, shall be determined as of the Designated Date, and (ii) with respect to certain Listed Employees set forth in Schedule E, the individual need not be assigned to performance of the Services and need not be located in proximity of the individual's current location of employment. Schedule E specifies the financial impacts on the Parties respecting each Listed Employee who becomes employed by VENDOR CONSORTIUM. SIRVA will provide an estimated schedule to VENDOR CONSORTIUM, and will update the schedule to keep it current, regarding the Designated Date for particular Listed Employees. There is no required training/orientation period for Listed Employees before the Designated Date, but the Parties will work together to jointly manage the transition process in advance of the Designated Date. Subject to the foregoing, Listed Employees who become employed by VENDOR CONSORTIUM effective as of the start of business on the Designated Date shall be deemed Affected Employees.

          (d)  With respect to Affected Employees, VENDOR CONSORTIUM will be responsible for executing the Parties' obligations, if any, under The Worker Adjustment and Retraining Notification Act (WARN) and equivalent state provisions, except that SIRVA will be responsible where an employee rejects VENDOR CONSORTIUM's offer of comparable employment and VENDOR CONSORTIUM has no meaningful interaction with such employee.

          (e)  [**]

          (f)    The responsibilities of the Parties and corresponding procedures with respect to H1B and TN visa applications and other immigration matters for Affected Employees are as set forth in Schedule E.

          (g)  The additional responsibilities of the Parties and corresponding procedures with respect to independent contractor personnel to SIRVA are as set forth in Schedule E.

        7.3    Qualifications, Retention and Replacement of VENDOR CONSORTIUM Personnel.

          (a)  VENDOR CONSORTIUM shall assign an adequate number of personnel to perform the Services. The VENDOR CONSORTIUM Personnel shall be educated, trained, experienced and qualified as necessary for performing the Services and, as determined by the process and compared to the Skill Day Equivalent Table set forth in Schedule C-2, will be in aggregate no lower than the level set forth in Schedule B. The obligation to provide such personnel in such manner is in full recognition of the significant demand for such personnel in the job market and in VENDOR CONSORTIUM's other business activities. The VENDOR CONSORTIUM Account Executive shall obtain the necessary resources to provide support under this Agreement and to provide the Services.

          (b)  The Parties agree that it is in their best interests to keep the unplanned turnover among VENDOR CONSORTIUM Personnel to a reasonably low level and in any event a level lower than determined by the metrics set forth in Schedule B. Accordingly, if SIRVA believes that VENDOR CONSORTIUM's turnover rate exceeds the turnover rate in Schedule B, and so notifies VENDOR CONSORTIUM, VENDOR CONSORTIUM shall provide data concerning its turnover rate, meet with SIRVA to discuss the reasons for, and impact of, the turnover rate and otherwise use its commercially reasonable efforts to keep such turnover rate to required levels. In any event, notwithstanding transfer or turnover of personnel, VENDOR CONSORTIUM remains obligated to perform the Services without degradation and in accordance with this Agreement.

          (c)  In the event that SIRVA reasonably determines that the continued assignment to the SIRVA account of one of the VENDOR CONSORTIUM Personnel under this Agreement is not in the best interests of SIRVA, then SIRVA shall identify an objection to VENDOR CONSORTIUM. After receipt of notice of such objection, VENDOR CONSORTIUM shall have a reasonable period of time in which to investigate the matter and discuss its findings with SIRVA, and the Parties shall attempt in good faith to resolve any problems with such person. If the Parties fail to resolve SIRVA's concerns following the above discussion and SIRVA requests replacement of such person, VENDOR CONSORTIUM shall replace that person with another person of suitable ability and qualifications.

          (d)  The timing for transfer, reassignment or replacement of VENDOR CONSORTIUM Personnel shall be closely coordinated with the requirements of ongoing projects and other elements of the Services to maintain continuity in the performance of the Services. Such transfers, reassignments and replacements shall be performed in accordance with the personnel reassignment procedures set forth in Schedule A.

          (e)  ACS' obligations under this Article 7 shall be limited solely and with respect to individuals who are employed by ACS.

8.    EQUIPMENT, SOFTWARE, THIRD PARTY SERVICE CONTRACTS AND FACILITIES

        The financial, legal and operational responsibilities for current and future Equipment and Software and Third Party Service Contracts and Facilities shall be allocated among the Parties as set forth in the Schedules, in particular Schedules C, F, H, I and J. Operational responsibilities are the day-to-day conceptual, operational, and technical activities and accountability directed toward the systemic functioning of the item, such as, where applicable, installation, maintenance, upgrades, enhancements, replacements, additional growth capacity, technology refreshment and maintenance. In the absence of a provision to the contrary in the Schedules, the following general treatments apply:

        8.1    Existing Equipment.

          (a)  Owned Equipment. [**]

          (b)  Leased Equipment. [**]

          (c)  Refresh Cycle. VENDOR CONSORTIUM will refresh all Existing Equipment as described in Schedule C.

        8.2    New Equipment.

        [**]

        8.3    Existing Third Party Software Contracted for by SIRVA.

          (a)  Existing Third Party Systems Software. [**]

          (b)  Existing Third Party Applications Software. [**]

          (c)  Software Version. [**]

        8.4    New Third Party Software.

          (a)  New Third Party Applications Software. [**]

          (b)  New Third Party Systems Software. [**]

          (c)  Currency of Releases. [**]

          (d)  New Third Party Software Acquisition. [**]

        8.5    Third Party Service Contracts.

        Subject to having obtained any Required Consents, VENDOR CONSORTIUM's legal, financial and/or operational responsibility for Third Party Service Contracts shall be as set forth in Schedule F. VENDOR CONSORTIUM shall comply with duties imposed under such Third Party Service Contracts, and SIRVA grants to VENDOR CONSORTIUM for the sole purpose of performing the Services, the same rights of access to, and use of, such contracts that SIRVA has with respect to such Third Party Service Contracts.

        8.6    Required Consents.

          [**]

  8.7    SIRVA Facilities, Office Operations Support and Other Support.

        Within the facilities owned or controlled by SIRVA, SIRVA will make available to VENDOR CONSORTIUM during the Term the space and fixtures, office furniture and equipment, office operations support, and other support as provided in this Section, at no charge to VENDOR CONSORTIUM unless otherwise specified, solely for purposes of performing the Services:

          (a)  SIRVA Facilities.

          (i)    SIRVA Obligations.

        During the Term SIRVA will make available to VENDOR CONSORTIUM for performance of the Services, space and fixtures reasonably necessary to provide the Services ("SIRVA Facilities"), subject to the following: (X) As of the Effective Date, the SIRVA Facilities shall consist of those described in Schedule J, which is based on the End User Machinery currently being used by the Listed Employees and as provided in Schedule C-2. (Y) SIRVA will provide additional space to VENDOR CONSORTIUM for increase in the Services; provided that VENDOR CONSORTIUM can demonstrate that it is efficiently using the space then being made available. As of the Effective Date, it is not anticipated that VENDOR CONSORTIUM will require additional space in light of anticipated productivity improvements of VENDOR CONSORTIUM and the shifts of Services offsite. (Z) Space and fixtures provided by SIRVA shall be comparable in quality, space available per employee, and in other respects to SIRVA business units most comparable to the VENDOR CONSORTIUM organization performing the Services.

            (A)  With respect to the SIRVA Facilities, SIRVA will provide and manage as necessary the building and property utilities, including electrical systems, water, sewer, lights, heating, ventilation and air conditioning ("HVAC") systems, physical security services (subject to VENDOR CONSORTIUM's obligations in this Agreement) and general custodial/landscape services.

            (B)  The SIRVA Facilities shall be maintained by SIRVA; provided, however, that VENDOR CONSORTIUM shall be responsible for any damage to the SIRVA Facilities resulting from the abuse, misuse or negligence of VENDOR CONSORTIUM or other failure to comply with its obligations respecting the SIRVA Facilities.

            (C)  SIRVA will provide Data Center Environmentals to VENDOR CONSORTIUM as reasonably identified by VENDOR CONSORTIUM as required to provide the Services. "Data Center Environmentals" shall mean environmental systems (e.g., power conditioning, battery power backup, diesel generator power backup, air handlers and water chillers) and environmental alarms (e.g., water, fire, temperature, humidity) that are specific to the Data Center and exist separate from and in addition to any building-wide systems in place at the building housing the Data Center. To the extent VENDOR CONSORTIUM requests Data Center Environmentals in addition to that provided by SIRVA to VENDOR CONSORTIUM as of the Effective Date, VENDOR CONSORTIUM shall demonstrate that such addition is reasonably required to provide the Services.

            (D)  SIRVA will make leasehold improvements to SIRVA Facilities, including improvements and changes involving structural, mechanical and electrical alterations to the SIRVA Facilities. With respect to leasehold improvements required by VENDOR CONSORTIUM, including as necessary to provide the Services other than as necessary to accommodate growth in Services, VENDOR CONSORTIUM shall pay for the labor and materials for such improvements at SIRVA's then-existing chargeback rates. Subject to the above obligation of VENDOR CONSORTIUM, SIRVA will retain the cost of facilities leases and related leasehold improvements performed by SIRVA with respect to the SIRVA

    Facilities. Leasehold improvements to the SIRVA Facilities will become the property of SIRVA.

          (ii)  VENDOR CONSORTIUM Obligations.

            (A)  VENDOR CONSORTIUM shall substantially use the SIRVA Facilities and other SIRVA Support (as defined below) during the Term in performing the Services. Subject to trivial alternative use, VENDOR CONSORTIUM shall use the SIRVA Facilities for the sole and exclusive purpose of providing the Services. Any non-trivial use by VENDOR CONSORTIUM of SIRVA Facilities for purposes other than providing the Services shall be subject to the prior written approval of SIRVA, which SIRVA may withhold in its sole discretion.

            (B)  VENDOR CONSORTIUM shall keep the SIRVA Facilities and other SIRVA Support in good order, subject to reasonable wear and tear, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of SIRVA's standard policies and procedures which are provided to VENDOR CONSORTIUM in writing prior to the Effective Date and from time to time during the Term regarding access to and use of the SIRVA Facilities, including procedures for the physical security of the SIRVA Facilities.

            (C)  VENDOR CONSORTIUM shall permit SIRVA and its agents and representatives to enter those portions of the SIRVA Facilities occupied, managed or controlled by VENDOR CONSORTIUM staff as reasonably required to perform facilities-related services. The Parties will coordinate scheduling and performance of such activities to minimize disruption to the Services. In addition, if and to the extent the operation and maintenance of equipment housed within the Data Center is outside of the scope of the Services, VENDOR CONSORTIUM shall permit the party(ies) responsible for operating and maintaining such equipment to enter the Data Center for the sole purpose of operating and maintaining such equipment.

            (D)  VENDOR CONSORTIUM agrees not to discriminate against or harass any of SIRVA's employees, agents, or other contractors, to comply always with the terms and conditions of SIRVA's employee and security protocols, and to adhere to SIRVA's generally applicable codes of conduct.

            (E)  Upon the expiration or termination of this Agreement or, as applicable, the expiration of the time period covered by Section 22.5 below, or at such time as the SIRVA Facilities, or any portion of them, are no longer required for performance of the Services, VENDOR CONSORTIUM shall promptly vacate and surrender such facilities to SIRVA. SIRVA may require VENDOR CONSORTIUM to remove any material improvements or changes to the SIRVA Facilities made by VENDOR CONSORTIUM. VENDOR CONSORTIUM shall have up to ten business days as reasonably necessary to complete vacating the premises, provided VENDOR CONSORTIUM does not interfere with ongoing delivery of IT services by SIRVA or its designee. VENDOR CONSORTIUM shall return the SIRVA Facilities to SIRVA in the same condition in which VENDOR CONSORTIUM was given access, except for improvements and changes approved by SIRVA and reasonable wear and tear.

          (iii)  Relocation and Consolidation.

            (A)  SIRVA will inform VENDOR CONSORTIUM of any relocation of the SIRVA Facilities which SIRVA is contemplating or has made a final decision to make (if such change or relocation could reasonably be expected to impact VENDOR CONSORTIUM's performance of the Services) so that VENDOR CONSORTIUM will have a reasonable amount of time to prepare for and implement such change or relocation as it impacts

    VENDOR CONSORTIUM. SIRVA will provide, without charge to VENDOR CONSORTIUM, space, utilities and resources comparable to those provided to VENDOR CONSORTIUM before moving to such new facility and under the terms of this section. SIRVA will be responsible for reimbursing VENDOR CONSORTIUM for expenses reasonably incurred by VENDOR CONSORTIUM associated with such move, except that expenses in connection with the relocation of personnel will only be reimbursed if incurred consistent with SIRVA's then-current relocation policies and incentives for similarly situated employees or with SIRVA's prior written approval.

            (B)  [**]

            (C)  [**]

          (b)  Office Furniture and Equipment, Office Operations Support, and Other Support. SIRVA will make available to VENDOR CONSORTIUM and its on site personnel, at no charge to VENDOR CONSORTIUM, the office furniture and equipment, office operations support and other support set forth in Schedule J.

          (c)  Conditions. VENDOR CONSORTIUM will use the SIRVA Facilities, office furniture and equipment, office operations support, and other support ("SIRVA Support") efficiently. SIRVA reserves the right to limit the availability of, or in the alternative charge VENDOR CONSORTIUM for, such SIRVA Support to the extent SIRVA reasonably determines VENDOR CONSORTIUM's use of such SIRVA Support is excessive or otherwise unreasonable in light of SIRVA's historical uses before the Effective Date, provided that SIRVA will not take any such action until providing VENDOR CONSORTIUM with written notice of SIRVA's intention to do so and providing VENDOR CONSORTIUM with a reasonable opportunity to consult with SIRVA regarding VENDOR CONSORTIUM's use of such SIRVA Support.

9.    PROPRIETARY RIGHTS AND SOFTWARE

        Unless otherwise agreed by the Parties on an exception basis, the Parties' respective rights in Software and any related materials shall be as set forth in this Article 9.

  9.1    SIRVA Software.

        SIRVA and its Affiliates retain all right, title and interest in and to SIRVA Software. As of the Effective Date, VENDOR CONSORTIUM and its Affiliates are granted an irrevocable, worldwide, paid-up, nonexclusive license during the Term to use, copy, execute, display, perform, distribute, maintain, modify, enhance and create derivative works of SIRVA Software for the sole purpose of providing the Services pursuant to this Agreement. Subject to Section 11.5 below, VENDOR CONSORTIUM is also granted the right to sublicense third parties to do any of the foregoing on behalf of VENDOR CONSORTIUM. Existing SIRVA Software will be made available to VENDOR CONSORTIUM in such form and on such media as exists on the Effective Date, together with existing documentation and other related materials. VENDOR CONSORTIUM shall not be permitted to use SIRVA Software for any purpose other than providing the Services without the prior written consent of SIRVA, which may be withheld at SIRVA's sole discretion. Except as otherwise requested or approved by SIRVA, VENDOR CONSORTIUM shall cease all use of SIRVA Software upon expiration or termination of this Agreement and, as applicable, under the time period covered by Section 22.5 below.

  9.2    Rights in Modified, Enhanced or Newly Developed Software and Other Materials.

        SIRVA owns all right, title and interest in all work performed under this Agreement and all work product—such as software, source code, or other deliverables—which VENDOR CONSORTIUM conceives, reduces to practice, develops or prepares, whether solely or jointly with others, during the

Term and because of Services by VENDOR CONSORTIUM under this Agreement (whether or not such Services are completed) [collectively "SIRVA Work Product"]. For purposes of illustration, SIRVA Work Product may include the following, as later undertaken by the Parties, (1) modifications to, or enhancements of, including derivative works of, SIRVA Software; (2) modifications to, or enhancements of, including derivative works of, Third Party Software to the extent permissible by the applicable third party; and (3) newly developed (under this Agreement) software that does not modify or enhance then-existing SIRVA Software, VENDOR CONSORTIUM Software, VENDOR CONSORTIUM Proprietary Items (as defined below) or Third Party Software. SIRVA Work Product may also include manuals, training materials, reports, and other documentation (to the extent not already addressed as part of Software or Equipment), including the Procedures Manual, and the Change Management procedure.

        VENDOR CONSORTIUM and its employees and agents shall—without further consideration from SIRVA—irrevocably assign all rights in the SIRVA Work Product to SIRVA and execute all documents necessary to do so. In particular, but without limitation, all SIRVA Work Product authored by VENDOR CONSORTIUM shall be considered works made for hire for the benefit of SIRVA. If any such work product shall be deemed not to be a work made for hire, or if the VENDOR CONSORTIUM should otherwise by operation of law be deemed to retain any rights to any such work product, VENDOR CONSORTIUM now irrevocably assigns all right, title and interest in such work product to SIRVA.

        VENDOR CONSORTIUM will promptly—and no less frequently than quarterly—disclose to SIRVA all inventions, discoveries, and improvements (collectively "inventions") and copyrightable works arising within the SIRVA Work Product that is reasonably likely to be of interest to SIRVA, in accordance with the procedures set forth in the Procedures Manual. SIRVA will prepare and file, in its discretion and at its own expense, any patent and copyright applications for such inventions and copyrightable works, including prosecution, extensions and renewals. VENDOR CONSORTIUM agrees to help SIRVA in perfecting the rights set forth in this paragraph, at SIRVA's expense.

        Subject to the Parties having obtained any Required Consents, SIRVA grants VENDOR CONSORTIUM an irrevocable, nonexclusive, worldwide, paid-up license during the Term to prepare derivative works based upon such SIRVA Work Product, and to use, copy, execute, display, perform, maintain and distribute internally within SIRVA such materials and such derivative works; provided, however, that all such activities shall be engaged in for the sole purpose of performing the Services under this Agreement.

        Upon the completion of the Services to be performed under this Agreement or upon the earlier end of this Agreement, VENDOR CONSORTIUM shall immediately turn over to SIRVA all SIRVA Work Product developed.

        "SIRVA Work Product" shall not include (i) VENDOR CONSORTIUM Software, including modifications, enhancements and derivative works, that existed before the Effective Date or was independently developed by VENDOR CONSORTIUM afterwards; and (ii) intellectual tools and techniques reduced to practice by VENDOR CONSORTIUM before the Effective Date of this Agreement; and (iii) products, materials, tools and methodologies used by VENDOR CONSORTIUM in performing Services that were not originally conceived, developed or reduced to practice for SIRVA under this Agreement and were not funded by SIRVA; and (iv) documentation generated by VENDOR CONSORTIUM for purposes of administration of and compliance with this Agreement, including but not limited to internal reports, internal analyses and similar activities [(i)-(iv) collectively, the "VENDOR CONSORTIUM Proprietary Items"]. VENDOR CONSORTIUM retains all right, title and interest in and to the VENDOR CONSORTIUM Proprietary Items. SIRVA shall have no rights in such VENDOR CONSORTIUM Proprietary Items (or any modifications or enhancements to them that are not SIRVA Work Product) other than a perpetual, nonexclusive, royalty-free license (i) to use them as authorized by VENDOR CONSORTIUM in writing, (ii) to the extent the VENDOR CONSORTIUM Proprietary Items are incorporated into a deliverable, to use them as part of the deliverable for purposes allowed under this Agreement, or (iii) to use them for the operation or performance of the deliverables.

  9.3    Copyright and Trade Secret Notices.

        All deliverables shall bear SIRVA's copyright and trade secret notices in the form required by SIRVA and, in connection with the VENDOR CONSORTIUM Proprietary Items, copyright and trade secret notices in the form required by VENDOR CONSORTIUM.

  9.4    Residual Knowledge.

        The provisions of this Agreement regarding confidentiality obligations are in Section 16 and the provisions regarding intellectual property are in Section 9. Subject to compliance with the confidentiality and intellectual property provisions in this Agreement, the employees of each Party during the Term of this Agreement may further develop their general knowledge, skills and experience and may subsequently use such general knowledge, skills and experience in the ordinary course of business without being in breach of this Agreement, and receipt of confidential information under this Agreement shall not limit or restrict the assignment or reassignment of such employees. The Parties agree that in common English usage the terms "general knowledge, skills and experience" and the actual use of such general knowledge, skills and experience by such employees shall not give rise to a presumption of a breach of Sections 9 or 16 of this Agreement.

10.    PERFORMANCE STANDARDS

  10.1    General.

        VENDOR CONSORTIUM will timely and diligently render the Services professionally and competently. After the Transition Period, VENDOR CONSORTIUM will render the Services in accordance with the practices and quality standards used in well-managed operations performing services similar to the Services (with improving practices and standards within the Transition Period as described in the Transition Plan). The Services will be continuously available except where expressly provided otherwise in the Performance Standards or excused under this Agreement. VENDOR CONSORTIUM will use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

        VENDOR CONSORTIUM shall perform the Services at least at the same level and with at least, in the aggregate, the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as was provided before the Effective Date by SIRVA. During due diligence, the Parties compiled documentation existing as of the Effective Date regarding the foregoing. The Parties recognize that there will be a well-managed transition period, as set forth in the Transition Plan.

        Performance Standards for certain of the Services ("Service Levels") are set forth in Schedule B. In any event, at all times VENDOR CONSORTIUM's level of performance will meet the Performance Standards. Specific Performance Standards corresponding to each of the objectives stated in Section 1.2 will be set forth in Schedule B.

        In doing all the Services, VENDOR CONSORTIUM will use commercially reasonable best efforts to reduce the risk of undue interruption of the normal business operations of SIRVA arising from the performance of its obligations under this Agreement.

        VENDOR CONSORTIUM shall devote its commercially reasonable best efforts to perform its duties and advance the interests of SIRVA under this Agreement. For purposes of this paragraph and the preceding paragraph, the phrase "commercially reasonable best efforts" shall mean the level of effort that is the higher of (i) the level of effort used by SIRVA for such objective immediately preceding the Effective Date and (ii) the level of effort consistent with the general practices of the top five outsourcing companies as a group (as recognized by Gartner Group) when providing services similar in scope, volume and price to the Services.

  10.2    Maintenance.

        To the extent described in Schedules A, B and C, VENDOR CONSORTIUM is responsible for maintaining the Equipment and Software.

        10.3    Efficiency and Cost Effectiveness.

        VENDOR CONSORTIUM will use its commercially reasonable efforts to use efficiently the resources or services necessary to provide the Services and to perform the Services cost-effectively.

  10.4    Technology.

        VENDOR CONSORTIUM will provide the Services—consistent with the Change Management procedures—using proven, current technology that may enable SIRVA to take advantage of technological advancements in its industry and support SIRVA's efforts to maintain competitiveness in the markets in which it competes.

  10.5    Performance Credits.

          (a)  VENDOR CONSORTIUM recognizes that its failure to meet particular Service Levels for which a credit is or will be specified in the manner provided in Schedule B, may have a material adverse impact and that the damage from VENDOR CONSORTIUM's failure to meet such a Service Level is not susceptible of precise determination. Accordingly, in the event that VENDOR CONSORTIUM fails to meet such Service Levels for reasons other than as excused under Schedule B, then in addition to any non-monetary remedies available to SIRVA under this Agreement, at law, or in equity, SIRVA may elect in lieu of pursuing other or additional monetary remedies to recover as its sole and exclusive monetary remedy for such failure to meet such Service Levels the credits specified in Schedule B as liquidated damages ("Service Level Credits"). The foregoing election shall be made within one year of SIRVA's receiving VENDOR CONSORTIUM's report identifying the failure to meet such Service Levels. VENDOR CONSORTIUM may earn back Service Level Credits under special performance incentives earned in response to SIRVA requests, to the extent scheduled by the parties in Schedule B.

          (b)  If VENDOR CONSORTIUM fails to meet any Service Level, VENDOR CONSORTIUM shall promptly (i) investigate and report on the root cause of the problem; (ii) advise SIRVA, as and to the extent requested by SIRVA, of the status of remedial efforts being undertaken with respect to such problem; (iii) correct or, where impracticable to correct, resolve the problem and begin meeting the Service Levels; and (iv) take appropriate preventive measures so that such problem does not recur and document and report such measures to SIRVA.

  10.6    Periodic Reviews.

        Beyond the reports and meetings described in Section 11.2, SIRVA and VENDOR CONSORTIUM shall review the Service Levels at least annually, and shall make any adjustments to them in the Technology Plan (described in Section 11.7), as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to perform the Services or to reflect new information or circumstances impacting Service Levels. If the Parties cannot agree as to such adjustments, this shall be treated as a dispute. The Parties expect and understand that, consistent with SIRVA's appropriate support, there will be continuous improvement in VENDOR CONSORTIUM's delivery of the Services and, accordingly, the Service Levels will be improved over time as set out in this Agreement. If such improvement materially increases VENDOR CONSORTIUM's costs of delivering the Services, VENDOR CONSORTIUM will fully disclose such improvement and its costs and benefits to SIRVA. VENDOR CONSORTIUM need not implement such improvement until SIRVA in its discretion agrees to such improvement, in which case the Parties will equitably adjust the corresponding charges to SIRVA.

  10.7    Measurement and Monitoring Tools.

        The Parties shall use the necessary measurement and monitoring tools and procedures required to measure and report VENDOR CONSORTIUM's performance of the Services against the applicable Service Levels and other Performance Standards. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and other Performance Standards, and shall be subject to audit by SIRVA as set out in Section 12. The initial set of measuring and monitoring tools agreed upon by the Parties is attached as Schedule B.

11.    PROJECT AND CONTRACT MANAGEMENT

  11.1    Organization.

          (a)  Committees. The Parties shall form a steering committee ("Steering Committee"), which Committee is to be advisory only and is to facilitate communications between the Parties. The Steering Committee shall be composed of the SIRVA Contract Executive, the VENDOR CONSORTIUM Account Executive and such other persons as may be designated by such individuals. The Steering Committee shall be as described in the governance procedures of Schedule A. The Parties shall also form an "Oversight Committee," which committee will supervise the overall relationship, address open matters and disputes unresolved through the Steering Committee and consider and negotiate in good faith, in advance, all disputes which would then next be submitted to arbitration under this Agreement. The Oversight Committee shall be comprised of one representative from ACS, one from COVANSYS, and two from SIRVA. The initial Oversight Committee shall be comprised of P.J. Hutchko of ACS, R. Ranelli of COVANSYS, and J. Dupuy and R. Ross of SIRVA, or such other representatives as each Party may designate in writing. The actions and recommendations of each of the Steering Committee and the Oversight Committee are advisory only and shall not be binding on any Party. .

          (b)  VENDOR CONSORTIUM Account Management Structure. To enable VENDOR CONSORTIUM to align itself with SIRVA and SIRVA Radius Affiliates both in terms of providing daily operational support and in supporting long-term strategic needs, VENDOR CONSORTIUM's account management structure shall, unless otherwise requested by SIRVA, provide for direct interfaces among VENDOR CONSORTIUM business unit managers, SIRVA and each SIRVA Radius Affiliate, as further described in Schedule D. VENDOR CONSORTIUM shall adjust interfaces with SIRVA and SIRVA Radius Affiliates as reasonably requested by SIRVA.

  11.2    Governance.

        The governance of the Parties' relationship under this Agreement will be as set forth in Schedules A and B. In particular, VENDOR CONSORTIUM will deliver to SIRVA the set of periodic reports listed in Schedule A and B and the Parties will, through their designated representatives, conduct the meetings listed in Schedule A.

  11.3    Procedures Manual.

          (a)  The Procedures Manual shall describe how VENDOR CONSORTIUM shall perform and deliver the Services under this Agreement, the Equipment and Software being used, and the documentation (e.g., operations manuals, user guides, specifications) which provide further details of such activities. The Procedures Manual shall describe the activities VENDOR CONSORTIUM proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, reporting, planning and oversight activities normally undertaken at facilities that provide services of the type VENDOR CONSORTIUM will be providing under this Agreement. The Procedures Manual shall also include descriptions of the acceptance testing and quality assurance procedures as approved by SIRVA, VENDOR CONSORTIUM's problem management and escalation procedures, and the other standards and procedures of VENDOR CONSORTIUM pertinent to SIRVA's interaction with VENDOR CONSORTIUM in obtaining the Services. The Procedures Manual shall be suitable for use by SIRVA to understand the Services.

          (b)  This Agreement and Schedules A, B, C, H, I, J and K will serve as the initial Procedures Manual. Within 90 days of the Effective Date, VENDOR CONSORTIUM shall deliver a draft Procedures Manual to SIRVA, for its comments and review. VENDOR CONSORTIUM shall incorporate reasonable comments or suggestions of SIRVA and shall finalize the Procedures Manual within 120 days of the Effective Date. The final Procedures Manual shall be subject to the approval of SIRVA. VENDOR CONSORTIUM shall periodically update the Procedures Manual to reflect changes in operations or procedures. Updates of the Procedures Manual shall be provided to SIRVA for review, comment, and approval. VENDOR CONSORTIUM shall perform the Services in accordance with the Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Procedures Manual.

  11.4    Change Control.

          (a)  As described in the Transition Plan, VENDOR CONSORTIUM shall be responsible for all changes to SIRVA's IT environment pertaining to the Services, including changes to Equipment, System Software and Applications Software programs, manual procedures, job control language statements, distribution parameters, and schedules. As part of this responsibility, VENDOR CONSORTIUM shall comply with the following change control requirements:

            (i)    Prior to using any new Software or new Equipment to provide the Services, VENDOR CONSORTIUM shall have verified, to the extent commercially feasible in a test environment, that the item has been properly installed, is operating in accordance with its specifications, and is performing its intended functions in a reliable manner.

            (ii)  VENDOR CONSORTIUM shall move programs from development and test environments to production environments in a controlled and documented manner, so that no unauthorized changes are introduced into the computing environment as a part of the Services during such activity.

          (b)  The performance of VENDOR CONSORTIUM under this Agreement shall be subject to the Change Management procedure as described in Schedule A. The "Change Management procedure" details how VENDOR CONSORTIUM will comply with the requirements set forth in this Agreement to perform the Services and otherwise control changes to SIRVA's computing environment, as such computing environment pertains to the Services. The Change Management procedure is not the process for modifying or changing, and shall not be used to modify or change, the scope of Services to be provided under, or any other terms or conditions of, this Agreement.

  11.5    Use of Subcontractors.

          (a)  Subject to Section 11.5(b) below, VENDOR CONSORTIUM shall not subcontract its obligations under this Agreement except as follows:

            (i)    COVANSYS may enter into a subcontract with ACS for the ACS Services.

            (ii)  Prior to entering into a subcontract with a third party that could affect SIRVA's intellectual property or covers a material portion of Services in any tower, VENDOR CONSORTIUM shall give SIRVA reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, and the identity and qualifications of the proposed subcontractor. At SIRVA's request, VENDOR CONSORTIUM shall identify and discuss pertinent provisions in the contract between VENDOR CONSORTIUM and the subcontractor. SIRVA shall have the right to approve or disapprove of proposed subcontractors. VENDOR CONSORTIUM subcontractors approved by SIRVA as of the Effective Date are set forth in Schedule E. SIRVA also shall have the right during the Term to revoke its prior approval of a subcontractor and direct VENDOR CONSORTIUM to replace such subcontractor if, as identified by SIRVA, (A) the subcontractor's performance is materially deficient; (B) good faith doubts exist concerning the subcontractor's ability to render future performance because of changes in the subcontractor's ownership, management, financial condition, or otherwise, and VENDOR CONSORTIUM is unable to provide adequate assurance of due performance by the subcontractor; or (C) there have been material misrepresentations by or concerning the subcontractor.

            (iii)  [**]

          (b)  [**]

          (c)  [**]

          (d)  [**]

  11.6    System Change.

          (a)  Each time, if any and subject to other provisions of this Agreement, that VENDOR CONSORTIUM proposes to make a material change substantially for its own benefit in the operating environment in which VENDOR CONSORTIUM is operating Software (a "System Change"), VENDOR CONSORTIUM shall (i) perform a comparison, at a reasonable and mutually agreed level of detail, between the amount of resources required by that Software to perform a representative sample of the processing then currently being performed for SIRVA immediately prior to the System Change and immediately after the System Change, or (ii) demonstrate to SIRVA that such change will not affect SIRVA's charges, costs, or resource utilization.

          (b)  SIRVA shall not be required to pay for increased resource usage due to a System Change. If, following a System Change, VENDOR CONSORTIUM contends that increased resource usage is from increased SIRVA use and not from the System Change, SIRVA shall only be required to pay for increased usage to the extent VENDOR CONSORTIUM demonstrates to SIRVA that increased usage is not due to the System Change and is due to SIRVA usage. Any such demonstration shall use the same representative sample as used in the comparison above.

  11.7    Technology Plan.

        The responsibility for setting IT strategic direction of SIRVA shall at all times remain with SIRVA. VENDOR CONSORTIUM in performing the Services shall conform to and shall support such strategic direction. Subject to the foregoing, and consistent with SIRVA's internal planning cycles and scheduling, the Parties shall jointly prepare an annual technology plan, in accordance with the provisions of this Section 11.7 and in conjunction with business plans to be provided by SIRVA (the "Technology Plan"). The Technology Plan shall consist of a three-year plan and annual implementation plans as described below. The Technology Plan shall address the information technology requirements of SIRVA's activities, shall be coordinated with and incorporate as appropriate statements of work, shall conform to SIRVA's overall strategic IT direction, shall be integrated with SIRVA's business goals and objectives and shall take account of and be coordinated with the strategic direction of other SIRVA Affiliates. Each Technology Plan after the first shall review and assess the immediately preceding Technology Plan. To the extent VENDOR CONSORTIUM is called upon in the preparation of the Technology Plan, and as a general matter, to make recommendations and to take other actions under this Agreement, VENDOR CONSORTIUM shall make such recommendations and take such actions neutrally and objectively without preference for its own offerings and always with the objective of identifying the best solutions to support SIRVA's business needs.

          (a)  Three-Year Plan. The Technology Plan shall include a comprehensive assessment and analysis of SIRVA's then-current information technology systems and services for the next three (3) years, including an assessment of the appropriate direction for such systems and services, in light of SIRVA's business priorities and strategies and competitive market forces. The plan shall include a specific identification of proposed software and hardware direction, a cost projection, a business impact analysis of any proposed changes, a description of the types of personnel skills and abilities potentially needed, to respond to any recommended changes or upgrades in technology, a general plan and an estimated time schedule for developing and achieving the recommended elements, and references to appropriate information services operations platforms that support service level requirements, exploit industry trends in production capabilities, and identify potential price performance improvement opportunities.

          (b)  Annual Implementation Plan. As necessary to support the overall objectives and directions of the three-year plan, the annual implementation plan shall provide specific guidance as to the information services requirements, projects, and plans for the upcoming year, including details on operations, maintenance backlog and development activities. The annual implementation plan shall include a summary review of VENDOR CONSORTIUM's performance of the Services in the year then concluding, and shall make updates and revisions of the long-term plan as appropriate. An annual implementation plan shall be prepared for each year of the Agreement.

          (c)  Drafting Responsibility. In accordance with the Transition Plan, SIRVA shall prepare the Technology Plan, with active advice, consultation, review and comments from VENDOR CONSORTIUM. The initial Technology Plan will reflect the points included in Schedule N, including, e.g., applications transition milestones definitions and applications transition template checklists and other transition metrics, including for infrastructure. Each Technology Plan shall become an attachment to Schedule A.

  11.8    Quality Assurance and Improvement Programs: [**].

          (a)  VENDOR CONSORTIUM, as part of its total quality management process, shall provide quality assurance and quality improvement through: (i) the identification and application of proven techniques and tools from other installations within its operations (i.e., "Best Practices") that might benefit SIRVA either operationally or financially; and (ii) the implementation of concrete programs, practices and measures approved by SIRVA. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for SIRVA to assure the quality of VENDOR CONSORTIUM's performance, and shall be included in the Procedures Manual.

          (b)  [**]

  11.9    Productivity and Management Tools.

        Subject to Schedule O, VENDOR CONSORTIUM shall utilize project and process management tools, including productivity aids and project management systems set forth in Schedule O, as reasonably necessary to perform the Services. VENDOR CONSORTIUM shall use project management tools in all major projects and employ a regular reporting mechanism to identify project tasks, present current status reports, and identify potential bottlenecks and problems. Except as otherwise provided in Schedule O, VENDOR CONSORTIUM will use these tools at no additional charge to SIRVA.

  11.10    Benchmarks for Cost of Services and Service Levels.

        As more fully described in Schedules B and C, SIRVA may from time to time benchmark the cost and performance of the Services (e.g., ARCs, RRCs, productivity and Service Levels), giving due consideration to the total scope of Services being performed, against standards satisfied by well-managed operations performing services similar to the Services and under similar environment, to the extent available information permits ("Benchmarking"). Based upon the results of such Benchmarking, [**].

  11.11    Inventory Listing.

        The Parties will undertake to maintain up-to-date inventory lists of Application Software, System Software, and Equipment.

12.    AUDITS

  12.1    Audit Rights.

        VENDOR CONSORTIUM shall maintain a complete audit trail of all financial and non-financial transactions resulting from this Agreement. No more than twice per year, VENDOR CONSORTIUM shall provide to SIRVA, its auditors (including internal audit staff and external auditors), inspectors, regulators and other representatives as SIRVA may from time to time designate in writing, access at all reasonable times (upon 48 hours notice, in the case of normal audits; or immediately in the case of emergency audits) to the part of a facility at which either VENDOR CONSORTIUM or any of its subcontractors is providing the Services, to the personnel of either VENDOR CONSORTIUM or any of its subcontractors providing the Services, and to data and records relating to the Services for the purpose of performing audits and inspections of either VENDOR CONSORTIUM or any of its subcontractors to verify performance of the Services, including to:

          (a)  verify the accuracy of charges (excluding data and records to the extent revealing profit directly or indirectly) and invoices;

          (b)  verify the integrity, security and confidential treatment of SIRVA Data and examine the systems that process, store, support and transmit that data; and

          (c)  examine VENDOR CONSORTIUM's performance of the Services including, to the extent applicable to the Services performed by VENDOR CONSORTIUM, performing audits (1) of practices and procedures, (2) of systems, (3) of general controls and security practices and procedures, (4) of disaster recovery and back-up procedures, (5) of the efficiency of VENDOR CONSORTIUM in using resources for which SIRVA is being charged and (6) as necessary to enable the entities receiving the Services to meet applicable regulatory requirements. To the extent that an emergency audit interferes in a manner that is not reasonably avoidable with VENDOR CONSORTIUM's ability to perform the Services or meet its Service Levels, VENDOR CONSORTIUM will be granted relief from such Service Levels.

        VENDOR CONSORTIUM shall provide to SIRVA, its auditors (including internal audit staff and external auditors), inspectors, regulators, and other representatives such assistance as they require, including installing and operating audit software. VENDOR CONSORTIUM shall cooperate fully with SIRVA or their designees in connection with audit functions and with regard to examinations by regulatory authorities. SIRVA's auditors and other representatives shall comply with VENDOR CONSORTIUM's reasonable security and confidentiality requirements. VENDOR CONSORTIUM's data and records shall contain sufficient data (quality and quantity) to be readily auditable. In no instance would SIRVA or those acting on SIRVA's behalf have access to (i) data and records to the extent such data and records relate to other VENDOR CONSORTIUM customers or (ii) VENDOR CONSORTIUM's data and records unrelated to the Services.

        In no event shall VENDOR CONSORTIUM be required to cooperate with or grant access to any competitor of VENDOR CONSORTIUM in the outsourcing services industry, provided that (i) the preceding limitation does not apply to the distinguishable audit arm of any entity that otherwise falls within this limitation and (ii) this limitation does not apply in any event to the audit arm of PricewaterhouseCoopers.

  12.2    Audit Follow-up.

          (a)  Following an audit or examination, SIRVA shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with VENDOR CONSORTIUM to obtain factual concurrence with issues identified in the review. VENDOR CONSORTIUM shall make available promptly to SIRVA the results (i.e., any findings, issues, recommendations, and resulting action plans) of any review or audit conducted by VENDOR CONSORTIUM, its Affiliates, or their contractors, agents or representatives (including internal and external auditors), relating to VENDOR CONSORTIUM's operating practices and procedures to the extent relevant and identifiable to the Services or the entities receiving the Services.

          (b)  VENDOR CONSORTIUM shall have services audits performed by its independent contractor on a reasonable schedule and frequency (annually) and shall provide SIRVA with the auditor's report from such audits.

          (c)  VENDOR CONSORTIUM and SIRVA shall meet to review each audit report promptly after issuance and to agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. VENDOR CONSORTIUM shall provide status updates covering the audit responses. SIRVA and VENDOR CONSORTIUM agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to VENDOR CONSORTIUM's operating practices and procedures produced by auditors or regulators of either Party.

  12.3    Records Retention.

        Until (i) three (3) years after expiration or termination of this Agreement, (ii) all pending matters relating to this Agreement (e.g., disputes and investigations) are closed, or (iii) retention of records is no longer required to meet SIRVA's uniformly applied records retention policy as identified to VENDOR CONSORTIUM as such policy may be adjusted from time to time, whichever is later, VENDOR CONSORTIUM shall maintain and provide access upon request to the records, documents and other information required to meet SIRVA's audit rights under this Agreement. Before destroying or otherwise disposing of such information, VENDOR CONSORTIUM shall provide SIRVA with sixty (60) days prior written notice and offer SIRVA, at SIRVA's expense, the opportunity to recover such information or request VENDOR CONSORTIUM to deliver to SIRVA such information.

13.    SIRVA RESPONSIBILITIES

  13.1    Responsibilities.

        In addition to SIRVA's responsibilities as expressly set forth elsewhere in this Agreement, SIRVA shall be responsible for the following:

          (a)  SIRVA shall designate one individual as the SIRVA Contract Executive (the "SIRVA Contract Executive") with the authority to act for, to make decisions, and to provide approvals, decisions, information, and acceptances on behalf of SIRVA and the SIRVA Radius Affiliates. The initial SIRVA Contract Executive will be SIRVA's Vice President of Enterprise Information Technology. All VENDOR CONSORTIUM communications concerning this Agreement shall be addressed to the SIRVA Contract Executive or to such individuals as are designated by the SIRVA Contract Executive.

          (b)  SIRVA shall cooperate with VENDOR CONSORTIUM by, among other things, making available, as reasonably requested by VENDOR CONSORTIUM, management decisions, information, approvals and acceptances so that VENDOR CONSORTIUM may accomplish its obligations and responsibilities under this Agreement. The SIRVA Contract Executive will designate personnel authorized to take such actions.

  13.2    Savings Clause.

        SIRVA has no obligations, other than as expressly set forth in this Agreement or otherwise agreed to in writing (e.g., a later statement of work), that it must satisfy as a condition to the full and timely performance by VENDOR CONSORTIUM of its obligations under this Agreement. If any acts, functions or responsibilities not specifically described in this Agreement are reasonably required for the proper performance and provision of and are inherent in the specified obligations of SIRVA, they shall be deemed to be implied by and included within the scope of SIRVA's obligations to the same extent and in the same manner as if specifically described in this Agreement. Except as otherwise expressly provided in this Agreement, VENDOR CONSORTIUM shall be responsible for providing the facilities, personnel and other resources as necessary to provide the Services. SIRVA's failure to perform any of its responsibilities set forth in this Agreement (other than as provided in Section 22.1(b)) shall not be deemed to be grounds for termination by VENDOR CONSORTIUM; provided, however, that VENDOR CONSORTIUM's nonperformance or delay of its obligations under this Agreement shall be excused if and to the extent (i) such VENDOR CONSORTIUM nonperformance or delay results from SIRVA's failure to perform, or delay in performing, its responsibilities, and (ii) VENDOR CONSORTIUM provides SIRVA with reasonable notice of such nonperformance or delay and uses commercially reasonable efforts to perform notwithstanding SIRVA's failure to perform (with SIRVA reimbursing VENDOR CONSORTIUM for its additional expenses reasonably incurred for such efforts).

14.    CHARGES

  14.1    General.

        SIRVA shall not be required to pay VENDOR CONSORTIUM any amounts for the Services other than those charges payable to VENDOR CONSORTIUM under this Article 14, the sections of this Agreement and the Schedules referenced above. During any renewal Term, SIRVA agrees to pay VENDOR CONSORTIUM a cost adjustment in the manner and to the extent provided in Schedule C.

  14.2    Pass-Through Expenses.

          (a)  Pass-Through Expenses are charges to be paid directly by SIRVA or through VENDOR CONSORTIUM. All Pass-Through Expenses as of the Effective Date are as described in this Agreement or listed in Schedule C. Unless the Parties agree otherwise in writing, a particular Pass-Through Expense is to be paid by SIRVA directly. In this case, VENDOR CONSORTIUM shall promptly provide SIRVA with the original third-party invoice for such expense together with a statement that VENDOR CONSORTIUM has reviewed the invoiced charges and made a determination of which charges appear, after reasonable inspection, to be proper and valid and payable by SIRVA.

          (b)  If the Parties agree that particular charges are to be paid through VENDOR CONSORTIUM, VENDOR CONSORTIUM shall act as payment agent for SIRVA and shall pay third-party charges comprising the Pass-Through Expense. Prior to making any such payment, however, VENDOR CONSORTIUM shall review the invoice charges to determine whether such charges appear, after reasonable inspection, to be proper and valid and should be paid and shall provide SIRVA with a reasonable opportunity to review the invoice to confirm VENDOR CONSORTIUM's determination. Following such review by VENDOR CONSORTIUM and SIRVA, VENDOR CONSORTIUM shall pay the amounts due and shall invoice SIRVA for such charges.

          (c)  [**]

          (d)  [**]

  14.3    Incidental Expenses.

        VENDOR CONSORTIUM acknowledges that except as expressly provided otherwise in this Agreement (including the Schedules) expenses that VENDOR CONSORTIUM expects to incur in performing the Services are included in VENDOR CONSORTIUM's charges and rates set forth in this Agreement. Accordingly, such VENDOR CONSORTIUM expenses are not separately reimbursable by

SIRVA unless, on a case-by-case basis for unusual expenses, SIRVA has agreed in advance and in writing to reimburse VENDOR CONSORTIUM for the expense. VENDOR CONSORTIUM personnel will follow SIRVA's expense reporting policies for all expenses reimbursed by SIRVA.

  14.4    Taxes.

        The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

          (a)  [**]

          (b)  [**]

          (c)  [**]

          (d)  The Parties agree to cooperate with each other to enable each to determine accurately its own tax liability and to minimize such liability to the extent legally permissible. VENDOR CONSORTIUM's invoices shall separately state the amounts of any taxes VENDOR CONSORTIUM is collecting from SIRVA. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

          (e)  In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three payment streams:

            (i)    those for taxable Services;

            (ii)  those in which VENDOR CONSORTIUM functions merely as a payment agent for SIRVA in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax; and

            (iii)  those for other nontaxable Services.

          (f)    VENDOR CONSORTIUM shall promptly notify SIRVA of, and coordinate with SIRVA the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which SIRVA or its Affiliates is responsible under this Agreement, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. SIRVA, for itself and its Affiliates, shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes paid by said entities and due said entities under this Agreement.

  14.5    New Services.

        In the event that SIRVA requests VENDOR CONSORTIUM to perform IT functions that are materially different from, and in addition to, the Services, the Parties' obligations with respect to such functions shall be as follows:

          (a)  [**]

          (b)  [**]

          (i)    [**]

          (ii)  [**]

          (c)  [**]

          (d)  [**]

          (e)  [**]

  14.6    Significant Increase or Reduction of SIRVA Work.

          (a)  If, during the Term, SIRVA experiences significant changes in the scope or nature of its business of the magnitude and for the duration described in Schedule C which both have or are reasonably expected to have the effect of causing a sustained: (i) significant increase, for which increase SIRVA or VENDOR CONSORTIUM reasonably believes the ARC methodology specified in Schedule C to be inadequate to address, or (ii) decrease, once below the minimum baselines set forth in Schedule C for which decrease SIRVA or VENDOR CONSORTIUM reasonably believes the RRC methodology specified in Schedule C to be inadequate to address, then the Parties will proceed as described in Schedule C. Examples of the kinds of events that might cause such significant increases or decreases in Services are:

          (i)    changes to locations where SIRVA operates;

          (ii)  mergers, acquisitions or divestitures;

          (iii)  changes in the method of service delivery (other than use of itself, an Affiliate or another permitted vendor); or

          (iv)  significant business growth or loss.

          (b)  Either Party will notify the other of any event or discrete set of events which it believes qualifies under this Section.

  14.7    Gainsharing.

        The Parties' initial objectives, definitions, methodologies and accounting processes for gainsharing are in Schedule C.

15.    INVOICING AND PAYMENT

  15.1    Invoicing.

          (a)  Except as provided in Schedule C with respect to initial working capital, VENDOR CONSORTIUM shall invoice SIRVA for all other amounts due under this Agreement monthly in arrears, except that COVANSYS and ACS will bill monthly in advance on the first of each month for Monthly Fees, in the case of COVANSYS, and for Base Charges, in the case of ACS, specified in Schedule C. Each invoice shall be in the form and format described in Schedules A and C. Each invoice shall, for each charge broken out on the invoice, cite the specific section(s) of the Agreement on which such charge is based. The Parties will work together to promptly identify and correct clerical or administrative errors. VENDOR CONSORTIUM shall include the calculations utilized to establish the charges.

          (b)  To the extent a credit may be due SIRVA pursuant to this Agreement, VENDOR CONSORTIUM shall provide SIRVA with an appropriate credit against amounts then due and owing; if no further payments are due to VENDOR CONSORTIUM, VENDOR CONSORTIUM shall pay such amounts to SIRVA within thirty days.

          (c)  COVANSYS and ACS shall each render an invoice for the charges covered by such invoice, with the amounts due and payable separately to COVANSYS and to ACS, respectively,

  and showing such details as specified by SIRVA including as necessary to satisfy SIRVA's internal accounting and chargeback requirements (such as allocating charges and realized savings among Service components, locations, departments, and Affiliates). Such invoice shall separately state the amounts of any taxes VENDOR CONSORTIUM is collecting from SIRVA.

  15.2    Payment Due.

        Subject to the other provisions of this Article 15, invoices provided for under Section 15.1 and properly submitted to SIRVA pursuant to this Agreement shall be billed in arrears and due and payable by SIRVA within [**]. Any amount due under this Agreement for which a time for payment is not otherwise specified (e.g., as to ARCs and RRCs) shall be due and payable within [**].

  15.3    Late Fees.

        In the event payment is not received when due, excluding any portion of charges withheld in a good faith dispute pursuant to Section 15.8 below or set off in good faith pursuant to Section 15.7 below, a monthly late payment fee of [**].

  15.4    Accountability.

        VENDOR CONSORTIUM shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by SIRVA under this Agreement, in accordance with generally accepted accounting principles applied on a consistent basis. VENDOR CONSORTIUM agrees to provide SIRVA with documentation and other information with respect to each invoice as may be reasonably requested by SIRVA.

  15.5    Proration.

        Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

  15.6    Refundable Items.

          (a)  Prepaid Amounts. Where SIRVA has prepaid for a service or function for which VENDOR CONSORTIUM is assuming financial responsibility under this Agreement, VENDOR CONSORTIUM shall credit to SIRVA, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Effective Date, to the extent VENDOR CONSORTIUM is relieved from paying the amount of such prepayment to the provider of that service or function.

          (b)  Refunds and Credits. If VENDOR CONSORTIUM should receive a refund, credit or other rebate for goods or services previously paid for by SIRVA, VENDOR CONSORTIUM shall promptly notify SIRVA of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be to SIRVA.

  15.7    Set-Off.

        A Party who is owed any amount by the other Party under this Agreement may, at its option, set off that amount as a credit against any undisputed amounts it otherwise owes to the other Party.

  15.8    Disputed Charges.

        Subject to Section 15.7, SIRVA shall pay undisputed charges when such payments are due under this Article 15 and Schedule C. SIRVA may withhold payment of particular charges that SIRVA disputes in good faith subject to the following: (i) Provided SIRVA gives VENDOR CONSORTIUM written notice within [**] of the initial due date for the invoice containing the disputed charge, SIRVA may withhold from the then current invoice a disputed amount charged on that invoice or on the immediately preceding [**] invoices; (ii) The amount SIRVA may withhold at any one time pursuant to this Section 15.8 shall not, taken together, exceed [**]. As provided in Article 21, the Parties shall pursue resolution of payment disputes with due diligence. Upon resolution of a payment dispute, and where payment is due, such payment with the interest set out above shall be made within five (5) business days.

16.    SIRVA INFORMATION AND DATA; CONFIDENTIALITY

  16.1    SIRVA Information.

          (a)  SIRVA Information shall be treated as the property of SIRVA, and this will not be altered by virtue of this Agreement or any access by VENDOR CONSORTIUM to SIRVA Information. VENDOR CONSORTIUM shall not possess or assert any lien or other right against or to SIRVA Information. No SIRVA Information shall be sold, assigned, leased, or otherwise disposed of or disclosed to third parties by VENDOR CONSORTIUM or commercially exploited by or on behalf of VENDOR CONSORTIUM, its employees or agents.

          (b)  Upon SIRVA's request, the termination or expiration of this Agreement for any reason (including termination for cause) or, with respect to any particular data, on such earlier date that the same shall be no longer required by VENDOR CONSORTIUM in order to render the Services under this Agreement, such SIRVA Information (including copies) shall be promptly returned to SIRVA by VENDOR CONSORTIUM in the media and formats reasonably requested by SIRVA or, if SIRVA so elects and with confirmation as requested by SIRVA, shall be destroyed. VENDOR CONSORTIUM may maintain one (1) copy for archival purposes to the extent required to comply with law or to the extent required for VENDOR CONSORTIUM to establish its rights under this Agreement. VENDOR CONSORTIUM's nonperformance of its obligations under this Agreement shall be excused if and to the extent (i) such VENDOR CONSORTIUM nonperformance results from VENDOR CONSORTIUM's return per SIRVA's request of SIRVA Information or Data prior to the termination or expiration of this Agreement, and (ii) VENDOR CONSORTIUM provides SIRVA with reasonable notice of nonperformance and uses commercially reasonable efforts to perform notwithstanding the return of the SIRVA Information (with SIRVA reimbursing VENDOR CONSORTIUM for its additional expenses for such efforts). If SIRVA requests the SIRVA Information in a form that does not then exist, such request will be deemed a request for a service within the meaning of this Agreement.

          (c)  SIRVA Information shall not be utilized by VENDOR CONSORTIUM for any purpose other than that of rendering the Services under this Agreement or to establish its rights under this Agreement or to comply with legal requirements as set out in Section 16.3(c)(ii).

  16.2    Safeguarding SIRVA Data.

          (a)  VENDOR CONSORTIUM shall establish and maintain safeguards against the destruction, unauthorized disclosure, loss, or alteration of SIRVA Data in the possession of VENDOR CONSORTIUM which are no less rigorous than those documented or otherwise maintained by SIRVA as of the Effective Date, and which shall be no less rigorous than the strict rules and protections maintained by VENDOR CONSORTIUM for its own information of a similar nature, and which are in no event less rigorous than safeguards substantially equivalent to industry best practices. Such VENDOR CONSORTIUM safeguards for SIRVA Data shall be subject to the approval of SIRVA. To the extent not unreasonably interfering with VENDOR CONSORTIUM's obligations respecting backup and security, SIRVA shall have the right to establish backup for data and to keep backup data and data files in its possession if it chooses. The safeguards in this Section 16.2 are directed to VENDOR CONSORTIUM's internal operations and are independent of security services within the Schedules for Services.

          (b)  Without limiting the generality of Section 16.2(a) above:

            (i)    VENDOR CONSORTIUM Personnel shall not attempt to access, or allow access to, any data, files or programs within the information systems environment to which they are not entitled under this Agreement. VENDOR CONSORTIUM shall promptly report such access to SIRVA, describe in detail any accessed materials, return to SIRVA any copied or removed materials, and will use all reasonable efforts to prevent reoccurrence of such access. VENDOR CONSORTIUM shall be entitled to access in emergencies as provided in Schedule A.

            (ii)  Subject to SIRVA's designating otherwise, and subject to the allocation of financial responsibility set forth in Schedule C, VENDOR CONSORTIUM shall implement systems security measures substantially equivalent to industry best practices to guard against the unauthorized access, alteration or destruction of Software and SIRVA Data. Such measures shall include the installation of Software which: (i) requires all users to enter a user identification number and password prior to gaining access to the information systems; (ii) controls and tracks the addition and deletion of users and SIRVA Data and Software; and (iii) controls user access to areas and features of the systems. As provided in Schedule C, third party charges necessary to implement such measures shall be treated as a Pass-Through Expense.

  16.3    Confidentiality.

          (a)  Confidential Information. VENDOR CONSORTIUM and SIRVA each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement, "Confidential Information" shall mean all information, in any form, furnished or made available by one Party to the other or discovered by the second Party during the Services. SIRVA Information and SIRVA Data will be presumptively deemed SIRVA Confidential Information.

          (b)  Obligations.

            (i)    No party will use another's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. No party will disclose to third parties another's Confidential Information without prior written consent of that other party. Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. SIRVA and VENDOR CONSORTIUM shall each use at least the same degree of care, but in any event no less than a degree of care substantially equivalent to industry best practices, to prevent disclosing to third parties the Confidential Information of the other as it and the disclosing Party employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided, however, that the Parties may disclose such information to entities performing services required under this Agreement where (A) use of such entity is authorized under this Agreement, (B) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (C) the entity agrees in writing to assume the obligations at least equivalent to those described in this Section 16.3. Any disclosure to such entity shall be under terms and conditions at least equivalent to those provided in this Agreement.

            (ii)  As requested by SIRVA during the Term and as requested by SIRVA upon expiration or any termination of this Agreement and completion of VENDOR CONSORTIUM's obligations under this Agreement and, subject to the other provisions of this Agreement, as requested by VENDOR CONSORTIUM upon expiration or any termination of this Agreement and completion of VENDOR CONSORTIUM's obligations under this Agreement, the receiving Party shall return or destroy, as the disclosing Party may direct, all or a portion of material in any medium that contains, refers to, or relates to the disclosing Party's Confidential Information, and the receiving Party may retain only one (1) archival copy to the extent required to comply with law or to the extent required for such Party to establish its rights under this Agreement.

            (iii)  Each party shall take reasonable steps so that its employees and agents comply with these confidentiality provisions.

            (iv)  The obligations of the Parties of use and disclosure under this Section 16.3 of the Agreement shall apply during the Term and for so long afterward, as to each bit of information, that such information remains Confidential Information.

          (c)  Exclusions.

            (i)    Section 16.3 shall not apply to any particular information which VENDOR CONSORTIUM or SIRVA can demonstrate (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) was in the rightful possession of the receiving Party at the time of disclosure to it, (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (v) was independently developed by the receiving Party without reliance upon Confidential Information of the furnishing Party.

            (ii)  In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body provided that, promptly upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

17.    REPRESENTATIONS AND WARRANTIES

  17.1    Non-Infringement.

        [**]

  17.2    Software Ownership or Use.

        [**]

  17.3    Authorization.

        Each Party represents and warrants to the other that:

          (a)  It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

          (b)  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

  17.4    Viruses.

        Each Party covenants that it shall use its commercially reasonable efforts so that no Viruses are coded or introduced into the systems used to provide the Services.

  17.5    Disabling Code.

        VENDOR CONSORTIUM covenants that, without the prior written consent of SIRVA, VENDOR CONSORTIUM shall not insert into Software or mechanisms or devices, any code designed or constructed to disable or otherwise disrupt all or any portion of the Services. VENDOR CONSORTIUM further covenants that, with respect to any disabling code that may be part of the Software or mechanisms or devices, VENDOR CONSORTIUM shall not invoke such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without SIRVA's prior written consent.

  17.6    Deliverables.

        With respect to each deliverable produced by Applications Software development projects undertaken by VENDOR CONSORTIUM, for a period of 180 days from the date of acceptance by SIRVA of such deliverable, VENDOR CONSORTIUM warrants that the deliverable will not materially deviate from the written specifications and requirements for such deliverable set forth or referred to in the applicable project plans. To the extent any such deviation is found, VENDOR CONSORTIUM shall resolve such deviation at no cost or loss of resources to SIRVA.

  17.7    Ownership of SIRVA Machines.

        SIRVA represents and warrants that SIRVA is either the owner or lessee of the SIRVA Equipment.

  17.8    Environmental.

        SIRVA covenants that SIRVA and SIRVA Affiliates are authorized to permit VENDOR CONSORTIUM access to and use of the SIRVA Facilities used in connection with performing the Services, and VENDOR CONSORTIUM is performing the Services for SIRVA at the SIRVA Facilities at SIRVA's request; and the SIRVA Facilities are in compliance with all material applicable federal, state and local laws governing the storage, existence, discharge and handling of hazardous materials.

  17.9    Disclaimer.

        EXCEPT AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18.    INSURANCE

        VENDOR CONSORTIUM shall during the Term have and maintain in force the insurance coverages set forth in Schedule P.

        [**]

19.    INDEMNITIES

  19.1    Indemnity by VENDOR CONSORTIUM.

        VENDOR CONSORTIUM, by and on behalf of itself and its Affiliates, agrees to indemnify, defend and hold harmless SIRVA and its Affiliates and their respective officers, directors, employees, agents, successors, representatives, attorneys and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a)  VENDOR CONSORTIUM's failure to observe or perform any duties or obligations to be observed or performed on or after the Effective Date by VENDOR CONSORTIUM under any of the contracts assigned to VENDOR CONSORTIUM or for which VENDOR CONSORTIUM has assumed financial, legal, or operational responsibility;

          (b)  VENDOR CONSORTIUM's failure to observe or perform any duties or obligations to be observed or performed on or after the Effective Date by VENDOR CONSORTIUM under Third Party Software licenses or Third Party Service Contracts;

          (c)  Any claims arising out of or related to occurrences VENDOR CONSORTIUM is required to insure against pursuant to Article 18 to the extent of such insurance coverage;

          (d)  Any claims of infringement of any patent, copyright, trademark, trade secret, or similar intellectual property rights of any third party, alleged to have occurred (i) because of non-third-party deliverables, equipment, systems, software or other resources provided by VENDOR CONSORTIUM to SIRVA under this Agreement, or (ii) because of third-party equipment, systems, software or other resources provided by VENDOR CONSORTIUM to SIRVA under this Agreement, to the extent of the third party's intellectual property indemnity or (iii) based upon performance of the Services by VENDOR CONSORTIUM; provided, however, that VENDOR CONSORTIUM will have no obligations under this subsection with respect to any Losses to the extent the same arise out of or in connection with SIRVA's misuse or unauthorized modification of equipment, systems, programs, or products or SIRVA's unauthorized combination, operation or use of those with devices, data, equipment, systems, programs or products not furnished by VENDOR CONSORTIUM.

          (e)  Any claim or action by, on behalf of, or related to, the Affected Employees arising in whole or in part out of VENDOR CONSORTIUM's actual or alleged acts or failures to act on or after the Effective Date (or in the case of Listed Employees, the Designated Date), including such claims arising under applicable federal, state, or local laws or regulations (including under the Employment Retirement Income Security Act of 1974, as amended, and under The Worker Adjustment and Retraining Notification Act (WARN)), but excluding claims or actions to the extent arising out of vested SIRVA pension rights or any determination by SIRVA not to make payments contemplated to be made by SIRVA under Schedule E;

          (f)    Any claim or action related to the hiring or other employment actions of VENDOR CONSORTIUM related to this Agreement prior to the Effective Date;

          (g)  VENDOR CONSORTIUM's failure to observe or perform its duties or obligations for obtaining Required Consents; and

          (h)  Any breach by VENDOR CONSORTIUM of its representations and warranties under sections 17.1, 17.2 or 17.3 of this Agreement.

  19.2    Indemnity by SIRVA.

        SIRVA, by and on behalf of itself and its Affiliates, agrees to indemnify, defend and hold harmless VENDOR CONSORTIUM and its Affiliates and their respective officers, directors, employees, agents, successors, representatives, attorneys and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a)  SIRVA's failure to observe or perform any duties or obligations to be observed or performed by SIRVA (i) prior to the Effective Date under any of the contracts assigned to VENDOR CONSORTIUM or (ii) prior to, on or after the Effective Date under any contracts for which VENDOR CONSORTIUM has assumed legal, financial, or operational responsibility;

          (b)  SIRVA's failure to observe or perform any duties or obligations to be observed or performed by SIRVA prior to, on, or after, the Effective Date under any of the applicable Third Party Software licenses or Third Party Service Contracts;

          (c)  Any claims of infringement of any patent, copyright, trademark, trade secret, or similar intellectual property rights of any third party, alleged to have occurred (i) because of non-third-party equipment, systems, software or other resources provided to VENDOR CONSORTIUM by SIRVA under this Agreement or (ii) because of third-party equipment, systems, software or other resources provided to VENDOR CONSORTIUM by SIRVA under this Agreement, to the extent of the third party's intellectual property indemnity or (iii) based upon SIRVA's activities under this Agreement; provided, however, that SIRVA will have no obligations with respect to any Losses to the extent the same arise out of or in connection with VENDOR CONSORTIUM's modification or misuse of equipment, systems, programs, or products or VENDOR CONSORTIUM's combination, operation or use of those with devices, data, equipment, systems, programs or products not furnished by SIRVA;

          (d)  Any claim or action by, on behalf of, or related to, the Affected Employees arising out of SIRVA's actual or alleged acts or failures to act or promises made by SIRVA or obligations incurred by SIRVA prior to the Effective Date or Designated Date, as applicable, including claims arising under applicable federal, state, or local laws or regulations (including under the Employment Retirement Income Security Act of 1974, as amended, and under The Worker Adjustment and Retraining Notification Act (WARN));

          (e)  Any claim or action arising on or after the Effective Date or Designated Date, as applicable, to the extent arising out of vested SIRVA pension rights, any determination by SIRVA not to make payments contemplated to be made by SIRVA under Schedule E;

          (f)    Any environmental claim arising out of this Agreement or as a result of the Services performed at the Facilities, except to the extent VENDOR CONSORTIUM has caused the environmental damage by actions unrelated to and unauthorized by this Agreement; and

          (g)  Any breach by SIRVA of its representations and warranties under sections 17.1, 17.2 or 17.3 of this Agreement.

  19.3    Additional Indemnities.

        VENDOR CONSORTIUM and SIRVA each agree to indemnify, defend and hold harmless the other, and its Affiliates, officers, directors, employees, agents, successors, representatives, attorneys and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following: (a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortuous conduct of the indemnitor; (b) the damage, loss or destruction of any real or tangible personal property caused by the tortuous conduct of the indemnitor, and (c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or failure to act of the indemnitor in its capacity as an employer of a person.

  19.4    Infringement.

        If any item recommended, selected, provided or developed by VENDOR CONSORTIUM to provide the Services becomes, or in VENDOR CONSORTIUM's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, unless such item was provided by SIRVA or its Affiliates or was used as required by SIRVA or its Affiliates, VENDOR CONSORTIUM shall, in addition to indemnifying SIRVA as provided in this Article 19 and to the other rights SIRVA may have under this Agreement, promptly secure the right to continue using the item or replace or modify the item to make it non-infringing or take such other action as SIRVA approves provided that any such replacement or modification or other action will not degrade the performance or quality of the affected component of the Services in a non-trivial manner. The Parties may also consider whether to reduce the charges in exchange for permitting VENDOR CONSORTIUM to remove the item and waive a notice of breach. VENDOR CONSORTIUM shall promptly notify SIRVA of any event or situation that reasonably might be expected to fall under this Section 19.4.

  19.5    Indemnification Procedures.

        With respect to third-party claims, the following procedures shall apply:

          (a)  Notice. Promptly after receipt by any entity entitled to indemnification under Sections 19.1 through 19.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages or loss of rights attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

          (b)  Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided, however, that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) to the extent affecting the rights of or imposing obligations on the indemnitee, the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

          (c)  Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the reasonable cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses.

  19.6    Subrogation.

        In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 19.1 through 19.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

  19.7    No Double Recovery.

        No Party shall recover or be required to pay the same damages twice.

20.    LIABILITY

  20.1    General Intent.

        Subject to the specific provisions of this Article 20, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.

  20.2    Liability Restrictions.

          (a)  FOR ALL EVENTS GIVING RISE TO LIABILITY UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT) OR OTHERWISE, NO PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS, EVEN IF THE OTHERWISE LIABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. Claims that are the subject of indemnification shall be deemed direct damages for purposes of this Section 20.2(a).

          (b)  [**]

          (c)  [**]

          (d)  Each Party shall have a right and a duty to reasonably mitigate damages for which the other Party is responsible, even before termination.

          (e)  [**]

            (i)    [**]

            (ii)  [**]

            (iii)  [**]

            (iv)  [**]

          (f)    In addition to the foregoing, to the extent SIRVA's claim against COVANSYS arises from the ACS Services, SIRVA must first or simultaneously proceed against ACS, whether in a common action against the VENDOR CONSORTIUM, or by separate action against ACS, in which case any applicable statutes of limitation will be tolled.

  20.3    Force Majeure.

          (a)  Except for VENDOR CONSORTIUM's obligations to provide Disaster Recovery Services as provided in this Agreement, no Party shall be liable for any default or delay in the performance of its obligations under this Agreement (i) if and to the extent such default or delay is caused, directly or indirectly, by any cause beyond the reasonable control of such Party that makes performance commercially impractical, (ii) provided the non-performing Party could not have prevented by reasonable precautions the default and/or delay and such default or delay can not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including by meeting the obligation for performing Disaster Recovery Services as described in this Agreement).

          (b)  In such event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts (taking into account, in the case of force majeure preventing VENDOR CONSORTIUM from performing, the potentially severe impact of such event on SIRVA) to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

          (c)  If any event under Section 20.3(a) above substantially prevents, hinders, or delays performance of the Services necessary for the performance of the SIRVA functions identified as critical by SIRVA in SIRVA's Business Continuity Plan, attached as Schedule Q, the following shall apply: If such force majeure event continues for more than three (3) consecutive days, then at SIRVA's option, SIRVA may procure such Services from an alternate source, and VENDOR CONSORTIUM shall be liable for payment for reasonable charges for such services from the alternate source until such time as VENDOR CONSORTIUM is again able to provide such Services. The charges payable by SIRVA under this Agreement shall be abated to the extent VENDOR CONSORTIUM is not able to perform such Services. If such event continues for more than thirty consecutive days, then at SIRVA's option, (i) SIRVA may terminate the portion of this Agreement so affected and the charges payable under this Agreement and other related aspects of the Agreement shall be equitably adjusted to reflect those terminated Services; or (ii) SIRVA may terminate this Agreement without liability to VENDOR CONSORTIUM as of a date specified by SIRVA in a written notice of termination to VENDOR CONSORTIUM. VENDOR CONSORTIUM shall not have the right to any additional payments from SIRVA for costs or expenses incurred by VENDOR CONSORTIUM because of any force majeure occurrence.

          (d)  This Section 20 does not, except as expressly otherwise provided, limit or otherwise relieve SIRVA's obligation to pay any monies due to VENDOR CONSORTIUM under the terms of this Agreement.

21.    DISPUTE RESOLUTION

        Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by VENDOR CONSORTIUM or SIRVA, shall be resolved as provided in this Article 21. The Parties shall pursue resolution of disputes with all diligence.

  21.1    Informal Dispute Resolution.

        Before the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

          (a)  Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The designated representative of a Party shall have the authority to resolve the dispute on behalf of such Party.

          (i)    The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

          (ii)  During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

          (iii)  The specific format for the discussions shall be left to the discretion of the designated representatives.

          (b)  Upon request of either designated representative, the dispute shall be referred to the Steering Committee for further consideration.

          (c)  Subject to Section 21.1(d) below, once ten (10) days have passed after the initial written request to appoint a designated representative pursuant to Section 21.1 (a) above, either Party may require that the Parties endeavor to settle the dispute by mediation under the then current model mediation procedure for business disputes or mini-trial procedure of the CPR Institute For Dispute Resolution ("CPR"). Unless otherwise agreed the Parties will select a mediator from the CPR panels of neutrals and shall notify CPR to initiate the selection process.

          (d)  Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

          (i)    the designated representatives and the chief executive officers of the disputing parties concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

          (ii)  twenty days after the initial written request to appoint a designated representative pursuant to Section 21.1 (a) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section 21.1 was not followed or completed).

        This provision shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in Sections 21.2(b). Following the commencement of formal proceedings permissible under this Agreement, either Party may terminate or decline to commence mediation under Section 21.1 (c) above.

  21.2    Formal Dispute Resolution.

        If the Parties are unable to resolve any controversy or dispute ("dispute") arising under this Agreement as contemplated by Section 21.1 and if such dispute is not subject to arbitration under Section 21.2(a), then such dispute shall be submitted to a court of competent jurisdiction for determination at the election of either Party (the "Disputing Party").

          (a)  Arbitration. (i) Disputes involving Service Level Credits and (ii) disputes not involving either requests for injunctive relief or money damages in excess of $500,000 shall be submitted to mandatory and binding arbitration. Arbitration of disputes shall be subject to the following conditions:

          (i)    Selection of Arbitrator. The Disputing Party shall notify CPR and the other Party in writing describing in reasonable detail the nature of the dispute, and shall request that CPR make available the arbitrator previously retained by the parties. The retained arbitrator shall have substantial experience in the area of information technology and the moving services, logistics, relocation, and related insurance and financial services industries. The timing and procedures for retention are set forth in Schedule R.

          (ii)  Conduct of Arbitration. The arbitrator shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator shall have no power or authority to amend or disregard any provision of this Section 21.2(a) or any other provision of this Agreement. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of SIRVA and VENDOR CONSORTIUM being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the Parties, an arbitration hearing shall be conducted on consecutive days.

          (iii)  Replacement of Arbitrator. Should the retained arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 21.2(a), such arbitrator shall be replaced by an arbitrator selected by repeating the process of selection described in paragraph (i) above. If an arbitrator is replaced pursuant to this paragraph (iii), then a rehearing shall take place in accordance with the provisions of this Section 21.2(a). The original arbitrator shall remain the retained arbitrator for future disputes.

          (iv)  Findings and Conclusions. The arbitrator rendering a decision upon disputes between Parties as provided in this Section 21.2(a) shall, after reaching a decision, prepare and distribute to the Parties a writing describing the findings and conclusions relevant to such decision and containing an opinion setting forth the reasons for such decision. The decision of the arbitrator shall be final and binding on the Parties and judgment on it may be entered in a court of competent jurisdiction.

          (v)  Place of Arbitration Hearings. Arbitration hearings under this Agreement shall be held in Chicago, Illinois. If VENDOR CONSORTIUM and SIRVA agree, arbitration hearings may be held in another location.

          (vi)  Time of the Essence. The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. The arbitrator shall render his or her judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

          (b)  Litigation.

          (i)    If a Party makes a good faith determination that a breach of the terms of this Agreement by the other Party is such that a temporary restraining order or other immediate injunctive relief is the only appropriate and adequate remedy, then the Party making such determination may seek such remedy. In particular, in the event of any breach of the confidentiality, intellectual property, non-competition, or non-solicitation provisions of this Agreement, the Parties agree that the non-breaching Party will suffer irreparable harm and monetary damages that may be recovered for any injury to the non-breaching Party from any violation of this type will be an inadequate remedy. Accordingly, the Parties agree that the non-breaching Party shall be entitled to temporary and permanent injunctive relief against the breaching Party, and the other rights and remedies to which the non-breaching Party may be entitled to at law, in equity or under this Agreement.

          (ii)  The Parties consent to exclusive venue in and jurisdiction of competent federal and state courts in the Northern District of Indiana or the Northern District of Illinois for all litigation which may be brought, subject to the requirement for arbitration under this Agreement, with respect to the terms of, and the transactions and relationships contemplated by, this Agreement.

          (c)  Prevailing Party.

        In any action—arbitration or litigation—arising under this Agreement, the prevailing party shall recover its costs, including reasonable attorney's fees.

  21.3    Continued Performance.

        Each Party agrees to continue performing its obligations (for which, in the case of VENDOR CONSORTIUM—and subject to SIRVA's rights to withhold disputed amounts—it is being paid), under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

  21.4    Governing Law.

        This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of Indiana without regard to its choice of law principles.

22.    TERMINATION

  22.1    Termination for Cause.

          (a)  In the event that VENDOR CONSORTIUM:

            (i)    subject to paragraph (ii) below, commits a material breach of this Agreement, which breach is not cured within thirty (30) days of notice of breach from SIRVA to VENDOR CONSORTIUM; or

            (ii)  commits a material breach of this Agreement which is not capable of being cured within thirty (30) days and fails to (A) proceed promptly and diligently to correct the breach, (B) develop within ten (10) days following written notice of breach from SIRVA a complete plan for curing the breach, and (C) cure the breach within sixty (60) days of notice of it; or

            (iii)  within any twelve month period, fails to perform in accordance with the Required Service Level of the same Critical Service Level as set forth in Schedule B for (x) three consecutive months or (y) any five months out of a rolling twelve month period, even if such failures are ultimately cured, provided that such right to terminate for cause must be exercised by SIRVA, if at all, within three months of the last event triggering such breach;

    or in the event:

            (iv)  either COVANSYS or ACS becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, or makes an assignment for the benefit of all or substantially all of its creditors; or

            (v)  NASDAQ notifies COVANSYS or NYSE notifies ACS that its respective shares have been involuntarily delisted and such delisting is not the result of a merger or other corporate reorganization, then, SIRVA may, by giving written notice to VENDOR CONSORTIUM, terminate this Agreement, in whole, or in part, as of a date specified in the notice of termination. If ACS is not responsible for the events giving rise to termination under this Section 22.1, SIRVA may elect not to terminate this Agreement as to ACS, in which case the terms of this Agreement and the charges payable will be adjusted to apply to ACS standing alone. If COVANSYS is not responsible for the events giving rise to termination under this Section 22.1, SIRVA may elect not to terminate this Agreement as to COVANSYS, in which case the terms of this Agreement and the charges payable will be adjusted to apply to

    COVANSYS standing alone. After any such election, the terms of this Agreement will be deemed amended so that the remaining party is not liable for damages to SIRVA arising after the effective date of termination proximately caused by termination of the terminated party. If COVANSYS is responsible for the events giving rise to termination, SIRVA shall not have the right to terminate this Agreement or any portion with respect to ACS if SIRVA does not also terminate with respect to COVANSYS. If SIRVA chooses to terminate this Agreement in part, such termination shall be solely by tower (e.g., data processing, network, AD/M, DSM) and limited to the tower to which such breach related, and the charges payable under this Agreement will be equitably adjusted to reflect those Services that are not terminated.

            (b)  COVANSYS or ACS may by giving written notice to SIRVA terminate this Agreement as to the Services for which the Party giving notice is responsible, as of a date specified in the notice of termination in the event, and only in the event, SIRVA fails to pay either COVANSYS or ACS when due undisputed charges under the Agreement and fails to make such payment within thirty (30) days of notice from either COVANSYS or ACS of the failure to make such payment.

  22.2    Termination for Convenience.

        SIRVA may terminate this Agreement for convenience and without cause at any time by giving VENDOR CONSORTIUM at least six (6) months prior written notice designating a termination date, which date shall be after the first thirty-six months following the Effective Date as to COVANSYS and after the first twelve months following the Effective Date as to ACS, and paying to VENDOR CONSORTIUM on the effective date of termination the applicable Termination Charge for Convenience specified in Schedule C (which, for ACS only, shall be prorated on a per diem basis for any partial month). In the event that a purported termination for cause by SIRVA under Section 22.1 is determined by a competent authority not to be properly a termination for cause, then such termination by SIRVA shall be deemed a termination for convenience under this Section 22.2.

  22.3    Termination upon Change of Control.

        In the event of a change in Control of either COVANSYS or ACS or the commercial outsourcing component of either performing the Services under this Agreement, in which Control transfers, without SIRVA's consent, to persons or entities who are not employees of COVANSYS or ACS at the Effective Date, then SIRVA may terminate this Agreement by (i) giving VENDOR CONSORTIUM at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective, and (ii) paying to VENDOR CONSORTIUM on the effective date of termination the applicable Termination Charge for Change of Control, which shall be [**].

  22.4    Extension of Termination Effective Date.

        SIRVA may extend the effective date of termination up to two (2) times, at its sole discretion, provided that the total of such extensions shall not exceed one hundred and eighty (180) days following the original effective date of termination. For any notice or notices of such extensions provided to VENDOR CONSORTIUM within ninety (90) days prior to the actual date of termination, SIRVA shall reimburse VENDOR CONSORTIUM for additional expenses reasonably incurred by VENDOR CONSORTIUM as a result. The Parties recognize that SIRVA may not need as much of the Services during the extension periods. For provision of substantially full Services, the rates in Schedule C shall be applicable. For provision of less than substantially full Services, the applicable or most comparable ARC Rate shall apply.

  22.5    Termination/Expiration Assistance.

        Commencing six (6) months prior to expiration of this Agreement or on such earlier date as SIRVA may request, or commencing upon any notice of termination of this Agreement (including notice based upon breach or default by SIRVA, in which case SIRVA will pay VENDOR CONSORTIUM on a monthly basis an estimated amount in advance for work to be performed during that month, with true-up in the following month to reflect actual Services received), and continuing through the effective date of expiration (as such effective date may be extended pursuant to Section 3.2), or, if applicable, through the effective date of termination (as such effective date may be extended pursuant to Section 22.4), VENDOR CONSORTIUM shall provide to SIRVA, or at SIRVA's request to SIRVA's designee (provided such designee agrees in writing to assume confidentiality obligations at least equivalent to those described in Section 16.3), the termination/expiration assistance reasonably requested by SIRVA to allow the Services to continue without interruption, to minimize adverse effect, and to facilitate the orderly transfer of the Services to SIRVA or its designee ("Termination/Expiration Assistance"). Termination/Expiration Assistance shall include the assistance described below and in Schedule G. [**]

23.    GENERAL

  23.1    Binding Nature and Assignment.

        This Agreement shall be binding on the Parties and their respective successors and assigns. No person or entity not a Party will be deemed to have an interest in or be a beneficiary under this Agreement. Notwithstanding the designation of an Effective Date that is subsequent to the actual date of execution by the Parties, this Agreement shall be binding on the Parties upon execution by and delivery to all Parties of a fully executed Agreement. No Party may, nor shall any Party have the power to, assign this Agreement without the prior written consent of the others, except that a Party may assign its rights and obligations under this Agreement without the approval of the other Parties to an entity which acquires all or substantially all of the assets of the assigning Party or to any Affiliate or successor in a merger or acquisition of such Party; provided, however, that in no event shall such assignment relieve the assigning Party of its obligations under this Agreement. Upon forty-five (45) days advance written notice from VENDOR CONSORTIUM, VENDOR CONSORTIUM may assign its rights to receive total payments under this Agreement.

  23.2    Entire Agreement; Amendment.

        This Agreement, including the Schedules, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. In the event of a conflict between the provisions of the base Agreement and a Schedule, the provisions of the base Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of the Schedule. No amendment or waiver of this Agreement shall be valid unless in writing and signed by an authorized representative of the Party against which amendment or waiver is sought to be enforced. Work performed during due diligence shall be uncompensated but otherwise deemed work performed pursuant to this Agreement and shall be governed by the terms of this Agreement.

  23.3    Compliance with Laws and Regulations.

          (a)  Each Party shall perform its obligations in a manner that complies with the applicable federal, state and local laws, regulations, ordinances and codes (including identifying and procuring required permits, certificates, approvals and inspections). If a charge of non-compliance by either Party with any such laws, regulations, ordinances, or codes occurs, the Party charged with such non-compliance shall promptly notify the other Party of such charges in writing.

          (b)  Each Party's execution, delivery, and performance of this Agreement does not and shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

          (c)  All financial and accounting measures within this Agreement and the Services shall be calculated in accordance with GAAP.

  23.4    Notices.

        All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy sent by another means specified in this Section 23.4, or (iv) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

  In the case of SIRVA:

  Vice President of Enterprise Information Technology
  215 W. Diehl Road
  Naperville, Illinois 60563
  With a copy to General Counsel at the same address.

  In the case of COVANSYS:

  Director of Contracts
  32605 West Twelve Mile Road
  Farmington Hills, Michigan 48334

  With a copy to General Counsel at the same address.

  In the case of ACS:

  Affiliated Computer Services, Inc.
  2828 North Haskell Avenue
  Dallas, Texas 75204
  Attn: Group President, IT Solutions

  With a copy to General Counsel at the same address.

        A Party may from time to time change its address or designee for notification purposes by giving the others prior written notice of the new address or designee and the date upon which it will become effective.

  23.5    Counterparts.

        This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

  23.6    Headings.

        The article and section headings and the table of contents are for reference and convenience only and shall not enter into the interpretation of this Agreement.

  23.7    Relationship of Parties.

        COVANSYS and ACS, in furnishing the Services under this Agreement, are acting as independent contractors. VENDOR CONSORTIUM has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by VENDOR CONSORTIUM under this Agreement. VENDOR CONSORTIUM is not an agent of SIRVA and has no authority to represent SIRVA as to any matters, except as expressly authorized in this Agreement.

  23.8    Severability.

        In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

  23.9    Consents and Approval.

        Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.

  23.10    Waiver of Default: Cumulative Remedies.

          (a)  A delay or failure to act by any Party to exercise any right or power under this Agreement shall not be construed to be a waiver. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach of such a covenant shall not be construed to be a waiver of any succeeding breach or of any other covenant.

          (b)  Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

  23.11    Survival.

        Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

  23.12    Public Disclosures.

        The terms and conditions of this Agreement, including the Schedules, will be deemed Confidential Information of each Party, as if first received after the Effective Date. All media releases, public announcements, and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release. Notwithstanding the foregoing, VENDOR CONSORTIUM may list SIRVA as a customer and describe in general terms the services provided by VENDOR CONSORTIUM under this Agreement in proposals and other marketing materials.

  23.13    Service Marks.

        Each Party agrees that it shall not, without the other Party's prior written consent, use the name, service marks or trademarks of the other Party or its Affiliates.

  23.14    Limitations Period.

        No Party may bring an action, regardless of form, arising out of this Agreement more than three years after the cause of action was discovered by the Party bringing the action; provided that this shall not limit a Party's ability to introduce events into evidence in support of a cause of action otherwise timely brought under this section.

  23.15    Remarketing.

        Beyond as described in Section 4.1(c), SIRVA may bundle the Services provided under this Agreement as part of its offerings to those entities with whom it has an independent business relationship, such as its associates, agents, preferred partners and customers. For purposes of clarification, this provision does not permit SIRVA to operate as a standalone commercial IT outsourcing service bureau competing with COVANSYS or ACS.

  23.16    Third Party Beneficiaries.

        Except as provided in Article 19, this Agreement is entered into solely between, and may be enforced only by, SIRVA and VENDOR CONSORTIUM; and this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

  23.17    [**]

        [**]

  23.18    [**]

        [**]

  23.19    Export.

        The Parties acknowledge that certain Software and technical data to be provided under this Agreement and certain transactions under this Agreement may be subject to export controls under the laws and regulations of the United States and other countries. All Parties will comply with applicable export laws or regulations.

  23.20    Non-Solicitation.

          (a)  During the Term of this Agreement and for a period of [**] after its termination, VENDOR CONSORTIUM Personnel who are supporting or have supported SIRVA shall not directly or indirectly (which shall not include general, non-SIRVA specific, advertisements, recruiting or solicitations by VENDOR CONSORTIUM) without the prior written consent of SIRVA offer to employ any person, or employ any person, with whom such personnel have come into contact in performing the Services and who is then employed by SIRVA or any of its Affiliates or who has been employed by SIRVA or any of its Affiliates during the [**] period immediately preceding the date on which an offer of employment would be made but for the provisions of this Section 23.20.

          (b)  Except as otherwise permitted under this Agreement, during the Term of this Agreement and for a period of [**] after its termination, SIRVA shall not without the prior written consent of VENDOR CONSORTIUM offer to employ any person, or employ any person, with whom SIRVA personnel have come into contact in VENDOR CONSORTIUM's performance of the Services and who is then employed or who has been employed by VENDOR CONSORTIUM during the [**] period immediately preceding the date on which an offer of employment would be made but for the provisions of this Section 23.20.

          (c)  This Section 23.20 shall not apply with respect to a Party's employees who are involuntarily terminated by such Party.

  23.21    Document Production.

        Each Party agrees to execute and deliver to the other Party such instruments and documents as the other Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.

  23.22    Date Computation.

        Where a Party must do an action by a date that falls on a Saturday, Sunday, legal or SIRVA holiday, such date shall be extended to the next SIRVA business day.

        TO WITNESS THIS AGREEMENT, the Parties have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

NORTH AMERICAN VAN LINES, INC.	COVANSYS CORPORATION
By:	By:

Printed:	Printed:

Title:	Title:

Date:	Date:

AFFILIATED COMPUTER SERVICES, INC.
By:
Printed:
Title:
Date:

Schedule A-1

Description of Services

to

Agreement for Outsourcing Services

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A

Description of Services

TO			1
1.0	INTRODUCTION		4
2.0	DEFINITIONS
	2.1	Certain Definitions
	2.2	Other Terms
3.0	MAINFRAME, MIDRANGE, AND SERVER SYSTEMS
	3.1	General
	3.2	Hours of Operation
	3.3	Operations Monitoring and Management
	3.4	Production Control and Scheduling
	3.5	Technical Support
	3.6	Operations Support
	3.7	Software Version Levels
	3.8	Storage Management
	3.9	Removable Media Management
	3.10	Physical Database Support
	3.11	Logical Database Support
	3.12	Performance Planning and Management
	3.13	Configuration Management
	3.14	System Change Control Process
4.0	CROSS FUNCTIONAL
	4.1	Back-up and Recovery Services
	4.2	Off-Site Media Storage
	4.3	Physical Security
	4.4	Service Reporting
	4.5	Testing
	4.6	Consulting/Functional Support
	4.7	License Management and Compliance
	4.8	Asset Management
	4.9	Management of Third Party Contracts
	4.10	Operations Documentation
	4.11	Charge Back Support
	4.12	Network Management
	4.13	Problem Management
	4.14	System Change Management
	4.15	Business Continuity Planning and Disaster
5.0	CROSS FUNCTIONAL PLANNING SERVICES
	5.1	Service Planning
	5.2	Capacity Planning
	5.3	Acquisition, Joint Venture and Divestiture Services
	5.4	Training and Education
6.0	HELP DESK
	6.1	Service Description
	6.2	Activities Description
	6.3	Service Parameters
	6.4	Methodology for Billable Incidents
7.0	NETWORK AND VOICE MANAGEMENT

2

	7.1	Service Description
	7.2	Activities Description
	7.3	Service Parameters
	7.4	Voice IMAC Projects
8.0	DESKTOP MANAGEMENT SERVICES
	8.1	Service Description
	8.2	Activities Description
	8.3	Service Parameters
	8.4	Desktop IMAC Projects
9.0	REMOTE LOCATION SUPPORT
	9.1	Remote Location Support
	9.2	Definitions
	9.3	Roles and Responsibilities
	9.4	Remote Location Services

3

1.0  INTRODUCTION

Vendor Consortium shall provide the services described in this Schedule A. ACS is responsible for providing only the Services for which ACS is identified as the responsible party.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

4

DEFINITIONS GLOSSARY

1.
"3090-200 Equivalent CPU Hours" shall have the meaning set forth in Section 2.0(a) of Schedule C-1.

2.
"3PL" shall mean third-party logistics. (11.13 of Schedule A-11.13)

3.
"ABENDS" shall have the meaning set forth in Section 3.4(b)(11) of Schedule A-1.

4.
"Account Management Structure" shall have the meaning set forth in Schedule D.

5.
"ACD" shall mean Automatic Call Director. (Section 11.1(a) of Schedule B-1)

6.
"ACS" shall mean Affiliated Computer Services, Inc. (Intro to B.A.1)

7.
"ACS Executive Account Manager" shall have the meaning set forth in Section 11.17 of Schedule A-11.17.

8.
"ACS Help Desk" shall have the meaning set forth in Section 4.13 of Schedule A-1.

9.
"ACS-Managed Systems or Components" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

10.
"ACS Services" shall have the meaning set forth in Section 2.1(a) of B.A.

11.
"Active Projects" shall have the meaning set forth in Section 1.1 of Schedule K-1.

12.
"Actual Uptime" has the meaning set forth in Section 1.2(a) of Schedule B-1.

13.
"Adjusted Key Employees" shall have the meaning set forth in Section 11.15 of Schedule A-11.15.

14.
"AD/M" shall mean applications development and maintenance. (1.1(d) of B.A.)

15.
"AD/M Documentation" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

16.
"Affected Employees" shall have the meaning set forth in Section 7.2 of B.A.

17.
"Affiliate" shall have the meaning set forth in Section 2.1(c) of B.A.

18.
"Agent" shall mean entities that have signed an Agency Contract with SIRVA or its Affiliates. (11.13 of Schedule A-11.13)

19.
"Agent Services" shall have the meaning set forth in Section 11.13 of Schedule A-11.13.

20.
"Agreement" shall mean the Agreement for Outsourcing Services. (Intro to B.A.)

1
"B.A." refers to the base Agreement for Outsourcing Services. See definition no. 20.

1

21.
"Annual Client Survey" shall have the meaning set forth in Section 11.19 of Schedule A-11.19.

22.
"Annual Implementation Plan" shall have the meaning set forth in Section 11.16 of Schedule A-11.16.

23.
"Application Portfolio Management" shall have the meaning set forth in Section 10.3 of Schedule A-10.

24.
"Application Tape Mounts" shall have the meaning set forth in Section 2.0(f) of Schedule C-1.

25.
"Applications" shall have the meaning set forth in Section 2.1(d) of B.A.

26.
"Applications Software" shall have the meaning set forth in Section 2.1(d) of B.A.

27.
"Approval Period" shall have the meaning set forth in Section 5.2 of Schedule B-2.

28.
"Approved Service / Priority Levels" shall have the meaning set forth in Section 10.0 of Schedule A-10.

29.
"ARC" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6.

30.
"ARC Rate" shall have the meaning set forth in Section 2.0(n) of Schedule C-1.

31.
"ARC/RRC Rate" shall have the meaning set forth in Section 2.0 of Schedule C-2.

32.
"Architecture Documentation" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

33.
"ASA" shall have the meaning set forth in Section 11.1(a) of Schedule B-1.

34.
"Assessment Period" shall have the meaning set forth in Section 1.2 of Schedule B-2.

35.
"Assessment Services" shall have the meaning set forth in Section 1.5 of Schedule B-2.

36.
"Asset Inventory" shall have the meaning set forth in Section 4.8(b) of Schedule A-1.

37.
"Associates" shall have the meaning set forth in Section 11.10 of Schedule A-11.10.

38.
"At-Risk Amount" shall have the meaning set forth in Section 1.2(c) of Schedule B-1 and Section 1.2(b) of Schedule B-2.

39.
"Availability" shall have the meaning set forth in Section 1.2(d) of Schedule B-1.

40.
"AWW" shall mean Allied Worldwide.

41.
"Base Charge" shall have the meaning set forth in Section 2.0(c) of Schedule C-1.

2

42.
"Baseline" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6 and Section 2.0 of Schedule C-2.

43.
"Baseline employees" shall have the meaning set forth in Schedule J.

44.
"Baseline service" shall mean the services provided by existing SIRVA IT staff at the time of their employment transition to Covansys or ACS. (Section 11.11 of Schedule A-11.11, Section 11.12 of Schedule A-11.12 and Section 11.18 of Schedule A-11.18)

45.
"Baseline Volume" shall have the meaning set forth in Section 2.0(b) of Schedule C-1.

46.
"Benchmarking" shall have the meaning set forth in Section 11.10 of B.A.

47.
"Benchmarking Firm" shall have the meaning set forth in Section I of Schedule C-11.2.

48.
"Benchmarking Plan" shall have the meaning set forth in Section II.D of Schedule C-11.2.

49.
"Benchmarking Process" shall have the meaning set forth in Section II.A(b) of Schedule C-11.2.

50.
"Benchmarking Report" shall have the meaning set forth in Section II.A(c) of Schedule C-11.2.

51.
"Best Practices" shall have the meaning set forth in Section 11.8(a) of B.A.

52.
"Billable CPU Hours" shall have the meaning set forth in Section 2.0(d) of Schedule C-1.

53.
"Billable Gigabytes" shall have the meaning set forth in Section 2.0(e) of Schedule C-1.

54.
"Billable Tape Mounts" shall have the meaning set forth in Section 2.0(f) of Schedule C-1.

55.
"Build" shall have the meaning set forth in Section 1.1 of Schedule K-1.

56.
"Building Security" shall have the meaning set forth in Schedule J.

57.
"Business Continuity Plan (BCP)" shall have the meaning set forth in Schedule Q.

58.
"Business Sponsor" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

59.
"Business Unit" shall have the meaning set forth in Section 2.1(g) of Schedule A-1.

60.
"Bypassed Problem" shall have the meaning set forth in Section 1.2(v) of Schedule B-1.

61.
"Calendar" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

62.
"Capex" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

63.
"Capital Project" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

3

64.
[**]

65.
"Change Control" shall have the meaning set forth in Section 11.1 of Schedule A-11.1 and Section A-11.7 of Schedule A-11.7.

66.
"Change Management" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

67.
"Change Management procedure" shall have the meaning set forth in Section 11.4 of B.A.

68.
[**]

69.
"Commercially reasonable best efforts" shall have the meaning set forth in Section 10.1 of B.A.

70.
"Confidential Information" shall have the meaning set forth in Section 16.3 of B.A.

71.
"Contract Year" shall have the meaning set forth in Section 2.0 of Schedule C-2.

72.
"Control" and its derivatives shall have the meaning set forth in Section 2.1(f) of B.A.

73.
"Corporate Compliance Program" shall have the meaning set forth in Section 11.10 of Schedule A-11.10.

74.
"Corrective Plan" shall have the meaning set forth in Section 5.2 of Schedule B-2.

75.
"COVANSYS" shall mean COVANSYS Corporation. (Intro to B.A.)

76.
"Covansys Account Executive" shall have the meaning set forth in Section 11.17 of Schedule A-11.17.

77.
"Covansys-Managed Systems or Components" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

78.
"CPR" shall mean the CPR Institute for Dispute Resolution. (21.1(c) of B.A.)

79.
"Crisis Management Center" shall have the meaning set forth in Section 1.3 of Recovery Plan -01.

80.
"Critical Applications" shall be as set forth in Section 8.1 of Schedule B-1.

81.
"Critical Personnel" shall have the meaning set forth in Section 7.2(e) of B.A., and are as listed in Schedule E.

82.
"Critical Processes" shall have the meaning set forth in Section 10.0 of Schedule A-10.

83.
"Critical Service Levels" shall have the meaning set forth in Section 2 of Schedule B-1 and Section 1.2(c) of B-2.

84.
"Daily Operational Review" shall have the meaning set forth in Section 4.4 of Schedule A-1.

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

4

85.
"Data Center" shall have the meaning set forth in Section 2.1(g) of B.A, Section 2.1(h) of Schedule A-1 and Schedule J.

86.
"Data Center Environmentals" shall have the meaning set forth in Section 8.7(a)(i)(C) of B.A.

87.
"Design" shall have the meaning set forth in Section 1.1 of Schedule K-1.

88.
"Designated Date" shall have the meaning set forth in Section 7.2(c) of B.A.

89.
"Desktop Computer Equipment" shall have the meaning set forth in Schedule J.

90.
"Development & Test" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

91.
"Disaster" shall have the meaning set forth in Section 4.3 of B.A.

92.
"Disaster Recovery Plan" shall have the meaning set forth in Section 4.3 of B.A.

93.
"Disaster Recovery Services" shall mean the services to be provided pursuant to the Disaster Recovery Plan.

94.
"Dispute" shall have the meaning set forth in Section 21.2 of B.A.

95.
"Dispute Resolution Process" shall be as set forth in Schedule R.

96.
"Disputing Party" shall have the meaning set forth in Section 21.2 of B.A.

97.
"Document Control" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

98.
"Documentation and Training" shall have the meaning set forth in Section 1.1 of Schedule K-1.

99.
"DSM" shall mean distributed systems management. (1.1(d) of B.A.)

100.
"Due Diligence" shall have the meaning set forth in Section 11.11 of Schedule A-11.11 and Section 11.12 of Schedule A-11.12.

101.
"Duration" shall have the meaning set forth in Section 1.1 of Schedule K-1.

102.
"Effective Date" shall mean Monday, July 1, 2002. (Intro to B.A.)

103.
"Emergency Change" shall have the meaning set forth in Section 4.14(d) of Schedule A-1.

104.
"End-User" shall mean the ultimate user of a computer or computer application in its finished, marketable form.

105.
"End-User Machinery" shall have the meaning set forth in Section 2.1(h) of B.A.

5

106.
"Equipment" shall have the meaning set forth in Section 2.1(i) of B.A.

107.
"Escalation Procedures" shall have the meaning set forth in Section 2.1(j) of Schedule A-1.

108.
"Excusable Downtime" shall have the meaning set forth in Schedule B-2.

109.
"Existing Equipment" shall mean the Equipment existing on the Effective Date. (2.1(i) of B.A.)

110.
"Expected Service Levels" shall have the meaning set forth in Section 1.2(f) of Schedule B-1 and Section 1.2(d) Schedule B-2.

111.
"Facilities" shall mean those facilities identified on Schedule J.

112.
"First Call Resolution" shall have the meaning set forth in Section 11.1(b) of Schedule B-1.

113.
"First Level Analysis" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

114.
"Flexible Consultants" shall have the meaning set forth in Section 3.5 of Schedule C-2.

115.
"Foreign nationals" shall have the meaning set forth in Section A of Schedule E-6.

116.
"Full Time Equivalent (FTE)" shall have the meaning set forth in Section 1.2(e) of Schedule B-2.

117.
"Future Projects" shall have the meaning set forth in Section 1.1 of Schedule K-1.

118.
"Gigabyte" shall mean the base-2 definition of 1024 × 1024 × 1024 bytes. (2.0(g) of Schedule C-1)

119.
"Guide to the Code of Business Conduct" shall have the meaning set forth in Section 11.10 of Schedule A-11.10.

120.
"HHG" shall mean household goods. (11.13 of Section A-11.13)

121.
"HVAC" shall mean heating, ventilation and air conditioning.

122.
"Immigration Ready Date" shall have the meaning set forth in Section A of Schedule E-6.

123.
"Implementation Notice" shall have the meaning set forth in Section 5.2 of Schedule B-2.

124.
"Implementation Period" shall have the meaning set forth in Section 5.2 of Schedule B-2.

125.
"Implied Services" shall have the meaning set forth in Section 4.1(b) of B.A.

6

126.
"Infrastructure Documentation" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

127.
"Internal Controls" shall have the meaning set forth in Section 11.18 of Schedule A-11.18.

128.
"Inventions" shall have the meaning set forth in Section 9.2 of B.A.

129.
"Invoice" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6.

130.
"Invoice Exceptions" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6.

131.
"IPO" shall mean initial public offering of one or more SIRVA business units. (11.12 of Schedule A-11.12)

132.
"IT" shall mean Information Technologies. (1.1(c) of B.A.)

133.
"IT Disaster Recovery Plan" shall have the meaning set forth in Schedule Q.

134.
"IT Environment" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

135.
"JCL" shall have the meaning set forth in Section 3.4(b) of Schedule A-1.

136.
"Key Employees" shall have the meaning set forth in Section 11.10 of Schedule A-11.10.

137.
"Key Measurements" shall have the meaning set forth in Section 1.2(g) of Schedule B-1.

138.
"Key Project" shall have the meaning set forth in Section 7.7 of Schedule B-2.

139.
"Key VENDOR CONSORTIUM Positions" shall have the meaning set forth in Section 7.1(a) of B.A.

140.
"Knowledge Database" shall have the meaning set forth in Section 1.1 of Schedule L.

141.
"Listed Employees" shall have the meaning set forth in Section 7.2(c) of B.A.

142.
"Losses" shall have the meaning set forth in Section 2.1(m) of B.A.

143.
"LS" shall mean SIRVA's logistics solutions. (1.1(a) of B.A.)

144.
"M&S" shall mean SIRVA's moving, storage and relocation services. (1.1(a) of B.A.)

145.
"M&S + LS" shall mean SIRVA's moving, storage and relocation services, logistics solutions, and related insurance and financial services. (1.1(a) of B.A.)

146.
"MAC" shall mean Move, Add or Change (Section 12.2(a) of Schedule B-1).

7

147.
"Mainframe Production On-Line Response Time" shall have the meaning set forth in Section 1.2(k) of Schedule B-1.

148.
"Mainframe Software" shall have the meaning set forth in Section 2.1(l) of Schedule A-1.

149.
"Mainframe Systems" shall have the meaning set forth in Section 2.1(m) of Schedule A-1.

150.
"Maintenance Window" shall have the meaning set forth in Section 1.2(h) of Schedule B-1.

151.
"Measurement Methods" shall have the meaning set forth in Section 1.8 of Schedule B-1.

152.
"Measurement Period" shall have the meaning set forth in Section 4.0 of Schedule C-1.

153.
"Mechanical Room" shall mean the area within the facility that houses the emergency power backup generator, batteries and switching mechanism. (Schedule J)

154.
"Medical Plans" shall mean group health, dental and vision coverage. (Section I(C)(2)(a) of Schedule E-1).

155.
"Midrange" shall have the meaning set forth in Section 2.0(s) of Schedule C-1.

156.
"Midrange Systems" shall have the meaning set forth in Section 2.1(n) of Schedule A-1.

157.
"Milestone" shall have the meaning set forth in Section 1.1 of Schedule L.

158.
"Minimum Acceptable Recovery Configuration (MARC)" shall have the meaning set forth in Section 1.3 of the Recovery Plan—01.

159.
"Minimum Monthly Fee" shall have the meaning set forth in Section 2.0(h) of Schedule C-1.

160.
"Mission Critical Applications" shall have the meaning set forth in Section 4.15(c) of Schedule A-1.

161.
"Mission Critical Files" shall be the files set forth on Schedule B-1 SLA1 and SLA2, as amended.

162.
"Mission Critical Reports" shall be the reports set forth on Schedule B-1 SLA1 and SLA2, as amended.

163.
"Monthly Fee" shall have the meaning set forth in Section 2.0(i) of Schedule C-1 and Section 2.0 of Schedule C-2.

164.
"Monthly Minimum" shall have the meaning set forth in Section 2.0 of Schedule C-2.

8

165.
"Monthly Performance Review" shall have the meaning set forth in Section 4.4 of Schedule A-1.

166.
"Monthly Scorecard" shall have the meaning set forth in Section 11.19 of Schedule A-11.19.

167.
"N-1 version" shall have the meaning set forth in Section 8.3(c) of B.A.

168.
"NCP" shall have the meaning set forth in Section 3.5(a) of Schedule A-1.

169.
"Network Closet" shall mean the closets within all of the SIRVA sites used to house the data and voice network infrastructure. (Schedule J)

170.
"Network Management" shall have the meaning set forth in Section 7.1 of Schedule A-1.

171.
"Niche" shall have the meaning set forth in Section 11.5 of Schedule A-11.5.

172.
"North American M&S + LS Entities" shall mean those operating units based in Naperville, Illinois or Fort Wayne, Indiana providing M&S + LS. (4.1(c) of B.A.)

173.
"Notice of Election" shall have the meaning set forth in Section 19.5 of B.A.

174.
"Office Area" shall mean all areas within the SIRVA facilities that are not used specifically for housing computer equipment. (Schedule J)

175.
"Office Equipment" shall have the meaning set forth in Schedule J.

176.
"Office Furniture and Fixtures" shall have the meaning set forth in Schedule J.

177.
"Office Supplies" shall have the meaning set forth in Schedule J.

178.
"OLA" shall mean Operational Level Agreement. (5.0 of Schedule L)

179.
"Operational Project" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

180.
"Operational responsibilities" shall have the meaning set forth in Section 8 of B.A.

181.
"Other Listed Employees" shall mean Employees transferred from SIRVA deemed, by SIRVA, to have critical and unique knowledge of SIRVA's IT infrastructure, software or business. (7.0 of Schedule E-7)

182.
"Other Vendor" shall have the meaning set forth in Section 1.7 of Schedule B-1.

183.
"Oversight Committee" shall have the meaning set forth in Section 11.1 of B.A.

184.
"Parties" shall mean SIRVA, COVANSYS and ACS. (Intro to B.A.)

185.
"Party" shall mean either SIRVA, COVANSYS, or ACS, as appropriate. (Intro to B.A.)

9

186.
"Pass-Through" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6.

187.
"Pass-Through Expenses" shall have the meaning set forth in Section 2.1(n) of B.A.

188.
"PCA" shall mean Statement of Work—Project Change Authorization. (11.3 of Schedule A-11.3)

189.
"PCG" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

190.
"Performance Incentive" shall have the meaning set forth in Section 6 of Schedule B-1 and Section 6 of Schedule B-2.

191.
"Performance Standards" shall have the meaning set forth in Section 2.1(o) of B.A.

192.
"Period" shall have the meaning set forth in Section 1.2(h) of Schedule B-2.

193.
"Permanent Documentation" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

194.
"Plan" shall have the meaning set forth in Section I(C)(2)(c) of Schedule E-1.

195.
"Predecessor" shall have the meaning set forth in Section 1.1 of Schedule K-1.

196.
"Price Index" shall have the meaning set forth in Section 2.0 of Schedule C-2.

197.
"Problem Management Procedures" shall have the meaning set forth in Section 2.1(q) of Schedule A-1.

198.
"Problem Target Bypass Time" shall have the meaning set forth in Section 12.1(a) of Schedule B-1.

199.
"Procedures Manual" shall have the meaning set forth in Section 2.1(p) of B.A.

200.
"Production" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

201.
"Production Batch Job" shall have the meaning set forth in Section 9.3 of Schedule B-1.

202.
"Productivity and Management Tools (Tools)" shall have the meaning set forth in Section 2.0 of Schedule O.

203.
"Project" shall have the meaning set forth in Section 6 of B.A.

204.
"Project Change Authorization" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

205.
"Project Closure Statement" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

206.
"Project Management" shall have the meaning set forth in Section 1.1 of Schedule K-1.

10

207.
"Project Management Office (PMO)" shall have the meaning set forth in Section 11.20 of Schedule A-11.20.

208.
"PTO" shall mean paid time off. (Section I(C)(2)(d) of Schedule E-1).

209.
"Records" shall have the meaning set forth in Section 11.8 of Schedule 11.8.

210.
"Records Management Policy" shall have the meaning set forth in Section 11.8 of Schedule A-11.8.

211.
"Recovery Procedures" shall have the meaning set forth in Section 1.3 of Recovery Plan—01.

212.
"Recovery Recommendations" shall have the meaning set forth in Section 1.3 of Recovery Plan—01.

213.
"Remedy Notice" shall have the meaning set forth in Section 5.2 of Schedule B-2.

214.
"Remote Location" shall have the meaning set forth in Section 9.2 of Schedule A-1.

215.
"Replacement Services" shall have the meaning set forth in Section 14.5(e) of B.A.

216.
"Required Consents" shall have the meaning set forth in Section 2.1(q) of B.A.

217.
"Required FTEs" shall have the meaning set forth in Section 1.2(i) of Schedule B-2.

218.
"Required SDEs" shall have the meaning set forth in Section 1.2(j) of Schedule B-2.

219.
"Required Service Level Default" shall have the meaning set forth in Section 5.1 of Schedule B-1 and Section 1.2(l) of Schedule B-2.

220.
"Required Service Levels" shall have the meaning set forth in Section 1.2(l) of Schedule B-1 and Section 1.2(k) of Schedule B-2.

221.
"Requirements" shall have the meaning set forth in Section 1.1 of Schedule K-1.

222.
"Resource" shall have the meaning set forth in Section 2.0(k) of Schedule C-1.

223.
"Resource Availability" shall have the meaning set forth in Section 1.1 of Schedule K-1.

224.
"Resource Names" shall have the meaning set forth in Section 1.1 of Schedule K-1.

225.
"Resource Unit" shall have the meaning set forth in Section 2.0(l) of Schedule C-1.

226.
"Responsibility Matrix" shall be as set forth in Section 6.0 of Schedule L.

227.
"Retention Date" shall mean the date through which VENDOR CONSORTIUM intends to deploy a resource to SIRVA under the Agreement. (7.0 of Schedule E-7)

11

228.
"Review Firm" shall be the company selected by SIRVA to perform a Project Review. (2.0 of Schedule C-2)

229.
"RFQ" shall mean request for quotation. (11.11 of Schedule A-11.11)

230.
"Right of First Refusal" shall have the meaning set forth in Section 14.5(c) of B.A.

231.
"Rolling Six Month Period" shall have the meaning set forth in Section 5.1 of Schedule B-1.

232.
"ROM" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

233.
"RRC" shall have the meaning set forth in Section 11.6.1 of Schedule 11.6, Section 2.0(o) of Schedule C-1 and Section 2.0 of Schedule C-2.

234.
"RRC Rate" shall have the meaning set forth in Section 2.0(p) of Schedule C-1.

235.
"Scheduled Uptime" shall have the meaning set forth in Section 1.2(o) of Schedule B-1.

236.
"SDE (Skill Day Equivalent)" shall have the meaning set forth in Section 1.2(q) of Schedule B-2.

237.
"SEI" shall mean the Software Engineering Institute. (11.8(b) of B.A.)

238.
"SEI Plan" shall have the meaning set forth in Section 11.8(b) of B.A.

239.
"Server" shall have the meaning set forth in Section 2.0(r) of Schedule C-1.

240.
"Server Consolidation" shall have the meaning set forth in Section 7.30(a) of Schedule C-1.

241.
"Server Rooms" means the areas within all of the SIRVA sites used to house network equipment and LAN servers. (Schedule J)

242.
"Server Systems" shall have the meaning set forth in Section 2.1(r) of Schedule A-1.

243.
"Service Area" shall have the meaning set forth in Section 11.17 of Schedule A-11.17.

244.
"Service Level Allocation Percentage" shall have the meaning set forth in Section 1.6(c) of Schedule B-2.

245.
"Service Level Credit Allocation" shall have the meaning set forth in Section 5.1 of Schedule B-1 and Section 1.2(o) of Schedule B-2.

246.
"Service Level Credits" shall have the meaning set forth in Section 10.5 of B.A., Section 1.2(q) of Schedule B-1 and Section 1.2(n) of Schedule B-2.

247.
"Service Level Default" shall have the meaning set forth in Section 1.2(p) of Schedule B-2.

12

248.
"Service Levels" shall have the meaning set forth in Section 10.1 of B.A., Section 1.2(p) of Schedule B-1 and Section 1.2(m) of Schedule B-2.

249.
"Service Locations" shall have the meaning set forth in Section 2.1(t) of B.A.

250.
"Service Request" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

251.
"Service Request Management" shall have the meaning set forth in Section 11.3 of Schedule A-11.3.

252.
"Service Tower" shall have the meaning set forth in Section 2.0(q) of Schedule C-1.

253.
"Services" shall have the meaning set forth in Section 4.1 of B.A.

254.
"Severity 1 Problem" shall have the meaning set forth in Section 1.2(t) of Schedule B-1.

255.
"Severity 2 Problem" shall have the meaning set forth in Section 1.2(u) of Schedule B-1.

256.
"SIRVA" shall mean North American Van Lines, Inc. (Intro to B.A.)

257.
"SIRVA Confidential Information" shall have the meaning set forth in Section 16.3(a) of B.A.

258.
"SIRVA Contract Executive" shall have the meaning set forth in Section 13.1(a) of B.A.

259.
"SIRVA Data" shall have the meaning set forth in Section 2.1(x) of B.A.

260.
"SIRVA Disaster Recovery Plan" shall mean the SIRVA disaster recovery plan existing as of the Effective Date. (2.1(b) of Schedule A-1)

261.
"SIRVA Equipment" shall have the meaning set forth in Section 2.1(y) of B.A.

262.
"SIRVA Facilities" shall have the meaning set forth in Section 8.7 of B.A.

263.
"SIRVA Information" shall have the meaning set forth in Section 2.1(aa) of B.A.

264.
"SIRVA Leased Existing Equipment" shall have the meaning set forth in Section 2.1(y) of B.A.

265.
"SIRVA-Managed Systems or Components" shall have the meaning set forth in Section 11.1 of Schedule 11.1.

266.
"SIRVA Master Space Plan" shall be the plan described in Section 8.7(a)(iii)(B) of B.A.

267.
"SIRVA Owned Existing Equipment" shall have the meaning set forth in Section 2.1(y) of B.A.

268.
SIRVA-owned Records" shall have the meaning set forth in Section 11.8 of Schedule 11.8.

13

269.
"SIRVA Radius Affiliates" shall have the meaning set forth in Section 4.1(c) of B.A.

270.
"SIRVA Scheduling System" shall have the meaning set forth in Section 3.4(b) of Schedule A-1.

271.
"SIRVA Security Policies" shall have the meaning set forth in Section 2.1(e) of Schedule A-1.

272.
"SIRVA Software" shall have the meaning set forth in Section 2.1(bb) of B.A.

273.
"SIRVA Support" shall have the meaning set forth in Section 8.7(c) of B.A.

274.
[**]

275.
"SIRVA Work Product" shall have the meaning set forth in Section 9.2 of B.A.

276.
"Skill Days" shall mean the resource time for particular functions as set forth in Schedule C-2.

277.
"SLA" shall mean Service Level Agreement. (5.0 of Schedule L)

278.
"SMF" shall mean System Measurement Facility. (2.0(d) of Schedule C-1)

279.
"Software" shall have the meaning set forth in Section 2.1(cc) of B.A.

280.
"SOW" shall have the meaning set forth in the Introduction of Schedule A-10, Section 11.3 of Schedule A-11.3 and Section 11.6.1 of Schedule A-11.6.

281.
"SRM Constants" shall have the meaning set forth in Section 2.0(a) of Schedule C-1.

282.
"Stage (I-IV)" shall have the meaning set forth in Section 1.2(r) of Schedule B-2.

283.
"Statement of Work" shall have the meaning set forth in Section 6 of B.A.

284.
"Steering Committee" shall have the meaning set forth in Section 11.1 of B.A.

285.
"Supplier-owned Records" shall have the meaning set forth in Section 11.8 of Schedule 11.8.

286.
"Support Procedures" shall have the meaning set forth in Section 1.3 of Recovery Plan—01.

287.
"Supporting Documentation" shall have the meaning set forth in Section 11.6.1 of Schedule A-11.6.

288.
"System Change" shall have the meaning set forth in Section 11.6 of B.A.

289.
"System Change Management Process" shall have the meaning set forth in Section 2.1(t) of Schedule A-1.

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

14

290.
"Systems" shall have the meaning set forth in Section 2.1(s) of Schedule A-1.

291.
"Systems Software" shall have the meaning set forth in Section 2.1(dd) of B.A.

292.
"Technology Plan" shall have the meaning set forth in Section 11.7 of B.A., Section 11.16 of Schedule A-11.16 and Section 2.0 of Schedule N.

293.
"Term" shall have the meaning set forth in Section 3.1 of B.A.

294.
"Termination/Expiration Assistance" shall have the meaning set forth in 22.5 of B.A.

295.
"Third Party Applications Software" shall have the meaning set forth in Section 8.3(b) of B.A.

296.
"Third Party Service Contracts" shall have the meaning set forth in Section 2.1(ff) of B.A.

297.
"Third Party Software" shall have the meaning set forth in Section 2.1(gg) of B.A.

298.
"Third Party Systems Software" shall have the meaning set forth in Section 8.3(a) of B.A.

299.
"Third Party Terms" shall have the meaning set forth in Section 14.5(c) of B.A.

300.
"Three-Year Plan" shall have the meaning set forth in Section 11.16 of Schedule A-11.16, and Section 2.0 of Schedule N.

301.
"Tier" shall have the meaning set forth in Section 2.0(j) of Schedule C-1.

302.
"Tools" shall have the meaning set forth in Section 2.1(u) of Schedule A-1.

303.
"Training" shall have the meaning set forth in Section 11.1 of Schedule A-11.1.

304.
"Transferred Employees" shall mean the union of the Affected Employees and the Listed Employees (Schedule E-1).

305.
"Transient Documentation" shall have the meaning set forth in Section 11.7 of Schedule A-11.7.

306.
"Transition Employees" shall have the meaning set forth in Schedule J.

307.
"Transition Period" shall mean the first year of the Term. (4.5 of B.A.)

308.
"Transition Plan" shall have the meaning set forth in Section 4.5 of B.A. and Section 1.1 of Schedule L.

309.
"UAT" shall mean User Acceptance Test. (11.1 of Schedule A-11.1)

15

310.
"Unscheduled Downtime" shall have the meaning set forth in Section 1.2(s) of Schedule B-1.

311.
"Variable Invoice" shall have the meaning set forth in 11.6.1 of Schedule A-11.6.

312.
"VENDOR CONSORTIUM" shall mean each of COVANSYS and ACS, alone and together, except where the context requires reference to one or the other. (Intro to B.A.)

313.
"VENDOR CONSORTIUM Account Executive" shall have the meaning set forth in Section 7.1(a) of B.A.

314.
"VENDOR CONSORTIUM Data" shall have the meaning set forth in Section 2.1(hh) of B.A.

315.
"VENDOR CONSORTIUM Personnel" shall have the meaning set forth in Section 2.1(ii) of B.A.

316.
"VENDOR CONSORTIUM Proprietary Items" shall have the meaning set forth in Section 9.2 of B.A.

317.
"VENDOR CONSORTIUM Software" shall have the meaning set forth in Section 2.1(kk) of B.A.

318.
"Virus" shall have the meaning set forth in Section 2.1(ll) of B.A.

319.
"VTAM" shall have the meaning set forth in Section 3.5(a) of Schedule A-1.

320.
"WBS" shall mean work breakdown structure. (11.3 of Schedule 11.3)

321.
"Work" shall have the meaning set forth in Section 1.1 of Schedule K-1.

322.
"Work visas" shall have the meaning set forth in Section A of Schedule E-6.

323.
"Workday" shall have the meaning set forth in Section 1.2(s) of Schedule B-2.

16

SCHEDULE A-10

APPLICATION DEVELOPMENT AND MAINTENANCE SERVICES

10.0    Application Development and Maintenance Services

        To the extent Application Development and Maintenance (AD/M) Services are within the description of services performed by Affected Employees as of the Effective Date or as otherwise set forth in Statements of Work (SOWs), AD/M shall mean as follows:

Definitions:

  •
  Critical Processes—Processes identified as especially critical to success. They include IT Strategic Planning (Schedule A.11.16), Service Request Management (Schedule A.11.3), Change Management (Schedule A.11.1), Problem Management (Schedule A.4.13), and Customer Satisfaction (Schedule A.11.19). Full participation from all Parties is required.

  •
  Approved Service / Priority Levels—Service and priority levels indicated in Schedule B.

Roles and Responsibilities:

  •
  SIRVA IT—is responsible for AD/M as defined within the Agreement and in accordance with approved SOWs. SIRVA is responsible for enforcing and participating in the Critical Processes.

  •
  Covansys—is responsible for AD/M as defined within the Agreement and in accordance with approved SOWs. Covansys will support the AD/M process by enforcing and participating in the Critical Processes.

  •
  ACS—supports Covansys and SIRVA by maintaining the production, development, and test environments and provides appropriate Problem Management, Change Management, and Infrastructure Services. ACS will support the process by enforcing and participating in the Critical Processes.

Implementation:

10.1    Application Maintenance Services

        Covansys will provide the following Application Maintenance Services using approved enterprise-level tools (e.g. Productivity and Management Tools) and Critical Processes adhering to Approved Service and Priority Levels.

Problem Management

        All problems will be initiated and logged through the Help Desk. Refer to Schedule A.4.13 for a description of the Problem Management process.

Application Maintenance Projects (Routine)

        Routine maintenance is initiated through the Service Request Management process and includes:

  •
  Application software and/or table changes requested by SIRVA, which do not add new features or functionality to the application;

  •
  Application software and/or table changes requested by SIRVA, which do not remove existing features or functionality from the application;

1

  •
  Application testing and implementation of vendor-supplied patches, fixes and updates for vendor-supported applications, excluding major upgrades;

  •
  Application maintenance, testing and implementation to support infrastructure updates and upgrades, including but not limited to, updates to servers, operating system software, utility software, databases, network and desktops;

  •
  Documentation maintenance necessitated by these application changes;

Application Maintenance Projects (Ready-to-Serve)

  •
  Small ad hoc extract requests, application software enhancements and report runs.

Project Management for Applications Maintenance

        Project Management services for Problem Management and Application Maintenance (Routine) activities include:

  •
  Monitoring and reporting on Service Level Agreement compliance, resolution compliance, proposed corrective action, suggested process improvements, issues and concerns;

  •
  Monitoring and reporting on project milestones, deliverables, schedules, costs and issues;

  •
  Support staff development and training.

10.2    Application Development Services

        Covansys will provide the following Application Development services using approved enterprise-level tools (e.g. Productivity and Management Tools) and Critical Processes. These services will be layered within Covansys' best practices methodology. SIRVA's corresponding responsibilities will be set forth within that methodology.

        Services can include but are not limited to:

Project Management for Applications Development

  •
  Project Initiation

  •
  Project Request Management

  •
  Project Evaluation / Rough Order of Magnitude

  •
  Statement of Work (SOW) Development

  •
  Project Planning

  •
  Scope Statement

  •
  Project Organization

  •
  Responsibility Assignment Matrix

  •
  Work Breakdown Structure

  •
  Project Schedule

  •
  Risk Assessment

  •
  Budget Worksheet

2

Analysis

  •
  Current Environment Assessment

  •
  Business Requirements Definition

  •
  Technical and Operational Requirements

  •
  Systems Proposal Preparation

  •
  System Acceptance Criteria

  •
  Training Requirements

  •
  Application Documentation Requirements

Project Executing / Controlling Activities

  •
  Deliverables / Acceptance / Quality Assurance

  •
  HR Management / Team Development

  •
  Procurement Management (related to SOW)

  •
  Supplier Selection

  •
  Software Supplier Management

  •
  Hardware Supplier Management

  •
  Service Provider Management

  •
  Project Change Management

  •
  Issues Management

  •
  Risk Management

  •
  Cost/Schedule Management

  •
  Performance/Status Reporting

Design

  •
  Functional Process Design

  •
  Technical Architecture Design

  •
  System Interface Design

  •
  Data Model

  •
  Object Hierarchy Design

  •
  System Acceptance Test Design

Construction

  •
  Software Development

  •
  Unit, System, and Regression testing

  •
  Acceptance Testing

  •
  Development of Training Materials

3

  •
  Development of Support Materials

  •
  Development of Application Documentation

  •
  Development of Operating-level Documentation

Implementation

  •
  Support Turnover

  •
  Production Change Control

Project Closing

  •
  Contract and Budget Closure

  •
  Project Closure Statement

  •
  Project Documentation Archive

10.3    Application Portfolio Management

        SIRVA is responsible for managing application portfolios. Application Portfolio Management is a continuous activity that pervades the management of the somewhat "static" assets (existing applications, hardware, etc.) and the "active" assets (projects, etc). The crux of Application Portfolio Management is the continuous analysis of new opportunities, the performance of existing assets, and the interaction of devoting resources to new opportunities. Application Portfolio Management will occur as a result of the IT Strategic Planning and Service Request Management processes (ROM and SOW).

        [**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

4

Schedule A-11.1

OTHER SERVICES

Change Management

11.1 Change Management

[**]

Change Management is one of the areas in which the parties will work together in order to bring into being a common, best practice process. The transition plan for moving to a common process is documented sepa-rately in Schedule L.

This section describes the long-term, best practice, common Change Management process towards which the parties will work. It is not intended to be a totally prescriptive, detailed change management process but a general framework for the parties' mutual efforts to achieve.

Definitions

Change Management—the overall management process related to the implementation and control of changes to the several IT environments that exist for SIRVA. The scope of Change Management deals with the documentation, approval, and scheduling of changes to the respective environments.

Change Control—the specific methodology implemented within the Change Management process to act on a request for change.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.3

OTHER SERVICES

Service Request Management

11.3 Service Request Management

Since the business merger bringing the Chicago and Fort Wayne area IT organizations together, one of the incomplete tasks is the merger of Service Request Management processes. Distinctive, well-entrenched processes for various IT environments exist for both locations in terms of software tools, forms, division of responsibilities, rules and process flow. At the commencement of the outsourcing agreement it will be necessary to continue the distinctive processes at their respective venues. (See Appendix 1 IT Service Path for details).

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.4

OTHER SERVICES

Management Support and Advice

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.5

OTHER SERVICES

Training and Education

11.5 Training and Education

This section describes the responsibilities and process involved in delivering and maintaining training and education programs. In general, two types of training/education are addressed: end-user training and IT staff training and education.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.6

OTHER SERVICES

Invoicing

11.6    Invoicing and Accounting

This section describes the process required by Covansys and ACS to prepare and deliver periodic invoices to SIRVA in various approved categories of expense.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

[LOGO]	SAMPLE BASELINE SERVICE INVOICE	Attachment X1

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

[LOGO]	SAMPLE VARIABLE INVOICE	Attachment X2

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

[LOGO]	SAMPLE PASS-THROUGH SERVICE INVOICE	Attachment X3

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

ACS Baseline Sample Invoice—Attachment: X4

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

ACS Variable Sample Invoice—Attachment: X5

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.7

OTHER SERVICES

Documentation

11.7 Documentation

This section outlines the responsibilities and processes pertaining to the various categories of documentation. Documentation is recognized as being a work product of the Application Development and Maintenance services ("AD/M") and Infrastructure services. All parties will play a role in the documentation process: standards setting, preparation, review, maintenance, usage and retention.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.8

OTHER SERVICES

Records Retention

11.8  Records Retention

This section describes the responsibilities and process involved in records retention under this agreement. Records referred to are of two broad types: (1) SIRVA-owned records; and (2) Supplier-owned records that are pertinent to the services provided under this contract.

Definitions

Records—understood to be all organized information that SIRVA requires be retained and managed. The records may exist on various media including paper, magnetic storage, optical storage, microform, and other new forms that may become generally available within the life of this contract.

SIRVA-owned Records—applies to the information, data, or intellectual asset without regard to the medium on which it resides, that SIRVA owns. SIRVA may own records that reside on ACS-owned media (e.g. magnetic tape cartridges).

Supplier-owned Records—applies to the information or data owned by ACS or Covansys, without regard to the ownership of the medium on which it resides, that relate to the services performed under this contract with SIRVA.

Records Management Policy—policy which defines minimally, by specific document or by type of record, the following: back-up frequency if machine-readable, retention expressed by back-up cycles or time duration, medium, location, accessibility/retrieval requirements, and destruction instructions.

11.8.1    SIRVA-owned Records Retention

Roles and Responsibilities

•
SIRVA—has primary responsibility for defining the Records Management Policy (including records retention policy) and its application to all SIRVA-owned records.

•
ACS—will manage all SIRVA-owned records in accordance with SIRVA Records Management Policy and in accordance with instructions which it receives from SIRVA.

•
Covansys—will assist in managing all SIRVA-owned records in accordance with SIRVA Records Management Policy.

Implementation

SIRVA, assisted by Covansys as requested on an application-by-application (or project-by-project) basis, will specify the records management instructions for all SIRVA-owned records managed by ACS. ACS will execute the instructions as required under this contract.

In general, ACS will perform this service via back-up procedures to copy data from active storage (e.g. magnetic or optical disk drives) to a removable storage medium (e.g. magnetic tape cartridges) which will be physically relocated to a secure, off-site storage facility and retained there for the required period or number of back-up cycles.

1

Supplier-owned Records Retention

Roles and Responsibilities

•
ACS—will retain all ACS-owned records that relate to the services performed under this agreement that may be required to satisfy monthly invoice reconciliation, periodic audits by SIRVA's Internal Audit Department or an independent audit firm retained by SIRVA, or in compliance with statutory requirements.

•
Covansys—will retain all Covansys-owned records that relate to the services performed under this agreement that may be required to satisfy monthly invoice reconciliation, periodic audits by SIRVA's Internal Audit Department or an independent audit firm retained by SIRVA, or in compliance with statutory requirements.

•
SIRVA—will request access to ACS or Covansys-owned records as it may require to fulfill its invoice reconciliation process or to satisfy internal audit procedures.

Implementation

SIRVA, ACS and Covansys will mutually define the Supplier-owned records that will be retained to support SIRVA's invoice reconciliation process and internal audit requirements. The documents may include paper and machine-readable records. The parties will mutually define the retention medium, accessibility and retrieval processes, and retention period for each record type.

ACS and Covansys will manage Supplier-owned Records in accordance with the foregoing records retention decisions. Further, the parties will meet as required to adjust the retention requirements by mutual agreement, but not less than two years.

2

Schedule A-11.10

OTHER SERVICES

Compliance With Laws and Regulations

11.10  Compliance With Laws and Regulations

SIRVA is committed to: (1) conducting its business with integrity and (2) complying with both the spirit of the laws and regulations that govern its operations. Regardless of whether SIRVA's activities are being conducted at the local, state, federal or even international level, SIRVA strives to achieve the highest standards of business and ethical conduct.

To achieve these high standards, SIRVA must rely on the experience and dedication of all of its business partners and Associates. To assist its Associates and business partners in helping to achieve these standards, SIRVA has adopted a Corporate Compliance Program and the Guide to the Code of Business Conduct that will serve as a guide to appropriate conduct and legal compliance.

Definitions

Corporate Compliance Program—a set of governing principles and standards that includes the requirements by its Associates and business partners to:

  •
  Comply with all applicable laws and regulations that govern the conduct of SIRVA's business.

  •
  Conduct business with SIRVA's customers and suppliers with honesty and integrity and make certain that all of SIRVA's business transactions are properly authorized and accurately recorded.

  •
  Avoid all conflicts of interest, whether real and/or perceived.

  •
  Act with respect for the rights of all Associates, ensure fair treatment, equal opportunity and provide a working environment free from discrimination and harassment.

  •
  Act with care and respect for people and their safety within SIRVA's communities and the environment.

  •
  Protect all SIRVA property and/or information and do not use SIRVA property and/or information for one's own personal benefit or gain.

  •
  Avoid even the appearance of impropriety or misconduct to ensure the continued good reputation of SIRVA.

  •
  Promote a culture where ethical conduct is recognized, valued and exemplified by all employees.

Guide to the Code of Business Conduct—the Guide is a foundation document to the Corporate Compliance Program and sets forth the tone and standards for the way in which SIRVA, its Associates, and its business partners are to conduct SIRVA's business throughout the world and in every aspect of SIRVA's operations.

Associates—includes full-time, part-time, and contract employees of SIRVA and its operating companies, and members of the SIRVA Board of Directors.

Key Employees—employees of Covansys and ACS that occupy the positions defined in Schedule D.

Roles and Responsibilities

SIRVA—shall publish the standards for compliance in the AWW publication titled Guide to Code of Business Conduct (Guide) and manage compliance with the same by its Associates and business partners.

1

Covansys—as a business partner to SIRVA, shall support SIRVA's Corporate Compliance Program.

ACS—as a business partner to SIRVA, shall support SIRVA's Corporate Compliance Program.

Implementation

1.
SIRVA shall train its employees in the principles, standards, and exception procedures defined in the Guide and require them to abide in compliance to the same.

2.
SIRVA shall make copies of the Guide available to Covansys and ACS as its business partners.

3.
SIRVA shall provide a mechanism for managing conformance with the Guide including punitive measures for non-conformance.

4.
Covansys and ACS shall require their respective Key Employees to become familiar with the Guide.

5.
Covansys and ACS Key Employees shall be responsible for educating their service delivery subordinates in the principles and standards espoused in the Guide and shall monitor them for compliance.

6.
Covansys and ACS shall hold Key Employees responsible for Covansys' and ACS' compliance with its Corporate Compliance Program as defined in the Guide.

7.
SIRVA shall hold Covansys and ACS accountable for compliance by their respective employees to SIRVA's Corporate Compliance Program as defined in the Guide.

2

Schedule A-11.11

OTHER SERVICES

Acquisitions

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.12

OTHER SERVICES

Divestitures

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.13

OTHER SERVICES

Agent Migration and Conversion

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.15

OTHER SERVICES

Personnel Assignment Procedures

11.15 Personnel Assignment Procedures

IT staffing is a dynamic matter. Voluntary and involuntary terminations, the reassignment of personnel with more appropriate skills or performance, job elimination due to operating efficiencies or scale, movement of jobs off-shore, business growth and contractions-all these factors contribute to the staffing dynamic. This schedule defines the roles, responsibilities and process to be followed in the event of personnel reassignment.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.16

OTHER SERVICES

IT Strategic Planning

11.16 IT Strategic Planning

This schedule defines the process for establishing and maintaining the Technology Plan for SIRVA.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.17

OTHER SERVICES

Governance

11.17  Governance

This section describes requirements and objectives to ensure effective service delivery. The meetings and processes identified in this section will be established to achieve timely and accurate communication; allow for planning and alignment of service activities with SIRVA objectives and requirements; and provide for timely response to and resolution of service issues. Meetings identified below may include in-person and/or audio representation unless specifically noted.

Oversight Committee

An Oversight Committee will meet quarterly or as often as required to review and attempt settlement of difficult matters and disputes before such matters are submitted to arbitration. The composition of the Oversight Committee shall be as follows:

Steering Committee

An Outsourcing Steering Committee will facilitate a strong working relationship between SIRVA and the outsource Suppliers (Covansys-ACS), formulate IT outsourcing policy, and assess IT outsourcing results. Members of the Steering Committee shall be as follows:

The operating role of each Steering Committee member is as follows:

  •
  SVP Corporate Initiatives: bears overall responsibility/accountability for IT outsourcing and the strategic and economic value propositions of this IT structure and IT governance. Chairs the Steering Committee.

  •
  VP Enterprise IT: oversees and manages the overall execution related to the contract, all contract process and administrative matters, and overall Supplier governance, performance measurement, and relationship management. Leads in the annual planning process, the creation of long-range and annual technology plans, and in the coordination of cross-organizational matters (e.g. IT standards, common processes).

1

  •
  Business Unit CIOs: perform the principal tasks of applications portfolio management and liaison between SIRVA and Covansys in applications-related matters. Bear responsibility for services and work products delivery.

  •
  VP Sourcing: is intimately familiar with the contract; leads in the negotiation and interpretation of all contract matters. Responsible for the measurement of realized savings attributable to IT outsourcing.

  •
  ACS Executive Account Manager: the ACS executive who is directly responsible for the delivery of all infrastructure resources, services and execution per the contract. Principal liaison with SIRVA and Covansys. Executes quality control processes. See Schedule D for details.

  •
  Covansys Account Executive: the Covansys executive who has overall responsibility for the outsourcing consortium (Supplier) comprised of Covansys and ACS. Is directly responsible for the delivery applications development work products, services and execution per the contract. Principal liaison with SIRVA and ACS. Executes quality control processes. See Schedule D for details.

  •
  Covansys AD/M Manager: the Covansys manager who has responsibility for the delivery of applications development and maintenance services to SIRVA by Covansys personnel at all sites.

The Steering Committee shall meet no less often than quarterly once the transition is completed. During the transition period the Steering Committee will adhere to a monthly meeting calendar.

The Committee Chairman (or other appointee) will be prepared to present an IT outsourcing status update report to the Board of Directors at each quarterly meeting during the first year of the contract and annually thereafter.

All new reporting and information required will be available based on the Transition Plan (see Schedule L).

Change and Problem Management Meeting

Supplier and SIRVA representatives will meet weekly to discuss

1)
Open problems and progress being made toward resolution

2)
Proposed changes, interdependencies with other software products and applications, and implementation schedule. Changes include hardware refreshes and updates, software upgrades, storage management improvements, as well as activities to support service requests and special projects.

3)
Outage schedule

4)
Prior week's scheduled and unscheduled (as applicable) outage activities, successes, issues and lessons learned

Supplier will lead the meeting and issue minutes, action assignments, and other documentation as may be appropriate.

2

Monthly Governance Meeting

SIRVA and Supplier management will meet monthly. Supplier's Account Executive and Delivery Managers will meet in-person with SIRVA's Enterprise IT Executive; others may join via conference call. Topics discussed will include:

1)
Service level performance, including a summary of critical and key metrics and explanations of exceptions

2)
Service issues and planned resolution

3)
Outstanding problem review

4)
Service request (additional work) status

5)
Projects status and issues

6)
Audit comments, responses, and follow-up action items

7)
Usage levels (CPU, DASD, tape) and anticipated changes

8)
Calendar of upcoming infrastructure/applications events

9)
Scorecard (applications & infrastructure)

10)
Transition Plan tracking (until complete)

SIRVA will lead the meeting. SIRVA will issue the updated service issues list and monthly scorecard following the meeting. Supplier will issue minutes, action assignments, a plan for remediation of all missed metrics, and other documentation as may be appropriate.

SIRVA attendees will include key managers from the applications areas, the Manager of Enterprise IT, and others as required.

3

Scorecard

Each month SIRVA will publish a scorecard rating the Supplier's performance in the preceding month. Each Service Area will receive a color rating. "Green" will indicate no or minimal problems for a Service Area or that progress made toward resolving an issue has been satisfactory. "Yellow" will indicate significant problems in a Service Area or that progress made toward resolving an issue has slowed. "Red" will indicate severe problems in a Service Area or that progress in resolving an issue is unacceptable.

Service Areas that will be scored are:

    —
    Account Management

    —
    AD/M Services (may be further subdivided)

    —
    Issue Resolution

    —
    Problem Management

    —
    Change Management

    —
    Storage Management

    —
    Performance Management

    —
    Operations

    —
    Disaster Recovery

    —
    Service Requests

    —
    Technical Services

    —
    Database Services

    —
    Help Desk Services

    —
    Desktop Services

    —
    Data Network Services

    —
    Voice/Telecom Services

Quarterly Capacity and Performance Meeting

In the framework of a Steering Committee, Supplier and SIRVA representatives will meet in-person quarterly to discuss

  1)
  Historical infrastructure utilization

  2)
  SIRVA's workload forecast and goals

  3)
  Supplier's capacity forecast and plan

  4)
  Key projects review (historical and go-forward)

  5)
  New projects forecast

4

  6)
  Staffing matters (e.g. former SIRVA personnel being reassigned to non-SIRVA work or being released, on-site to off-shore transition, key positions staffing).

  7)
  Scorecard review

  8)
  Contract issues

  9)
  Process improvement opportunities/needs

  10)
  Review of ARC/RRC's summary

  11)
  Gain-sharing opportunities

Semi-Annual Software Upgrade and Storage Management Planning Session

SIRVA and Supplier representatives will meet in-person semi-annually to discuss:

  1)
  SIRVA and IT business goals, and their impact on the infrastructure environment.

  2)
  Regulatory requirements including changes and their impact on the infrastructure environment.

  3)
  Supplier's performance and its impact on SIRVA's business goals and regulatory requirements.

  4)
  Software upgrade needs and schedule to maintain currency, provide needed functionality, or meet other SIRVA requirements.

  5)
  Storage management upgrade needs and schedule to maintain currency and viability, provide needed functionality, or meet other SIRVA requirements.

  6)
  Technology refresh status for mainframe, mid-range, servers and end-user equipment.

  7)
  Discussion of gain-sharing opportunities.

Supplier will lead the meeting and issue minutes, action assignments, and other documentation as may be appropriate.

Annual Service Agreement Review

SIRVA and Supplier will review the contract annually. This series of meetings will begin three months before the Service Agreement anniversary. Among the topics which will be included in these meetings are:

  1)
  Review of the Supplier's performance of all service metrics and the development of remediation plans as applicable

  2)
  Review of the annual Customer Satisfaction Survey and development of remediation plans as applicable

  3)
  Review and adjustment of the scope of services because of changes in SIRVA's business environment, infrastructure and support requirements, and subsequent changes to the charges for core services

  4)
  Other proposed revisions by SIRVA or the Supplier

  5)
  Go/no-go decision to move to next level of applications outsourcing (i.e. to 60% level in year 2 and to 70% level in year 3).

The Contract Executive will lead these meetings. Supplier will document the results of the meeting and action assignments as may be appropriate.

5

Service Issue Tracking

Each month SIRVA will publish a list of service issues, resolution status, and next action steps. Audit observations, responses, and resolutions will be tracked on this document as well.

Service Request Tracking

Supplier will establish and operate a process to track service requests for additional work. Key elements will include:

  1)
  SIRVA's request for estimate (date, requester's name, scope)

  2)
  SIRVA's approval for Supplier to provide estimate

  3)
  Supplier's estimate (scope, cost, schedule)

  4)
  SIRVA's approval to proceed with work

  5)
  Supplier's delivery of work to SIRVA or milestone completion (on larger requests)

  6)
  SIRVA's acceptance of work and approval to invoice

  7)
  Service Requests documented

6

Schedule A-11.18

OTHER SERVICES

SIRVA Internal Audit Support

11.18  SIRVA Internal Audit Support

SIRVA, in conformance with statutory and business requirements, has established an internal audit function to review the totality of its operations, internal controls, and financial reporting to assure compliance with established standards and practices of the public accounting profession. It is assisted in this function by the engagement of the audit arm of a public accounting firm of notable reputation for ability and integrity.

The IT function—its information systems, processes, and infrastructure—is a critical operating aspect of SIRVA and IT is a key target for many audit procedures. Inasmuch as a majority of the IT function has been outsourced, it is necessary for the outsourced services providers to cooperate with SIRVA in its internal audit process. This schedule defines the roles of and requirements upon ACS and Covansys in support of the internal audit process.

Definitions

Baseline Services—the scope of services which includes all those services provided by existing SIRVA IT staff at the time of their employment transition to Covansys or ACS.

Internal Controls—those processes, business rules, organizational structures, physical facility features, technology tools, services, etc. that are required to protect SIRVA operations and its operating integrity from all conceivable threats and compromise. It is concerned with such IT matters as:

  •
  Physical security of vital facilities, equipment, software, and data

  •
  Access security of data, information systems, and facilities

  •
  Segregation of duties to mitigate conflict-of-interest risks or defalcation

  •
  Audit trails to assure all transactions of the business are duly authorized in accordance with company policy

  •
  Change control

  •
  Business continuity support (a.k.a. disaster recovery planning)

  •
  Information confidentiality protection

  •
  Systems reliability and efficiency

  •
  Consistency of information processing in accordance with sound business rules and statutory and regulatory requirements

  •
  Verification of the soundness of accounting procedures and of the financial reporting of the company

Roles and Responsibilities

SIRVA—shall be responsible for the conduct of internal audit procedures, including internal controls.

Covansys—shall support the SIRVA internal audit process as a baseline service it provides to SIRVA.

ACS—shall support the SIRVA internal audit process as a baseline service it provides to SIRVA.

1

Implementation

1.
Prior to the conduct of an internal controls review, representatives of the SIRVA Internal Audit Department will meet with ACS, Covansys and SIRVA IT management to plan the scope of the audit and to plan each party's participation requirements.

2.
ACS and Covansys will provide reasonable support to the SIRVA Internal Audit Department and its external auditors, as required by SIRVA from time-to-time throughout the year, in the testing of internal controls. This may require the installation of certain software and enabling access to resources managed by ACS or Covansys.

3.
ACS and Covansys will respond to internal audit reports that demonstrate internal control deficiencies related to the services they provide. The responses will be prepared in a timely fashion and in accordance with SIRVA's internal audit guidelines to define an appropriate remedy.

4.
In addition to planned, periodic internal control reviews, ACS and Covansys will support any emergency audits that may be required from time-to-time.

5.
ACS and Covansys will support the audit of their own respective internal operating data that bears upon the delivery of services to SIRVA. Predominantly this will include audits of invoices and service levels.

6.
ACS and Covansys will cooperate with SIRVA to coordinate their respective audit processes in order to eliminate the duplication of work effort in the audit process.

2

Schedule A-11.19

OTHER SERVICES

Customer Satisfaction Surveys

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule A-11.20

OTHER SERVICES

Project Management Office Services

11.20  Project Management Office

Covansys will provide Project Management Office services to SIRVA as part of this Agreement. SIRVA and ACS will support Covansys in PMO activities as defined in an approved Statement of Work (SOW).

Definitions

Project Management Office (PMO): the function that provides common technology resources, tools, methodology, and services utilized across multiple projects. Technology resources commonly are such things as standards, documentation repository, and project management and project accounting support.

Roles and Responsibilities

Covansys—is responsible for implementing the Project Management Office.

ACS—will assist and support Covansys in all PMO related activities.

SIRVA—will assist and support Covansys in all PMO related activities.

Implementation

The Project Management Office will be responsible for:

  •
  Providing project management services for activities relating to the PMO;

  •
  Providing primary support for the project administration process; this area will include time tracking & report administration as well as PROMPT reporting and administration;

  •
  Maintaining the Operating Level Agreements;

  •
  Facilitating Standards and Policies process and documenting, distributing, and maintaining results;

  •
  Implementing meaningful metrics and producing performance reports via Productivity and Management Tools as defined in Schedule O;

  •
  Coordinating closely with AD/M teams on prioritization, preventing "collisions" across projects, enforcing process, and implementing meaningful project communication.

  •
  Implementing enterprise-level tools such as project management system, methodology and life-cycle processes, standards and guidelines, and a library of reusable elements;

  •
  Monitoring and reporting on financial and human resource allocations as they relate to approved spend plans and project plans;

  •
  Developing appropriate communication vehicles for all audiences to educate on IT activities, progress, processes, policies, standards and procedures, etc.

1

Schedule A-12

A-12.0 Security Services—Information Security

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule B-1

Service Levels

to

Agreement for Outsourcing Services

1

Schedule B

Service Levels

TO			1
1.	GENERAL PROVISIONS
	1.1	General
	1.2	Definitions
	1.3	Attachments
	1.4	Performance of the Services
	1.5	Commencement of Obligations
	1.6	Establishing Expected Service Levels and Required Service Levels for Critical Service Levels
	1.7	Cooperation
	1.8	Measuring and Monitoring Tools
2.	CRITICAL SERVICE LEVELS
3.	KEY MEASUREMENTS
4.	REPORTING
5.	SERVICE LEVEL CREDITS
	5.1	Calculation
	5.2	Multiple Required Service Level Defaults, the At Risk Amount, Notification, Reporting and Invoicing
	5.3	Sample Calculation
	5.4	Additions and Deletions of Key Measurements
	5.5	Additions, Modifications and Deletions of Critical Service Levels
6.	PERFORMANCE INCENTIVE
7.	MISCELLANEOUS
	7.1	Times
	7.2	Single Incident / Multiple Defaults
	7.3	Exclusions
	7.4	Excused Performance
8.	SERVICE LEVEL DETAILS—APPLICATIONS AVAILABILITY
	8.1	Critical Applications Availability
9.	SERVICE LEVEL DETAILS—MAINFRAME
	9.1	Mainframe Environment Availability
	9.2	Mainframe Response Time
	9.3	Production Batch Job Failure
10.	SERVICE LEVEL DETAILS—MIDRANGE AND SERVERS
	10.1	Midrange Availability (servers within the "Midrange" baseline count)
	10.2	Server Availability
11.	SERVICE LEVEL DETAILS—HELP DESK
	11.1	Help Desk Speed to Answer
12.	SERVICE LEVEL DETAILS—DESKTOP AND PROBLEM MANAGEMENT
	12.1	Severity 1 and 2 Problems Bypassed
	12.2	Desktop Workstation Service Levels
	12.3	LAN and Network Service Levels

        [**]

        [**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

			Monday		Tuesday-Friday		Saturday		Sunday
			Scheduled Service Level		Scheduled Service Level		Scheduled Service Level		Scheduled Service Level
CRITICAL RESOURCE	DESCRIPTION	APPLICATION	Available By	Available Until	Available By	Available Until	Available By	Available Until	Available By	Available Until

[**]

[**] The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

Schedule B Attachment SLA2

2

Schedule B-2

Service Levels

to

Agreement for Outsourcing Services

1

Schedule B

Service Levels

TO			1
1.	GENERAL PROVISIONS
	1.1	General
	1.2	Definitions
	1.3	Attachments
	1.4	Performance of the Services—Staged approach
	1.5	Assessment Services
	1.6	Commencement of Obligations
	1.7	Measuring and Monitoring Tools
2.	CRITICAL SERVICE LEVELS
3.	KEY MEASUREMENTS
4.	REPORTING
5.	SERVICE LEVEL CREDITS
	5.1	Overview
	5.2	Corrective Action
	5.3	Calculation
	5.4	Multiple Required Service Level Defaults, the At Risk Amount, Notification, Reporting and Invoicing
	5.5	Sample Calculation
	5.6	Additions and Deletions of Key Measurements
	5.7	Additions, Modifications and Deletions of Critical Service Levels
6.	PERFORMANCE INCENTIVE
	6.1	Sample Calculation
7.	SERVICE LEVEL REPORTING
	7.1	Skill-Day Equivalent (SDEs)—Critical Service Level
	7.2	Full-Time Equivalent (FTEs)—Critical Service Level
	7.3	Responsiveness to Reported Problems—Critical Service Level
	7.4	Billing Timeliness—Critical Service Level
	7.5	Billing Accuracy—Critical Service Level
	7.6	Resolution to Reported Problems—Key Measurement
	7.7	SOW Timeliness of Delivery—Key Measurement
	7.8	SOW Effort of Delivery—Key Measurement
	7.9	SOW Quality of Delivery—Key Measurement
	7.10	Customer Satisfaction—Key Measurement
	7.11	Employee Retention—Key Measurement
	7.12	Transition Plan Milestones Achievement—Key Measurement
	8.	Phase 2 and 3 Employee Transition Plan
9.	MISCELLANEOUS
	9.1	Single Incident / Multiple Defaults
	9.2	Excused Performance

        [**]

        [**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

B-2 Attachment SLA - 1 Service Levels and Key Measurements

Critical Service Levels	Expected Service Level	Required Service Level	Service Level Allocation %	Report Supplied to SIRVA Eff Date + Months	Measurement data created Eff Date + Months	Responsible for Measurement Eff Date + Months
[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

Schedule B-2 Attachment SLA-1

1

B-2 Attachment SLA-2 Other Reports

Other Reports

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

Schedule B-2 Attachment SLA-2

1

B-2 Attachment SLA-3 Problem Response/Resolution

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

Schedule B-2 Attachment SLA-3

1

Schedule C-1

ACS Services Pricing

to

AGREEMENT FOR OUTSOURCING SERVICES

Between:

SIRVA,

COVANSYS

and

AFFILIATED COMPUTER SERVICES, INC.

Schedule C-1

"ACS Services Pricing"

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

2

Schedule C-2

COVANSYS

Charges, Measures of Utilization and Financial Responsibilities

1.0 Introduction

        This Schedule C-2 outlines:

  1.
  The Fees payable by SIRVA to COVANSYS for the Application Development and Maintenance (AD/M) Services described in Schedule A-10;

  2.
  The Resources covered by such Fees;

  3.
  The pricing methodologies applicable to the Application Development and Maintenance (AD/M) Services.

        [**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule C-11.2

Benchmarking

to

Information Technology
Outsourcing Agreement

Between:

SIRVA

and

Affiliated Computer Services, Inc.

SCHEDULE C-11.2

Benchmarking Firms, Benchmarking Procedures and Methodologies

        [**]

[**]:  The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

2

Schedule D

KEY VENDOR CONSORTIUM POSITIONS

Summary

        This schedule defines the key Vendor Consortium positions for the provision and management of contracted outsourcing services to SIRVA. The schedule is divided into two sections:

1.
Account Management Structure which defines the organizational structure of Covansys and ACS in providing the overall governance of their combined service delivery organization.

2.
Other Listed Employees which identifies certain employees transferred from SIRVA under this Agreement. These employees are deemed to have critical and unique knowledge of SIRVA's IT infrastructure, software, or business.

Account Management Structure

        The description of the individual roles and responsibilities provides a scope limited to the SIRVA perspective while recognizing that the individuals may have a larger scope of internal or external duties that are not covered here (e.g. the broader scope of the VP of Outsourcing Delivery job is not covered here but only those activities that pertain to SIRVA).

Definitions

Vendor Consortium—the relationship of Covansys and ACS in the provision of outsourcing services to SIRVA under this Agreement. Covansys' and ACS' responsibilities are governed by a separate agreement between Covansys and ACS.

PMO—Project Management Office—the function, which provides common technology resources, tools, methodology, and services, utilized across multiple projects. Technology resources commonly are such things as standards, documentation repository, and project management and project accounting support.

1

Schedule D

KEY VENDOR CONSORTIUM POSITIONS

Roles and Responsibilities

Covansys Positions

  •
  VP Outsourcing Delivery—bears senior management-level responsibility within the Covansys organization for all services provided by the Vendor Consortium under this Agreement. Is not assigned full-time to SIRVA. Primary role is in the arbitration of disputes, periodic quality assurance reviews, and annual review of contract issues.

  •
  Account Executive—bears full responsibility for the delivery of all services provided by the Vendor Consortium under this Agreement. May not be assigned full-time to SIRVA. Has overall responsibility to SIRVA and is located in Chicago area facility of SIRVA. Manages the SIRVA relationship and handles all liaison between SIRVA and Vendor Consortium personnel. Performs the overall management and coordination of Vendor Consortium activities and plans. Reports to the VP of Outsourcing. Works collaboratively with SIRVA management to drive customer satisfaction. Performs a quality assurance role.

  •
  PMO Director—provides functional direction to the PMO Controller. Has dotted line responsibility to the Account Executive, direct line responsibility to the VP of Outsourcing. Advises in all activities and matters relating to the Project Management Office including best practices, tools, methodology, and mentoring/consultative support. This is a Covansys corporate staff position that is not assigned full-time to SIRVA.

  •
  AD/M Manager—bears full responsibility for the delivery of all applications development and maintenance (AD/M) services under this Agreement. Is assigned full-time to SIRVA. Has a strong tactical orientation towards delivery. Performs critical resource selection and staff assignments across multiple projects and venues. Closely monitors all projects. Reviews work products of Covansys staff. Has strong liaison with the SIRVA business unit CIOs and their subordinate managers. Reports to the Account Executive.

  •
  Site Managers—bear full responsibility for the functions (e.g. support, development, testing) of all applications development and maintenance (AD/M) services under this Agreement and identified in application and/or project SOWs in their respective venues (Chicago, Fort Wayne and Chennai, India). Assigned full-time to SIRVA. Have a strong tactical orientation towards delivery. Directly supervise the Covansys AD/M staff at their respective sites or other sites if applicable to project work. Closely monitor all projects. Review work products. Liaise with the SIRVA business unit CIOs and their subordinate managers. Liaise with SIRVA business sponsors of IT work products, if required. Report to the AD/M Manager. Participate in skills assessment and employee evaluation decisions on shared projects.

  •
  PMO Controller—provides PMO functions in support of all Vendor Consortium projects at all sites. Provides key input to the invoicing and invoice reconciliation processes of Vendor Consortium and SIRVA respectively. Gathers key SLA data. Supports governance meetings between Vendor Consortium and SIRVA with reports. Assigned full-time to SIRVA; reports to the Covansys Account Executive with a dotted line reporting relationship to the AD/M Manager.

2

Schedule D

KEY VENDOR CONSORTIUM POSITIONS

[**]

ACS Positions

  •
  Executive Account Manager—bears full responsibility for all services provided by ACS. Works closely with the Covansys Account Executive and other team members in all aspects of the relationship. The Executive Account Manager has the authorization to effect change and obligate ACS to financial and service responsibility. Works collaboratively with other team members to drive customer satisfaction.

  •
  Service Delivery Manager—bears full responsibility for day-to-day service delivery. Works closely with all ACS delivery functions to ensure service level attainment. Responsible for problem tracking, change management, and all other service functions.

  •
  Site Managers—bear responsibility for the on-site ACS support functions in Fort Wayne and Chicago respectively. Work closely with end users, other team members, and all ACS support functions. Drive emphasis on delivery and customer satisfaction.

  •
  [**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

3

Schedule E - 1

Affected Employees + Listed Employees

        I. TERMS AND CONDITIONS GOVERNING TRANSFERRED EMPLOYEES

A. The terms and conditions for Affected Employees and those Listed Employees who are hired by ACS or COVANSYS (collectively referred to as 'Transferred Employees'), shall be in accordance with each respective Vendor's normal employment policies, subject to the provisions in this Schedule E.

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E - 2

Third Party Providers

LS, SS & MS Application Development

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E - 3

Listed Infrastructure Employees

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E - 4

Affected Employees

LS & SS Apllication Development

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule Eb

Affected Employees and Third Party Providers

MS Application Development

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E-04
Skils Matrix (MS)

[**]

        [**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E-04
Skils Matrix (LS-SS)

[**]

        [**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

2

SCHEDULE E-5

Approved Subcontractors

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E-6

Other Services

Employment of Foreign Nationals

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule E-7

"Other Listed" Employee Retention

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

SCHEDULE F

Existing Third Party Service Contracts

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule G

TERMINATION / EXPIRATION ASSISTANCE

Summary

Beyond the description in section 22.5 of the Agreement, this schedule defines the responsibilities of and processes to be performed by the Vendor Consortium in the event that the Agreement is terminated (for any cause) and SIRVA requests assistance in transfer of the outsourcing services to another party or to an in-house service.

Definitions

Roles and Responsibilities

•
SIRVA—will have the prerogative, in the event of contract termination or expiration, of determining the provider(s) to which the services provided by Covansys and ACS under this contract, will be transferred. SIRVA or its new provider(s) will have the responsibility of project managing the transition from Covansys and ACS to the new provider(s).

•
ACS—will fully cooperate with and assist SIRVA in accomplishing the transition to a new provider. ACS will be compensated by SIRVA for the transition assistance at its normal and customary rates.

•
Covansys—will fully cooperate with and assist SIRVA in accomplishing the transition to a new provider. Covansys will be compensated by SIRVA for the transition assistance at its normal and customary rates.

Implementation

Infrastructure Transition Assistance

ACS will provide services and resources, as SIRVA may request, to assist in the transition of infrastructure services to a new infrastructure provider. All labor will be charged to SIRVA at ACS's normal and customary rates. All other resources will be charged per the Agreement prices unless otherwise noted. Examples of assistance, resources and services to be provided include the following.

1.
ACS will support the transfer of all SIRVA-owned data to the new provider. Such support will comprise such activities as the identification of the SIRVA-owned data and assistance in effecting its transfer. Where the transfer is handled via the transfer of portable, machine-readable medium devices (e.g. magnetic tape cartridges or optical disks) owned by ACS, SIRVA would reimburse ACS at the replacement cost of the subject devices. Where the transfer is handled via a third-party communication network, SIRVA will reimburse ACS for third-party carrier costs for the transfer.

2.
ACS will offer to sell to SIRVA or to SIRVA's provider, at book value, any equipment assets dedicated to providing infrastructure services to SIRVA under this Agreement. If the equipment is leased from a third party, ACS will assist in the lease transfer to SIRVA or to SIRVA's new provider. The cost of such transfer will be the financial responsibility of SIRVA.

3.
ACS will assist in the transfer of any system software product licenses or agreements that SIRVA may require unless that software license or agreement is not transferable or encompasses broader usage than SIRVA's. The cost of such transfer will be the financial responsibility of SIRVA.

4.
ACS will assist in the transfer of any third-party service agreements (e.g. maintenance contracts) that SIRVA may require unless that agreement is not transferable or encompasses broader usage than SIRVA's. The cost of such transfer will be the financial responsibility of SIRVA

15

5.
ACS recognizes that a significant amount of time may be required to separate SIRVA's requirements from its overall network infrastructure. In consequence, ACS will assist SIRVA in continuing to utilize that portion of the ACS network as SIRVA may require for a period of up to two years or assist in communications carrier negotiations in order to provide continuity of network services. SIRVA will reimburse ACS for any expenses incurred in its behalf in this process.

6.
ACS and SIRVA will jointly identify key personnel who have been principally dedicated to SIRVA service delivery for the past six months. ACS will allow SIRVA to recruit these identified personnel. SIRVA recognizes that the subject ACS employees may elect to continue employment with ACS and that ACS may not compel such transfer. ACS agrees to not interfere with SIRVA's recruitment activities of the identified personnel.

7.
ACS will transfer to SIRVA or to SIRVA's provider all SIRVA-related systems software-related and technical architecture-related documentation in its possession.

Applications Transition Assistance

Covansys will provide services and resources, as SIRVA may request, to assist in the transition of application development and maintenance services to a new provider. All labor will be charged to SIRVA at Covansys' contracted rates. Examples of assistance and services to be provided include the following.

1.
Covansys will assist in the transfer of any third-party service agreements that SIRVA may require unless that agreement is not transferable or encompasses broader usage than SIRVA's. The cost of such transfer will be the financial responsibility of SIRVA.

2.
Covansys will assist in the knowledge transfer, to SIRVA or to a new provider, of those SIRVA systems and programs for which it has vested knowledge.

3.
Covansys will transfer to SIRVA or to SIRVA's provider all SIRVA-related applications software-related documentation in its possession.

4.
Covansys and SIRVA will jointly identify key personnel who have been principally dedicated to SIRVA service delivery for the past six months. Covansys will allow SIRVA to recruit these identified personnel. SIRVA recognizes that the subject Covansys employees may elect to continue employment with Covansys and that Covansys may not compel such transfer. Covansys agrees to not interfere with SIRVA's recruitment activities of the identified personnel.

16

SCHEDULE H-1

EQUIPMENT

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule H-2

ACS will assume financial responsibility for the hardware maintenance and support of all Sirva existing, in place, IT related hardware as of the "Effective Date" with specific exclusions as detailed below. The in place hardware includes all IT related hardware within the Fort Wayne and Naperville facilities as well as the Sirva remote network sites. The hardware listings contained in this spreadsheet represent a substantial portion of the hardware that is considered in scope of this agreement. The listings are not however meant to be all inclusive—exact numbers, configurations etc will be determined during the baseline evaluation periods for each tower.

Sirva will retain financial responsibility for all desktop related computing equipment (e.g. PCs), desktop and network attached printers, and PDAs.

[**]

Schedule I

TO AGREEMENT FOR OUTSOURCING SERVICES

The following Schedule contains an itemized list of Third Party Software which will be utilized by ACS in providing the ACS Services to SIRVA. [**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

SCHEDULE I

LOGISTICS SOLUTIONS APPLICATIONS SOFTWARE

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

SCHEDULE I

SHARED SERVICES APPLICATIONS SOFTWARE

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

SCHEDULE I

MOVING SERVICES APPLICATIONS SOFTWARE

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule J

FACILITIES MANAGEMENT

Summary

        This schedule defines the SIRVA facility management functions and procedures to be followed by ACS and Covansys employees who are assigned to work at SIRVA sites. Functions include building security, environmental controls, utilities management, space management, property and structure management and maintenance, housekeeping, fire protection, shipping and receiving, office equipment and fixtures, desktop computer equipment, and office support services.

Second, this schedule defines the SIRVA and SIRVA-affiliated locations that are to be serviced by Covansys and ACS under the agreement.

Definitions

Office Area:    All areas within the SIRVA facilities that are not used specifically for housing computer equipment.

Data Center:    for purposes of this Schedule J, the area within the facility used for securing and maintaining computer equipment.

Mechanical Room:    The area within the facility that houses the emergency power backup generator, batteries, and switching mechanism.

Network Closet:    The closets within all of the SIRVA sites used to house the data and voice network infrastructure.

Server Rooms:    The areas within all of the SIRVA sites used to house network equipment and LAN servers.

Building Security:    Management of access to facilities and areas within facilities including security personnel, key locks, electronic locking systems, and identification badges.

Office Equipment:    Telephones, fax machines, photocopiers and network-attached printers. Note that wireless devices (e.g. mobile telephones and pagers) and PDA-genre equipment are excluded from this provision.

Office Furniture and Fixtures:    Work surfaces, storage drawers, shelving, file storage cabinets, movable partitions, related lighting fixtures (all of the foregoing generally in a modular format), and chairs.

Office Supplies:    Includes normal consumable items such as paper, pens, pencils, paperclips, staples, printer cartridges; and normal non-consumable items such as binders, staplers, rulers, scissors, paper punches, etc.

Desktop Computer Equipment:    Desktop personal computers, related software, and printers and other peripheral equipment directly attached to the desktop computers.

Baseline Employees—the employees performing the services provided by existing SIRVA IT staff at the time of their employment transition to Covansys or ACS.

Transition Employees—the employees of Covansys and ACS who are not expected to be permanently resident at SIRVA's Fort Wayne and Chicago area facilities.

1

Roles and Responsibilities

  •
  SIRVA—will have the primary responsibility for facility management at all SIRVA owned or leased facilities. SIRVA will provide or fund office facilities, office equipment, office furniture and fixtures, existing desktop computer equipment, and office support services to Covansys and ACS employees who are assigned to the Fort Wayne or Chicago area facilities of SIRVA.

  •
  ACS—will manage the Data Center as defined in Schedule A, including network closets, and server rooms and will have access to the mechanical room to operate and maintain the emergency backup equipment. ACS employees will comply with SIRVA policies and practices within SIRVA facilities and will assist with office area management and building security as defined and as necessary. Repair or replacement of any damage or loss to the SIRVA facilities or equipment resulting from the abuse, misuse, or negligence of ACS employees shall be the responsibility of ACS.

  •
  Covansys—employees will comply with SIRVA policies and practices within SIRVA facilities and will assist with office area management and building security as defined and as necessary. Repair or replacement of any damage or loss to the SIRVA facilities or equipment resulting from the abuse, misuse, or negligence of Covansys employees shall be the responsibility of Covansys.

Implementation

Building Security

  •
  All SIRVA employees and contracted staff are required to wear SIRVA issued identification badges as may be required.

  •
  Visitors are required to comply with the policies and procedures defined at each location.

  •
  Building and area access is managed by SIRVA at the site where access is required.

  •
  Keys are issued by SIRVA and only as approved by SIRVA management. Keys issued to contracted staff are not to be loaned out and are to be turned in upon termination from the SIRVA account.

  •
  Security/ID badges are issued by SIRVA.

Environmental Controls:

  •
  Except for the Data Center(s), SIRVA staff will maintain the environmental controls including lighting, heating, and cooling.

  •
  Problems are to be reported to the facility management department at each location.

Fire Protection

  •
  Fire protection systems, personnel training, and fire drills will be maintained in accordance with regulations by SIRVA.

  •
  SIRVA will be responsible for maintaining appropriate fire protection systems in all areas of all SIRVA facilities.

  •
  SIRVA will ensure that the necessary event documentation and training is provided for personnel using SIRVA facilities.

  •
  SIRVA building management will schedule and facilitate inspections by insurance companies and fire departments.

2

Utilities:

  •
  SIRVA will provide electricity, telephone services, and water at all SIRVA facilities.

Space Management:

  •
  Allocation of space within SIRVA facilities will be managed by SIRVA. Requests for new space and allocation changes must be approved by the facilities management department. SIRVA will provide office space, of a type and quality consistent with that which it provides to SIRVA employees, to Covansys and ACS employees who are resident at SIRVA's Fort Wayne and Chicago area facilities.

Property and Structure Management and Maintenance:

  •
  SIRVA will maintain SIRVA facilities including the exterior and interior of building structures, parking lots, signage, and landscaping.

  •
  Modifications to any SIRVA property will be requested through and managed by SIRVA.

  •
  SIRVA will be responsible for compliance with building and fire codes.

  •
  SIRVA will maintain plumbing, electrical, and fire protection infrastructures within SIRVA facilities.

Housekeeping:

  •
  SIRVA will provide housekeeping services at all SIRVA facilities.

  •
  All individuals utilizing SIRVA facilities will comply with housekeeping practices and defined procedures.

  •
  ACS will monitor and advise on housekeeping in areas managed by ACS.

  •
  Personal and shared work areas will be maintained in compliance with building and fire codes.

Shipping and Receiving:

  •
  SIRVA will manage outgoing and incoming shipments of supplies, fixtures, and equipment at all SIRVA locations.

  •
  SIRVA will define and publish shipping and receiving policies and procedures for each facility.

  •
  All contracted staff will comply with shipping and receiving policies and procedures defined for each facility.

Office Facilities & Equipment for Baseline Employees

  •
  SIRVA will provide or fund office equipment and office fixtures, of a type and quality consistent with that which it provides to SIRVA employees, for Covansys and ACS Baseline Employees who are resident at SIRVA's Fort Wayne and Chicago area facilities.

  •
  SIRVA will provide or fund desktop computer equipment, of a type and quality consistent with that which it provides to SIRVA employees, for Covansys and ACS Baseline Employees who are resident at SIRVA's Fort Wayne and Chicago area facilities.

3

Office Facilities & Equipment for Transition Employees

  •
  SIRVA will provide or fund office equipment and office fixtures, of a type and quality consistent with that which it provides to SIRVA employees, for Covansys and ACS Transition Employees who are temporarily assigned to SIRVA's Fort Wayne and Chicago area facilities.

  •
  SIRVA will provide or fund, on a best effort basis out of its current inventory, desktop computer equipment, of a type and quality consistent with that which it provides to SIRVA employees, for Covansys and ACS Transition Employees at SIRVA's Fort Wayne and Chicago area facilities.

Office Support Services

  •
  SIRVA will provide fax, video-conference, PBX, voice mail, local and long-distance telephone services, and mail room handling services in the manner consistent with the services provided to SIRVA employees, to Covansys and ACS employees who are resident at SIRVA's Fort Wayne and Chicago area facilities. Long-distance voice, fax, and video-conference services to India that are initiated by Covansys will be charged back to Covansys.

  •
  SIRVA will provide office supplies, of a type and quantity consistent with that which it provides to SIRVA employees, to Covansys and ACS employees who are resident at SIRVA's Fort Wayne and Chicago area facilities.

  •
  SIRVA will provide access to its conference rooms, cafeterias, restrooms, and parking areas, in the manner consistent with the access provided to SIRVA employees, to all Covansys and ACS employees.

Equipment Replacement/Repair Responsibility

  •
  Covansys and ACS shall be responsible for the cost of replacement or repair of any equipment or facility component that is materially damaged (beyond normal wear and tear) by any of its employees through negligence, accident, or willful action.

  •
  Covansys and ACS shall be responsible for the cost of replacement of any equipment assigned to their employees that is stolen from SIRVA facilities due to their employee's negligence.

  •
  Covansys and ACS shall be responsible for the cost of replacement of any portable equipment assigned to their employees that is stolen or lost during the period it is removed from SIRVA facilities.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

4

Schedule K-1

Current Projects by Tower

1.0 Current Projects by Tower

This schedule identifies the current projects, either in process, or identified as future projects, by tower. K-2 identifies the current, active projects. K-3 identifies the anticipated projects. The projects are generally categorized into the three distinct groups, Moving Services, Logistics Solutions and Shared Services.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule K-2

Moving Services

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule K-3

Moving Services

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule L

Transition Plan

1.0 Introduction

This Transition Plan is the document that identifies the major Milestones of the transition activities. Transition identifies those activities that are required to perform an orderly transfer of duties and responsibilities from SIRVA to the Vendor Consortium. It also identifies other processes that need to be either installed or modified in order for the Vendor Consortium to perform to required performance levels for SIRVA. The Transition Plan is intended to be a living document for Phase 1. SIRVA, Covansys, and ACS will review and update the plan over time. This plan is intended to identify only significant Milestones and is not meant to be used for the management of any project. Detailed project plans will be created for each activity of significant size and complexity.

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

TRANSITION
PROJECT PLAN
Attachment L-1

[**]

        [**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule M

LISTED SIRVA COMPETITORS

[**]

[**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule N

POINTS FOR INITIAL TECHNOLOGY PLAN

1.0  Summary

This schedule lists conceptualized projects that should be in SIRVA's Technology Plan for the first cycle of the plan's development following the Effective Date.

[**] [**]: The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule O

PRODUCTIVITY & MANAGEMENT TOOLS

1.0    Summary

This schedule defines the Productivity and Management Tools (Tools) in place at the Effective Date which will be employed at the commencement of this Agreement. Since the business merger bringing the Chicago and Fort Wayne area IT organizations together, one of the incomplete tasks is the merger of such Tools. Distinctive, well-entrenched Tools for various IT environments exist for both locations. At the commencement of the outsourcing agreement it will be necessary to continue the distinctive processes at their respective venues.

The Parties intend that Covansys and ACS will significantly enhance delivery of services through the life of the agreement by introducing best practice Tools into the SIRVA IT environment with the encouragement of and participation by SIRVA's IT management.

This section further defines the financial responsibilities of the Parties with respect to the implementation of such Tools.

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule P: Insurance Coverages

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule Q

SIRVA's BUSINESS CONTINUITY PLAN

Summary

        Whereas SIRVA does have an IT Disaster Recovery Plan, that plan does not cover the broader scope of an overall Business Continuity Plan (BCP). The BCP creation process requires a concerted effort by all operating units and supporting functional groups of the business. In essence, it requires a large-scale effort that is beyond the scope of the company(I)s IT function solely to develop. SIRVA(I)s IT Disaster Recovery Plan is the first element of SIRVA(I)s BCP. SIRVA intends to develop a BCP over a period of time.

[**]

[**]:    The Confidential Portion has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the Commission.

1

Schedule R

To address efficiently and definitively those controversies or disputes arising under the Agreement ("disputes") subject to arbitration under Section 21.2(a) or otherwise under the Agreement, the parties provide for retaining an arbitrator as follows:

(i)    Selection of Arbitrator. Within ten days of the Effective Date, the Parties shall request that the CPR Institute for Dispute Resolution ("CPR"), www.cpradr.org, furnish a list of five possible arbitrators from the CPR Panels of Distinguished Neutrals. Each such candidate shall have substantial experience in the area of information technology within the moving services, logistics or relocation industries. CPR will provide the resumes and hourly rates of the potential arbitrators to each Party. Before proposing any arbitrator candidate, CPR will require the candidate to disclose any circumstances known to him or her that would cause reasonable doubt regarding the candidate's impartiality. Each Party shall have fifteen days to reject two of the proposed arbitrators. If only one individual has not been so rejected, he or she shall serve as the designated retained arbitrator; if two or more individuals have not been so rejected, CPR shall select the arbitrator from those individuals.

(ii)    Time of the Essence. Because the Parties want to resolve disputes immediately, the designated arbitrator will keep abreast of the most current iterations of the Agreement, including Schedules and SOWs, and be available on reasonable notice.

(iii)    Replacement of Arbitrator. Should the designated arbitrator refuse or be unable to proceed with an arbitration proceeding, such arbitrator shall be replaced by an arbitrator selected from the other four arbitrators originally proposed by CPR and not rejected by the Parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described in paragraph (i) above. The alternative arbitrator so selected will then become the designated retained arbitrator under this Schedule. If an arbitrator is replaced pursuant to this paragraph before rendering adecision in a pending arbitration proceeding, then a rehearing shall take place before the replacement arbitrator.

(iv)    Compensation. The arbitrator's compensation—including a fee for being available—will be determined before appointment. Such compensation, and any other joint costs of the arbitration processes not particular to a Party, e.g., renting hearing space and the arbitrator's travel, will be shared equally by the parties. The parties and the arbitrator will enter into a retention agreement, which will substantially incorporate the terms of Section 21.2(a) of the Agreement and this Schedule.

(v)    Mediation. Where agreed upon by the Parties, the Parties may request the designated arbitrator to conduct non-binding mediation of disputes not otherwise subject to arbitration under the Agreement.

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Table of Contents
AGREEMENT FOR OUTSOURCING SERVICES
Schedule A-1 Description of Services
to Agreement for Outsourcing Services
Schedule A Description of Services
DEFINITIONS GLOSSARY
SCHEDULE A-10 APPLICATION DEVELOPMENT AND MAINTENANCE SERVICES
Schedule A-11.1 OTHER SERVICES Change Management
Schedule A-11.3 OTHER SERVICES
Service Request Management
Schedule A-11.4 OTHER SERVICES
Management Support and Advice
Schedule A-11.5 OTHER SERVICES
Training and Education
Schedule A-11.6 OTHER SERVICES Invoicing
Schedule A-11.7
OTHER SERVICES Documentation
Schedule A-11.8 OTHER SERVICES Records Retention
Schedule A-11.10 OTHER SERVICES Compliance With Laws and Regulations
Schedule A-11.11
OTHER SERVICES Acquisitions
Schedule A-11.12
OTHER SERVICES Divestitures
Schedule A-11.13
OTHER SERVICES Agent Migration and Conversion
Schedule A-11.15 OTHER SERVICES Personnel Assignment Procedures
Schedule A-11.16 OTHER SERVICES IT Strategic Planning
Schedule A-11.17 OTHER SERVICES Governance
Schedule A-11.18 OTHER SERVICES SIRVA Internal Audit Support
Schedule A-11.19 OTHER SERVICES Customer Satisfaction Surveys
Schedule A-11.20 OTHER SERVICES Project Management Office Services
Schedule A-12
Schedule B-1 Service Levels to Agreement for Outsourcing Services
Schedule B Service Levels
Schedule B-2 Service Levels to Agreement for Outsourcing Services
Schedule B Service Levels
Schedule C-1 ACS Services Pricing to AGREEMENT FOR OUTSOURCING SERVICES Between: SIRVA, COVANSYS and AFFILIATED COMPUTER SERVICES, INC.
Schedule C-1 "ACS Services Pricing"
Schedule C-2 COVANSYS Charges, Measures of Utilization and Financial Responsibilities
Schedule C-11.2 Benchmarking to Information Technology Outsourcing Agreement Between: SIRVA and Affiliated Computer Services, Inc.
SCHEDULE C-11.2 Benchmarking Firms, Benchmarking Procedures and Methodologies
Schedule D KEY VENDOR CONSORTIUM POSITIONS
Schedule D KEY VENDOR CONSORTIUM POSITIONS
Schedule D KEY VENDOR CONSORTIUM POSITIONS
Schedule E - 1 Affected Employees + Listed Employees
Schedule E - 2 Third Party Providers LS, SS & MS Application Development
Schedule E - 3 Listed Infrastructure Employees
Schedule E - 4 Affected Employees LS & SS Apllication Development
Schedule Eb Affected Employees and Third Party Providers MS Application Development
Schedule E-04 Skils Matrix (MS)
Schedule E-04 Skils Matrix (LS-SS)
SCHEDULE E-5
Approved Subcontractors
Schedule E-6
Other Services
Employment of Foreign Nationals
Schedule E-7
"Other Listed" Employee Retention
SCHEDULE F
Existing Third Party Service Contracts
Schedule G TERMINATION / EXPIRATION ASSISTANCE
SCHEDULE H-1
EQUIPMENT
Schedule H-2
Schedule I
TO AGREEMENT FOR OUTSOURCING SERVICES
SCHEDULE I LOGISTICS SOLUTIONS APPLICATIONS SOFTWARE
SCHEDULE I SHARED SERVICES APPLICATIONS SOFTWARE
SCHEDULE I MOVING SERVICES APPLICATIONS SOFTWARE
Schedule J FACILITIES MANAGEMENT
Schedule K-1 Current Projects by Tower
Schedule K-2 Moving Services
Schedule K-3 Moving Services
Schedule L Transition Plan
TRANSITION PROJECT PLAN Attachment L-1
Schedule M LISTED SIRVA COMPETITORS
Schedule N POINTS FOR INITIAL TECHNOLOGY PLAN
Schedule O PRODUCTIVITY & MANAGEMENT TOOLS
Schedule Q SIRVA's BUSINESS CONTINUITY PLAN
Schedule R